UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CST Brands, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of CST Brands, Inc.
(2)

Aggregate number of securities to which transaction applies: The maximum number of shares of common stock to which this transaction applies is estimated to be 77,801,962, which consists of (A) 75,686,590 shares of common stock issued and outstanding as of September 1, 2016, (B) 1,695,581 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of September 1, 2016 and (C) 419,791 shares of common stock underlying restricted stock units outstanding as of September 1, 2016.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value was determined based upon the sum of: (A) 75,686,590 shares of common stock multiplied by the merger consideration of $48.53 per share; (B) 1,695,581 shares issuable upon options to purchase shares of common stock multiplied by $11.42 (the difference between the merger consideration of $48.53 and the weighted average exercise price of such options of $37.11); and (C) 419,791 shares of common stock underlying restricted stock units multiplied by the merger consideration of $48.53 per share.

	(4)	Proposed maximum aggregate value of transaction: $3,712,806,204.95
	(5)	Total fee paid: $373,879.58

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CST BRANDS, INC.

19500 Bulverde Road, Suite 100

San Antonio, Texas 78259

(210) 692-5000

[                     ]

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders of CST Brands, Inc., a Delaware corporation (which we refer to as “CST,” the “Company,” “we,” “our” or “us”), which we will hold at [                    ], on [                    ], [                    ], at [                    ] local time. We refer to such meeting, including any adjournment or postponement thereof, as the “special meeting.”

At the special meeting, CST stockholders will be asked to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger (which, as it may be amended from time to time, we refer to as the “merger agreement”), dated as of August 21, 2016, by and among CST, Circle K Stores Inc., a Texas corporation (which we refer to as “Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Circle K (which we refer to as “Merger Sub”), pursuant to which Merger Sub will be merged with and into CST (which we refer to as the “merger”); (2) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger; and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. Circle K is an indirect wholly owned subsidiary of Alimentation Couche-Tard Inc. If the merger agreement is adopted and the merger is completed, CST will become an indirect wholly owned subsidiary of Circle K, and, at the effective time, each share of CST common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by CST as treasury stock and shares owned by Circle K or Merger Sub, or any of the subsidiaries of CST, Circle K or Merger Sub, and any dissenting shares for which appraisal rights have been properly exercised in accordance with Delaware law and not withdrawn or lost) will be cancelled and converted into the right to receive the merger consideration of $48.53 per share in cash, without interest.

The CST board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are advisable and in the best interests of CST and its stockholders and resolved to recommend that CST stockholders vote in favor of the adoption of the merger agreement.

Accordingly, the CST board of directors unanimously recommends that the stockholders of CST vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of CST common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of CST common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about CST from documents we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free, at (888) 750-5834.

Thank you for your continued support.

Sincerely,

Kimberly S. Lubel

Chairman of the Board, Chief Executive Officer

and President, CST Brands, Inc.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This document is dated [                    ] and is first being mailed to stockholders on or about [                    ].

CST BRANDS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[                     ]

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of CST Brands, Inc., a Delaware corporation (which we refer to as “CST,” the “Company,” “we,” “our” or “us”), will be held at [                    ], on [                    ], [                    ], at [                    ] local time (we refer to such meeting, including any adjournment or postponement thereof, as the “special meeting”), to consider and vote upon the following proposals:

1.

To adopt the Agreement and Plan of Merger, dated as of August 21, 2016 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among CST, Circle K Stores Inc., a Texas corporation (which we refer to as “Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Circle K (which we refer to as “Merger Sub”), pursuant to which Merger Sub will be merged with and into CST (which we refer to as the “merger”), and upon the merger becoming effective each outstanding share of CST common stock, par value $0.01 per share (other than shares owned by CST as treasury stock and shares owned by Circle K or Merger Sub, or any of the subsidiaries of CST, Circle K or Merger Sub, and any dissenting shares for which appraisal rights have been properly exercised in accordance with Delaware law and not withdrawn or lost), will be converted into the right to receive $48.53 in cash, without interest, as described in the accompanying proxy statement;

2.	To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger; and

3.

To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

The CST board of directors has fixed the close of business on [                    ] as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Attendance at the special meeting will be limited to CST stockholders as of the close of business on the record date or their authorized representatives. You must present valid photo identification and proof of ownership of CST common stock for admittance. Please refer to the section entitled “The Special Meeting – Date, Time and Place of the Special Meeting” for further information.

The CST board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are advisable and in the best interests of CST and its stockholders and resolved to recommend that CST stockholders vote in favor of the adoption of the merger agreement.

Accordingly, the CST board of directors unanimously recommends that the stockholders of CST vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Your vote is important, regardless of the number of shares of CST common stock you own. The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of CST common stock entitled to vote at the special meeting is a condition to the completion of the merger. Each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of holders of a majority of the shares of CST common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon.

If you hold your shares of record (i.e., your name appears on the registered books of CST), we request that you vote your shares by proxy, even if you plan to attend the special meeting in person. To vote your shares by proxy, you should complete, sign, date and return the enclosed proxy in the enclosed postage-paid envelope or submit your proxy by either telephone or on the internet by following the instructions on the enclosed proxy card, thereby ensuring that your shares of common stock will be represented at the special meeting if you are unable to attend. In-person attendance at the special meeting does not by itself constitute a vote.

If you hold your shares in “street name” (i.e., you own your shares beneficially in the name of a stock brokerage account or by a bank, trust or other nominee), we request that you provide your broker, bank or other nominee with instructions on how you would like it to vote your shares using the enclosed voting instruction form it provided to you. If you as the street name holder do not provide timely instructions, the broker, bank or other nominee will not have the authority to vote on any of the proposals on your behalf. Therefore, unless you attend the special meeting in person with a properly executed legal proxy obtained from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of CST common stock not being present at the meeting and not being voted on any of the proposals. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the special meeting.

Your proxy card will count as a “vote” if you sign, date and return your proxy card without indicating how you wish to vote on a proposal. In this case your proxy will be voted (1) “FOR” the adoption of the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

If you fail to vote (including if you fail to instruct your broker, bank or other nominee how you wish to vote), the effect will be that your shares of CST common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and such failure will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of CST as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section entitled “Appraisal Rights.”

You may revoke your proxy by following the procedures outlined in the accompanying proxy statement.

Before voting your shares, we urge you to read the entire document carefully, including its annexes and the documents incorporated by reference in the document.

By order of the CST board of directors,

Gérard J. Sonnier

Senior Vice President, General

Counsel and Corporate Secretary

San Antonio, Texas

[                     ]

CST BRANDS, INC. – Proxy Statement    i

ii    CST BRANDS, INC. – Proxy Statement

SUMMARY

This summary highlights selected information contained in this document, including with respect to the merger agreement and the merger. We encourage you to read carefully this entire document, its annexes and the documents referred to or incorporated by reference in this document, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this document without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”

The Companies (page 15)

CST Brands, Inc.

CST Brands, Inc., referred to as “CST,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. CST is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs over 14,000 team members at over 2,000 locations throughout the Southwestern United States, Georgia, Florida, New York and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and prepared fresh food. In the U.S., Corner Stores, Nice N Easy Grocery Shoppes, and Flash Foods stores proudly sell a broad offering of branded and unbranded fuel and proprietary baked goods and fresh food, packaged private label products, U Force energy and sport drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee, proprietary baked goods and fresh food and private label packaged goods. CST also owns 100% of the membership interests in the sole member of the general partner of CrossAmerica Partners LP (which we refer to as “CAPL”), a Delaware master limited partnership and wholesale distributor of fuels, based in Allentown, Pennsylvania.

CST’s principal executive offices are located at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, and its telephone number is 210-692-5000. Additional information about CST is contained in its public filings, which are incorporated by reference herein. See the sections entitled “Where You Can Find Additional Information” and “The Companies – CST Brands, Inc.”

Circle K Stores Inc.

Circle K Stores Inc., referred to as “Circle K,” is a Texas corporation and an indirect wholly owned subsidiary of Alimentation Couche-Tard Inc. (which we refer to as “Couche-Tard”). Couche-Tard is a leader in the Canadian convenience store industry. In the United States, Couche-Tard is the largest independent convenience store operator in terms of number of company-operated stores. In Europe, Couche-Tard is a leader in convenience store and road transportation fuel retail in the Scandinavian countries (Norway, Sweden and Denmark), in the Baltic States (Estonia, Latvia and Lithuania) and in Ireland with an important presence in Poland. Couche-Tard’s principal executive offices are located at 4204 Boulevard Industriel Laval (Québec) H7L 0E3, Canada, and its telephone number is (450) 662-6632.

Circle K directly and indirectly holds the substantial majority of Couche-Tard’s convenience store operating assets in the U.S. Circle K’s principal executive offices are located at 1130 Warner Road, Tempe, Arizona 85284, and its telephone number is (602) 728-8000. See the section entitled “The Companies – Circle K Stores Inc.”

Ultra Acquisition Corp.

Ultra Acquisition Corp., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Circle K that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive offices are located at 1130 Warner Road, Tempe, Arizona 85284, and its telephone number is (602) 728-8000. See the section entitled “The Companies – Ultra Acquisition Corp.”

The Merger (page 21)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of August 21, 2016, by and among CST, Circle K and Merger Sub (which, as it may be amended from time to time, we refer to as the

CST BRANDS, INC. – Proxy Statement    1

“merger agreement”). A copy of the merger agreement is attached as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (which we refer to as the “effective time”), Merger Sub will be merged with and into CST, and each issued and outstanding share of common stock, par value $0.01 per share, of CST (which we refer to as the “CST common stock”) other than shares owned by CST as treasury stock and shares owned by Circle K or Merger Sub, or any of the subsidiaries of CST, Circle K or Merger Sub (we refer to such shares as “cancelled shares”), and any dissenting shares for which appraisal rights have been properly exercised in accordance with Delaware law and not withdrawn or lost (we refer to such shares as “dissenting shares”), will be converted automatically into the right to receive $48.53 in cash, without interest (which we refer to as the “merger consideration”) and subject to any applicable withholding taxes.

Unconditional Guaranty (page 62)

In connection with the execution of the merger agreement, Couche-Tard and CST entered into an unconditional guaranty (which we refer to, as it may be amended or supplemented from time to time, as the “guaranty”). The merger agreement and the guaranty are collectively referred to in this agreement as the “transaction documents.” A copy of the guaranty is attached as Annex B. Couche-Tard, which indirectly owns all of the outstanding equity of Circle K, is the guarantor under the guaranty. Pursuant to the guaranty, Couche-Tard has agreed to absolutely, irrevocably and unconditionally guarantee the full and timely performance and payment when due of each and every obligation of Circle K under the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (page 43)

If you are a U.S. holder (as defined under “The Merger (Proposal 1) – Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of CST common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of CST common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Recommendation of the CST Board of Directors (page 27)

After careful consideration, the CST board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The CST board of directors unanimously recommends that CST stockholders vote “FOR” the proposal to adopt the merger agreement at the special meeting.

Reasons for the Merger (page 27)

For a description of the reasons considered by the CST board of directors in deciding to recommend adoption of the merger agreement, see the sections entitled “The Merger (Proposal 1) – Reasons for the Board of Directors’ Recommendation in Favor of the Merger.”

Regulatory Approvals (page 44)

HSR Clearance. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) and the rules promulgated thereunder, the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (which we refer to as the “Antitrust Division”) and the United States Federal Trade Commission (which we refer to as the “FTC”) and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

Canadian Competition Act Clearance. Completion of the merger is also subject to the receipt of Canadian Competition Act Clearance, which is defined as one of the following having occurred: (i) the issuance of an Advance Ruling Certificate by the Canadian Commissioner of Competition, (ii) the expiration or termination of the applicable waiting period under Section 123 of the Canadian Competition Act, as amended (which we refer to as the “Competition Act”) following CST and Couche-Tard having given the requisite notice of the merger under Section 114 of the Competition Act or (iii) waiver of the requisite notice under Paragraph 113(c) of the Competition Act.

2    CST BRANDS, INC. – Proxy Statement

In connection with the merger, Couche-Tard has also entered into an agreement with Parkland Fuel Corporation (which we refer to as “Parkland”) pursuant to which Couche-Tard has agreed to sell certain Canadian assets of CST after the merger for approximately $750 million. The assets in Canada that would be sold include (i) CST’s Cardlock business, (ii) CST’s Dealer and Commission Agents business, (iii) CST’s Commercial and Home Energy business, (iv) a number of company-operated stores to be determined following the Competition Bureau of Canada’s review of the transaction and (v) CST’s Montréal corporate head office.

Conditions to Completion of the Merger (page 58)

The conditions to each party’s obligations to complete the merger include the following:

•	the adoption of the merger agreement by CST stockholders;

•	the absence of an injunction or law that prohibits or makes illegal the merger;

•	the expiration or termination of the applicable waiting period under the HSR Act and Canadian Competition Act Clearance;

•	the accuracy of the other party’s representations and warranties in the merger agreement, subject to specified materiality standards;

•	the other party’s compliance in all material respects with its covenants under the merger agreement; and

•	in the case of Circle K’s obligations, there having been no material adverse effect with respect to CST.

When the Merger Becomes Effective (page 47)

As of the date of the filing of this document, the parties expect to complete the merger early calendar year 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of CST or Circle K may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Opinion of CST’s Financial Advisor (page 31)

On August 21, 2016, at the meeting of the CST board of directors, Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we refer to as “BofA Merrill Lynch”), CST’s financial advisor, rendered to the CST board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of August 21, 2016 and based upon and subject to the limitations and assumptions set forth therein, the merger consideration to be received in the merger by holders of CST common stock was fair, from a financial point of view, to such holders. The full text of the written opinion, dated August 21, 2016, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to CST’s board of directors (in its capacity as such) for the benefit and use of CST’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to CST or in which CST might engage or as to the underlying business decision of CST to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

CST BRANDS, INC. – Proxy Statement    3

Interests of CST’s Directors and Executive Officers in the Merger (page 38)

In considering the recommendation of the CST board of directors that CST stockholders vote in favor of the adoption of the merger agreement, CST stockholders should be aware that the directors and executive officers of CST have potential interests in the proposed merger that may be different from or in addition to the interests of CST stockholders generally. The CST board of directors was aware of these interests and considered them, among other matters, in making its recommendation that CST’s stockholders vote in favor of the adoption of the merger agreement. These interests include:

•

Any CST stock options, restricted stock awards, restricted stock units and market share units outstanding when the merger agreement was executed that remain outstanding when the merger is completed will vest upon completion of the merger and be settled for the merger consideration (less, for stock options, the exercise price);

•

Any CST restricted stock units granted after the merger agreement was entered into and before completion of the merger will be converted into the right to receive the merger consideration in the same manner as restricted stock units granted earlier, but will remain subject to the vesting terms that applied to the award before completion of the merger;

•	Separation agreements with executive officers provide for severance benefits upon a qualifying termination of employment;

•	The CAPL Executive Income Continuity Plan provides participants (including certain CST executive officers) with severance benefits upon a qualifying termination of employment; and

•	CST’s directors and executive officers are entitled to continued indemnification and insurance coverage after the merger is completed.

For a more complete description of these interests, see “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger.”

Termination (page 58)

The merger agreement may be terminated:

•	by the mutual written consent of CST and Circle K;

•	by either CST or Circle K, if (subject to certain limitations):

•	the merger has not occurred on or before May 22, 2017 (subject to one three-month extension in certain circumstances to August 22, 2017);

•	a governmental entity has issued a final and nonappealable order, that permanently prohibits the merger or makes the merger illegal;

•

there is a breach by the non-terminating party of the merger agreement such that certain closing conditions would not be satisfied, that cannot be cured or if capable of being cured, has not been cured within 30 business days; or

•	if the requisite vote of CST stockholders has not been obtained at the special meeting; or

•	by Circle K, if:

•	the CST board of directors has changed its recommendation to CST stockholders;

•	CST has breached in any material respect the non-solicitation provision in the merger agreement, described in the section entitled “The Merger Agreement – Alternative Proposals; No Solicitation”; or

•

the CST board of directors fails to reaffirm (publicly, if so requested by Circle K in writing) its recommendation in favor of the merger within 10 business days after the date that any alternative proposal (or material modification) or material development is first publicly disclosed; or

•	by CST:

•

to enter into a definitive agreement relating to a superior proposal (see “The Merger Agreement – Alternative Proposals; No Solicitation – Change in Board Recommendation”), provided that the termination fee is paid concurrently with such termination.

4    CST BRANDS, INC. – Proxy Statement

Termination Fee (page 59)

Following termination of the merger agreement under specified circumstances generally relating to a competing transaction, CST may be required to pay Circle K a termination fee of $133 million.

Treatment of CST Equity Awards (page 48)

Stock Options. At the effective time, each option to purchase CST common stock (which we refer to as a “stock option”) that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such option as of the effective time and (2) the excess of the merger consideration over the exercise price.

Restricted Shares. At the effective time, each share of CST common stock granted subject to any vesting or other lapse restrictions pursuant to a CST benefit plan (which we refer to as a “restricted share”) that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration.

Restricted Stock Units. At the effective time, each award of CST restricted stock units (which we refer to as “RSUs”) that is outstanding immediately prior to the effective time, whether vested or unvested, will, if granted prior to the date of the merger agreement, become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration. For purposes of unvested CST market share units (which we refer to as “MSUs”), which are CST RSUs that vest based on performance goals related to the price of CST common stock, in accordance with the award agreements, performance goals will be deemed satisfied under this transaction based on the value of the merger consideration.

At the effective time, each award of RSUs that is granted after the date of the merger agreement that is outstanding as of immediately prior to the effective time will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration, but such award will remain subject to the vesting terms that applied to such award prior to the effective time.

Alternative Proposals; No Solicitation (page 53)

The merger agreement restricts CST’s ability to solicit or engage in discussions or negotiations with a third party regarding competing transactions and CST’s board of directors’ ability to change or withdraw its recommendation in favor of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, CST’s board of directors may respond to unsolicited competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior proposal or withdraw its recommendation in favor of the merger agreement. See “The Merger Agreement – Alternative Proposals; No Solicitation.”

Change in Board Recommendation (page 54)

The CST board of directors unanimously recommends that CST stockholders vote “FOR” the proposal to adopt the merger agreement. Nevertheless, the CST board of directors may (i) make a change of recommendation in response to a material development (as defined in the section entitled “The Merger Agreement – Alternative Proposals; No Solicitation – Change in Board Recommendation”) if CST’s board of directors concludes in good faith, after consultation with outside counsel, that the exercise of its fiduciary duties requires such change of recommendation or (ii) make a change of recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal (as defined in the section entitled “The Merger Agreement – Alternative Proposals; No Solicitation – Receipt of Alternative Proposals”) if CST receives an unsolicited written alternative proposal that the CST board of directors, after consultation with its financial advisors and outside legal counsel, concludes constitutes a superior proposal (taking into account any amendments to the merger agreement committed to in writing by Circle K).

Financing (page 38)

The merger is not conditioned upon receipt of financing by Circle K. We understand that Couche-Tard intends to finance the transaction using available cash, existing credit facilities and a new term loan.

CST BRANDS, INC. – Proxy Statement    5

Appraisal Rights (page 69)

Under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), CST stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this document. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to CST before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL provisions relating to appraisal rights, if you are considering exercising your appraisal rights, you should seek the advice of your own legal counsel. The discussion of appraisal rights contained in this document is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this document as Annex D.

6    CST BRANDS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of CST. Please refer to the more detailed information contained elsewhere in this document, the annexes to this document and the documents referred to or incorporated by reference in this document, which we urge you to read carefully and in their entirety. You may obtain the information incorporated by reference into this document without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this document?

A:

On August 21, 2016, CST entered into a definitive agreement providing for the merger of Merger Sub, an indirect wholly owned subsidiary of Circle K, with and into CST, with CST surviving the merger as an indirect wholly owned subsidiary of Circle K. You are receiving this document in connection with the solicitation of proxies by the CST board of directors in favor of the proposals that CST stockholders adopt the merger agreement and approve the other related proposals to be voted on at the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will be held at [ ], on [ ], at [ ] local time (which we refer to, including any adjournment or postponement thereof, as the “special meeting”).

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of CST common stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were [            ] shares of CST common stock outstanding and entitled to vote at the special meeting, held by [            ] holders of record. Each share of CST common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger; and

•

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Q:	How do I attend the special meeting?

A:

To attend the meeting, you will need to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this document, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date. You must present that proxy, as well as a form of valid photo identification, at the entrance to the meeting.

CST BRANDS, INC. – Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	How many shares are needed to constitute a quorum?

A:

A quorum sufficient to hold the special meeting will be present if holders of record of a majority of the shares of CST common stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Q:	What vote of CST stockholders is required to adopt the merger agreement?

A:

Adoption of the merger agreement requires that stockholders holding a majority of the shares of CST common stock outstanding at the close of business on the record date for the special meeting vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of CST common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, such failure to instruct your nominee will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote of CST stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:

Each of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of holders of a majority of the shares of CST common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon.

An abstention with respect to either proposal will have the same effect as a vote “AGAINST” such proposals, but a failure to vote your shares of CST common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” on such proposals.

Q:	How does the CST board of directors recommend that I vote?

A:	The CST board of directors unanimously recommends that CST stockholders vote:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger; and

•	“FOR” the proposal regarding adjournment of the special meeting.

For a discussion of the factors that the CST board of directors considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger (Proposal 1) – Reasons for the Board of Directors’ Recommendation in Favor of the Merger.” In addition, in considering the recommendation of the CST board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of CST stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger.”

8    CST BRANDS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	How do CST’s directors and officers intend to vote?

A:

We currently expect that CST’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting.

Q:

What will happen if stockholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger?

A:

The inclusion of this proposal is required by the Securities and Exchange Commission rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and is not binding on CST or Circle K. If the merger agreement is adopted by CST stockholders and the merger is completed, the merger-related compensation will be paid to CST’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders do not approve this proposal.

Q:	What do I need to do now? How do I vote my shares of CST common stock?

A:

We urge you to read this entire document carefully, including its annexes and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of CST common stock you own.

We encourage you to vote by proxy even if you plan on attending the special meeting.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. We will give you a ballot when you arrive. If you are not a stockholder of record but instead hold your shares of CST common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of CST common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Attending the meeting in person does not by itself constitute a vote on any proposal.

Voting by Proxy Shares of Common Stock Held by Record Holder

If you do not wish to vote in person or you will not be attending the special meeting, you may vote by proxy using the enclosed proxy card or by voting over the internet or by telephone:

•

To vote over the Internet, go to the web address www.voteproxy.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the internet, please do not mail your proxy card.

•

To vote by telephone, dial 1-800-776-9437 in the United States or 1-718-921-8500 for international callers from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

•

To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice.

If you vote by proxy (regardless of whether you vote over the internet, by telephone or by mail), to be counted your votes must be received by 11:59 p.m., Eastern Time, on [    ].

Your proxy card will count as a “vote” if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted “FOR” such proposal.

CST BRANDS, INC. – Proxy Statement    9

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. An abstention will have the same effect as voting “AGAINST” the other two proposals, but assuming a quorum is present, a failure to vote will not have the effect of either a vote “FOR” or a vote “AGAINST” on the other two proposals.

Voting by Proxy Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” on the other two proposals.

Voting by Proxy Shares of Common Stock Held through CST’s Savings Plans

CST’s savings plans provide that the trustees of the plans will vote the shares of CST common stock that are not directly voted by the participants in the plan. If you hold shares of CST common stock in CST’s savings plans and do not timely vote your shares or specify your voting instructions on your proxy card, the trustees will vote your shares in accordance with the recommendation of the CST board of directors. To allow sufficient time for voting by the trustees, if applicable, your voting instructions must be received by [            ].

For participants in CST’s savings plans, the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in CST’s savings plans. For shares held by CST’s savings plans, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares.

Q:	Can I revoke my proxy?

A:	Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy by:

•	submitting a new proxy card with a later date, which is received by CST prior to the final vote at the special meeting;

•	using the telephone or internet proxy submission procedures described above before the deadlines for voting by telephone or internet;

•	attending the special meeting and voting in person; or

•

delivering a written notice of revocation by mail to CST in care of the Corporate Secretary at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, Attn: Corporate Secretary, which is received by CST prior to the final vote at the special meeting.

Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. If you hold your shares through CST’s savings plan, you should follow the instructions from the trustees of the applicable plan to revoke your prior voting instructions.

Q:	Will my shares of CST common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of CST common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your custodial bank, broker or other financial nominee) than any shares of CST common stock you hold of record, any shares of CST common stock held in “street name” will not be combined for voting purposes with shares of CST common stock you hold of record. Similarly, if you own shares of CST common stock in various registered

10    CST BRANDS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of CST common stock because they are held in a different form of record ownership. Shares of CST common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of CST common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of CST common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of CST common stock are voted.

Q:	What happens if I sell my shares of CST common stock before completion of the merger?

A:

In order to receive the merger consideration, you must hold your shares of CST common stock through completion of the merger. Consequently, if you transfer your shares of CST common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of CST common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of CST common stock evidenced by stock certificates for the merger consideration. If your shares of CST common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of CST common stock held through brokerage firms. Please contact your broker directly if you have any questions or require additional copies of this document. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. For further information, see the section entitled “Multiple Stockholders Sharing One Address.”

Q:	Where can I find more information about CST?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”

CST BRANDS, INC. – Proxy Statement    11

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent and information agent for CST in connection with the merger.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

or

CST Brands, Inc.

Attn: Corporate Secretary

19500 Bulverde Road, Suite 100

San Antonio, Texas 78259

(210) 692-5000

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

12    CST BRANDS, INC. – Proxy Statement

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements made in this document relating to future plans, events, or financial condition or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. Forward-looking statements are likely to address matters such as CST’s, Circle K’s and their respective affiliates’ respective or combined anticipated sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as their pricing and merchandising strategies and their anticipated impact and intentions with respect to acquisitions, the construction of new stores, including additional quick service restaurants, and the remodeling and addition of new equipment and products to existing stores. These forward-looking statements are based on the companies’ current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.

The following factors, among others, could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the inability to complete the transactions contemplated by the merger agreement in a timely manner or at all, including due to the failure to obtain the required stockholder approval or failure to receive necessary governmental or regulatory approvals required to complete the transactions contemplated by the merger agreement;

•	the risk of not fully realizing expected synergies in the timeframe expected or at all;

•

the risk that the proposed transaction disrupts current plans and operations, increases operating costs, results in management distraction and the potential difficulties in maintaining relationships with customers, suppliers and other third parties and employee retention as a result of the announcement and consummation of the proposed transaction;

•	the outcome of any legal proceedings that may be instituted against the companies following announcement of the merger agreement;

•	the possibility that the companies may be adversely affected by other economic, business, capital markets and/or competitive factors;

•	limitations placed on CST’s ability to operate its business under the merger agreement;

•	the ability to enhance operating performance through in-store initiatives, store remodel programs and the addition of new equipment and products to existing stores;

•	fluctuations in domestic and global petroleum and fuel markets;

•	not realizing expected benefits from fuel supply agreements;

•	changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the companies’ markets;

•	the effect of national and regional economic conditions on the convenience store industry and the companies’ markets;

•	the global financial challenges and uncertainty in global economic conditions;

•	wholesale cost increases of, and tax increases on, tobacco products;

•	the effect of regional weather conditions and climate change on customer traffic and spending;

•	legal, technological, political and scientific developments regarding climate change;

•	financial difficulties of suppliers, including the companies’ principal suppliers of fuel and merchandise, and their ability to continue to supply their stores;

•	the companies’ financial leverage and debt covenants;

CST BRANDS, INC. – Proxy Statement    13

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

•	a disruption of IT systems or a failure to protect sensitive customer, employee or vendor data;

•	the ability to identify suitable acquisition targets and to take advantage of expected synergies in connection with acquisitions;

•	the actual operating results of new or acquired stores;

•	the ability to divest non-core assets;

•	environmental risks associated with selling petroleum products;

•	governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws;

•	unanticipated legal and other expenses; and

•	other risks detailed in CST’s filings with the SEC (see the section entitled “Where You Can Find Additional Information”).

Many of the factors that will determine the companies’ future results are beyond their ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. The companies cannot guarantee any future results, levels of activity, performance or achievements.

14    CST BRANDS, INC. – Proxy Statement

THE COMPANIES

THE COMPANIES

CST Brands, Inc.

CST is a Delaware corporation. CST is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs over 14,000 Team Members at over 2,000 locations throughout the Southwestern United States, Georgia, Florida, New York and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and prepared fresh food. In the U.S., Corner Stores, Nice N Easy Grocery Shoppes, and Flash Foods stores proudly sell a broad offering of branded and unbranded fuel and proprietary baked goods and fresh food, packaged private label products, U Force energy and sport drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee, proprietary baked goods and fresh food and private label packaged goods. CST also owns 100% of the membership interests in the sole member of the general partner of CAPL, a master limited partnership and wholesale distributor of fuels, based in Allentown, Pennsylvania. CAPL’s units are traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “CAPL.”

CST’s shares are traded on the NYSE under the symbol “CST.” CST’s principal executive offices are located at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, and its telephone number is (210) 692-5000. A detailed description of CST’s business is contained in CST’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this document. See the section entitled “Where You Can Find Additional Information.”

Circle K Stores Inc.

Circle K is a Texas corporation and an indirect wholly owned subsidiary of Couche-Tard. In connection with the merger agreement and the transactions contemplated thereby, CST and Couche-Tard entered into the Guaranty, pursuant to which Couche-Tard has agreed to guarantee the full and timely performance and payment of Circle K’s obligations under the merger agreement.

Couche-Tard is a leader in the Canadian convenience store industry. In the United States, Couche-Tard is the largest independent convenience store operator in terms of number of company-operated stores. In Europe, Couche-Tard is a leader in convenience store and road transportation fuel retail in the Scandinavian countries (Norway, Sweden and Denmark), in the Baltic States (Estonia, Latvia and Lithuania) and in Ireland with an important presence in Poland. Couche-Tard trades on the Toronto Stock Exchange under the symbol “ATD.B.” Couche-Tard’s principal executive offices are located at 4204 Boulevard Industriel Laval (Québec) H7L 0E3, Canada, and its telephone number is (450) 662-6632.

Circle K directly and indirectly holds the substantial majority of Couche-Tard’s convenience store operating assets in the U.S. Circle K’s principal executive offices are located at 1130 Warner Road, Tempe, Arizona 85284, and its telephone number is (602) 728-8000.

Ultra Acquisition Corp.

Ultra Acquisition Corp., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Circle K that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive offices are located at 1130 Warner Road, Tempe, Arizona 85284, and its telephone number is (602) 728-8000.

CST BRANDS, INC. – Proxy Statement    15

THE SPECIAL MEETING

THE SPECIAL MEETING

We are furnishing this document to CST stockholders as part of the solicitation of proxies by the CST board of directors for use at the special meeting or any adjournment or postponement thereof. This document provides CST stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This document is being furnished to our stockholders as part of the solicitation of proxies by the CST board of directors for use at the special meeting to be held at [            ], on [    ], at [    ] local time, or at any adjournment or postponement thereof.

To attend the meeting, you will need to present valid photo identification, such as a driver’s license or passport, and proof of ownership of CST common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date.

If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date who has obtained an admission ticket. You must present that proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Purposes of the Special Meeting

At the special meeting, CST stockholders will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement, dated as of August 21, 2016, by and among CST, Circle K and Merger Sub, an indirect wholly owned subsidiary of Circle K;

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this document entitled “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger”; and

•

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this document as Annex A, and the material provisions of the merger agreement are described in the section entitled “The Merger Agreement.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either CST or Circle K. Accordingly, if the merger agreement is adopted by CST stockholders and the merger is completed, the merger-related compensation may be paid to CST’s executive officers even if the stockholders fail to approve the executive compensation proposal.

CST does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

This document and the enclosed form of proxy are first being mailed to CST stockholders on or about [    ].

16    CST BRANDS, INC. – Proxy Statement

THE SPECIAL MEETING

Record Date and Quorum

The holders of record of CST common stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, [            ] shares of CST common stock were outstanding.

The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of CST common stock outstanding at the close of business on the record date will constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of CST common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For CST to complete the merger, CST stockholders holding a majority of the shares of CST common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of CST common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of each of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger and the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of shares entitled to vote thereon, present in person or represented by proxy. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” such proposals, but a failure to vote your shares of CST common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” on these proposals.

As of the close of business on the record date, there were [            ] shares of CST common stock outstanding and [    ] record holders. A list of our stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Voting by CST’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of CST were entitled to vote approximately [    ] shares of CST common stock, or approximately [    ]% of the shares of CST common stock issued and outstanding on that date. We currently expect that CST’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although, other than Joseph V. Topper pursuant to the Voting Agreement described below, they have no obligation to do so.

CST entered into a Voting Agreement, dated as of October 1, 2014 (which we refer to as the “Voting Agreement”) with Mr. Topper, Lehigh Gas Corporation, and the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (which we refer to as the “Topper Trust,” together with Mr. Topper and Lehigh Gas Corporation, the “Topper Parties” and each individually, a “Topper Party”), pursuant to which each of the Topper Parties agreed that, among other things, at any meeting of the holders of shares of CST common stock it will vote (or cause to be voted) such Topper Party’s shares in accordance with the recommendations of the CST board of directors.

Voting; Proxies; Revocation

Attendance

All holders of shares of CST common stock as of the close of business on [    ], the record date, including stockholders of record and beneficial owners of CST common stock registered in the “street name” of a broker, bank or other nominee, are

CST BRANDS, INC. – Proxy Statement    17

THE SPECIAL MEETING

invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide valid photo identification, such as a driver’s license or passport, and proof of ownership of CST common stock. If your shares are held in the name of a broker, bank or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined in this document, you will not be admitted to the special meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

If you are not a holder of record as of the record date, you may be admitted to the meeting only if you have a valid legal proxy from a holder of record as of the record date. You must present that proxy, as well as a form of valid photo identification, at the entrance to the meeting.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. We will give you a ballot when you arrive. If you are not a stockholder of record but instead hold your shares of CST common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the meeting in person does not by itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your shares of CST common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

To vote over the Internet, go to the web address www.voteproxy.com and follow the instructions for voting. Have your proxy card available when you access the web page. If you vote over the internet, please do not mail your proxy card.

To vote by telephone, dial 1-800-776-9437 in the United States or 1-718-921-8500 for international callers from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

To vote by mail, mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice.

If you vote by proxy (regardless of whether you vote over the internet, by telephone or by mail), your votes must be received by 11:59 p.m., Eastern Time, on [    ] to be counted.

Your proxy card will count as a “vote” if you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal. In this case, your proxy will be voted “FOR” such proposal.

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. An abstention will have the same effect as voting “AGAINST” the other two proposals, but assuming a quorum is present, a failure to vote will not have the effect of either a vote “FOR” or a vote “AGAINST” on the other two proposals.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposals, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, but, assuming a quorum is present, will not have the effect of either a vote “FOR” or a vote “AGAINST” on the other two proposals.

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THE SPECIAL MEETING

In accordance with the rules of the NYSE, brokers, banks and other nominees that hold shares of CST common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of CST common stock not being present at the meeting and not being voted on any of the proposals. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the special meeting.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy by:

•	submitting a new proxy card with a later date, which is received by CST prior to the final vote at the special meeting;

•	using the telephone or internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to CST;

•	attending the special meeting and voting in person; or

•

delivering a written notice of revocation by mail to CST in care of the Corporate Secretary at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, Attn: Corporate Secretary, which is received by CST prior to the final vote at the special meeting.

Please note that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. If you want to revoke your proxy by mailing a new proxy card to CST or by sending a written notice of revocation to CST, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by CST before the special meeting.

Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. If you hold your shares through CST’s savings plan, you should follow the instructions from the trustees of the applicable plan to revoke your prior voting instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of CST common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. The requisite number of shares to approve the other two proposals is based on the total number of shares represented in person or represented by proxy with respect to such proposals. If you do not vote, such failure to vote will not have the effect of either a vote “FOR” or a vote “AGAINST” on the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the named executive officers of CST in connection with the merger or the proposal regarding adjournment of the special meeting; if you abstain from voting with respect to such proposals, such abstention will have the same effect as a vote “AGAINST” such proposals.

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THE SPECIAL MEETING

Solicitation of Proxies

The CST board of directors is soliciting your proxy, and CST will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of CST’s outstanding CST common stock. CST has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”), a proxy solicitation firm, to assist the CST board of directors in the solicitation of proxies for the special meeting, and we expect to pay Innisfree $25,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the internet by Innisfree or, without additional compensation, by certain of CST’s directors, officers and employees.

Other Information

You should not return your stock certificate or send documents representing CST common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of CST common stock for the merger consideration.

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THE MERGER (PROPOSAL 1)

THE MERGER (PROPOSAL 1)

The description of the merger in this section and elsewhere in this document is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are attached as Annex A and Annex B and are incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the transaction documents carefully and in their entirety.

Certain Effects of the Merger

Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into CST, with CST surviving the merger.

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of CST common stock issued and outstanding immediately before the effective time (other than cancelled shares and dissenting shares) will be converted into the right to receive $48.53 in cash, without interest.

CST common stock is currently registered under the Exchange Act and is quoted on NYSE under the symbol “CST.” As a result of the merger, CST will cease to be a publicly traded company and will be wholly owned by Circle K. Following the consummation of the merger, CST common stock will be delisted from the NYSE and deregistered under the Exchange Act, and CST will no longer be required to file periodic reports with the SEC with respect to CST common stock, in each case in accordance with applicable law, rules and regulations.

Background of the Merger

CST periodically reviews and considers strategic developments and alternatives. To this end, its board of directors from time to time meets with management to discuss company performance and to consider potential strategic initiatives. In the past, these discussions have included management presentations concerning possible transactions, investments, acquisitions, asset financing alternatives and other business initiatives intended to enhance enterprise value and improve stockholder returns. Through this process, CST had developed a strategy of emphasizing merchandise sales relative to fuel sales and, through targeted acquisitions and building of new-to-industry locations, of moving its base store network toward larger stores in relatively attractive geographies, with broader merchandise offerings, to drive improved non-fuel sales and margins, which it believes to be less susceptible to volatility than fuel margins.

In mid-October 2015, Brian Hannasch, President and Chief Executive Officer of Couche-Tard, contacted Kim Lubel, President, Chief Executive Officer and Chairman of CST, and stated that he would be in San Antonio, Texas in the coming days and suggested a meeting. Mr. Hannasch and Ms. Lubel met in San Antonio on October 20, 2015 and discussed various matters concerning the convenience store industry. Mr. Hannasch mentioned potential interest in a combination of CST and Couche-Tard but did not propose a price or any terms, and no specific proposal or offer was made. The next day, the CST board of directors met and was informed of Couche-Tard’s potential interest in a combination.

On October 30, 2015, CST received a letter from Couche-Tard describing a non-binding proposal to acquire 100% of the common stock of CST for a price of between $43.50 and $45.35 per share in cash, subject to due diligence and negotiation of definitive agreements. The board of directors of CST met on November 11, 2015 together with its outside financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as “BofA Merrill Lynch,” and legal advisor, Wachtell, Lipton, Rosen & Katz, which we refer to as “Wachtell Lipton.” Following a review of analyses from management, a review of certain preliminary financial aspects of the proposal from BofA Merrill Lynch, legal advice from Wachtell Lipton and discussion among the participants, the board of directors concluded that Ms. Lubel should communicate to Couche-Tard that it would not be in the best interests of CST or its stockholders to alter its existing strategic plan and pursue the proposed transaction with Couche-Tard. Ms. Lubel communicated this to Mr. Hannasch.

On December 8 and 9, 2015, CST held a regularly scheduled board of directors meeting in San Antonio, Texas attended by certain members of CST’s management to discuss various corporate matters, including Couche-Tard’s unsolicited proposal.

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THE MERGER (PROPOSAL 1)

On December 12, 2015, CST received another letter from Couche-Tard describing a non-binding proposal to acquire CST for $46.80 per share in cash, subject to satisfactory completion of due diligence, negotiation of definitive documents and other conditions. The board of directors of CST met on December 17, 2015, together with BofA Merrill Lynch and Wachtell Lipton, and discussed the non-binding proposal in light of management’s strategic plan. The board of directors re-confirmed its earlier view that Ms. Lubel should communicate to Couche-Tard that it would not be in the best interests of CST or its stockholders to alter its existing strategic plan and pursue the revised non-binding proposal. On December 22, 2015 Ms. Lubel met with Mr. Hannasch in Indianapolis, Indiana and communicated that message to him and indicated that, alternatively, CST would be willing to discuss with Couche-Tard a potential sale of particular CST assets, including certain stores in the western United States and businesses in Canada.

In early January 2016, Mr. Hannasch called Ms. Lubel, stated that Couche-Tard was not interested in pursuing a potential purchase of particular CST assets and increased Couche-Tard’s non-binding proposal for all of CST’s outstanding common stock to $48.50 per share in cash and stated that Couche-Tard was prepared to make public a proposal to acquire CST. The board of directors of CST met in mid-January 2016 together with BofA Merrill Lynch and Wachtell Lipton. The participants discussed Couche-Tard’s latest non-binding proposal, including the merits of responding with an attempt to elicit a higher price from Couche-Tard and the risks of entering into negotiations with a single party based on a non-binding proposal (including the risk that the price level of an initial indication of interest might not in fact ultimately be realized in a definitive agreement reached after due diligence and negotiation of definitive documentation). Following presentations and discussion, the board of directors concluded that Ms. Lubel should inform Couche-Tard that the board of directors was of the view that it would not be in the best interests of CST or its stockholders to alter its existing strategic plan and pursue the revised non-binding proposal; Ms. Lubel responded to Mr. Hannasch accordingly.

In January and February of 2016, representatives of CST met with representatives of a company with a convenience store business (which we refer to as “Company A”), and Ms. Lubel and the CEO of Company A discussed the possibility of the separation of Company A’s convenience store business from its other businesses, which would then be combined via merger with CST’s business.

In mid-January, Ms. Lubel and Hal Adams, President, Retail Operations of CST, met with executives of another company with a convenience store business, and during those discussions it was made clear that such company was not interested in a potential combination with CST.

Around the same time, Ms. Lubel spoke with executives of another industry participant (which we refer to as “Company B”), during which discussion there was a preliminary conversation about the possibility of a transaction between Company B and CST. Company B expressed some initial interest in such a transaction, but no price or terms were discussed, and no specific proposal or offer was made.

In late January 2016, CST entered into a confidentiality agreement with Couche-Tard to enable more specific discussions with Couche-Tard about CST’s business, with a view to the possibility of developing proposed transaction terms that, in the view of the CST board of directors, would be more likely to be attractive to the CST stockholders. To facilitate such discussions, the confidentiality agreement contained a standstill provision of brief duration.

On February 8, 2016, Mr. Hannasch, together with outside legal counsel, met with Ms. Lubel, Alan Schoenbaum, the Lead Director of the CST board of directors, and Gérard Sonnier, Senior Vice President, General Counsel and Corporate Secretary of CST, and orally revised Couche-Tard’s non-binding proposal to $49.00 per share in cash, subject to completion of diligence and negotiation of definitive agreements. Mr. Hannasch indicated that if the offer was not accepted, Couche-Tard would make public a proposal to acquire CST at a lower price after the expiration of the standstill period in the confidentiality agreement.

On February 12, 2016, Ms. Lubel spoke with representatives of a private equity firm (which we refer to as “Sponsor 1”), during which discussion there was a preliminary conversation about the possibility of an investment or acquisition of CST by Sponsor 1. Sponsor 1 expressed some initial interest in such an investment or acquisition, but no price or terms were discussed, and no specific proposal or offer was made.

The board of directors of CST met on February 18, 2016 and considered the revised non-binding Couche-Tard proposal in light of management’s strategic plan. Ms. Lubel also updated the board of directors regarding preliminary discussions with

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THE MERGER (PROPOSAL 1)

Company A. The board of directors also directed BofA Merrill Lynch to approach another industry participant on a confidential basis to gauge its level of interest in a potential transaction with CST. The board of directors concluded that it should be communicated to Couche-Tard that the board of directors remained of the view that the price offered by Couche-Tard did not justify CST altering its strategic plan to accept Couche-Tard’s proposal, but that it was not opposed to engaging in further non-exclusive discussions with Couche-Tard premised on a higher price. On February 25, 2016, Ms. Lubel and Mr. Reece met with Mr. Hannasch and Couche-Tard’s outside legal counsel in Indianapolis, Indiana and communicated that message to them. Couche-Tard did not agree to increase its proposed price.

In late February 2016, Ms. Lubel met with the CEO of another industry participant (which we refer to as “Company C”), during which discussion there was a preliminary conversation about the possibility of a transaction between Company C and CST. Company C expressed some initial interest in such a transaction, but no price or terms were discussed, and no specific proposal or offer was made.

Also in late February 2016, each of CST stockholders JCP Investment Management and Engine Capital, L.P. publicly announced that it intended to nominate a slate of directors at CST’s upcoming 2016 annual meeting of stockholders. JCP Investment Management did not identify particular nominees in its public announcement. Engine Capital, L.P. identified four candidates it proposed to nominate. Discussions took place between CST and each of these investors.

The board of directors of CST met on March 1 and 2, 2016 at a regularly scheduled meeting and again on March 3, 2016 for a follow-up meeting. Among other matters discussed at the meeting, the board of directors discussed with management and its legal and financial advisors potential alternatives in light of the proposals made by Couche-Tard, the preliminary expressions of potential interest from Company A, Sponsor 1, Company B and Company C and management’s views as to CST’s business performance and outlook. Ms. Lubel discussed the recent board nomination announcements by JCP Investment Management and Engine Capital, L.P. and described discussions with the two investors. The board of directors discussed a potential settlement with the investors that would include the appointment to the board of directors of two new outside directors with significant industry experience, Thomas W. “Tad” Dickson and Rocky B. Dewbre. Additionally, the board of directors reviewed the status of matters with Couche-Tard and after discussion determined to indicate to Couche-Tard its willingness to work towards a transaction at a proposed price above Couche-Tard’s most recent proposal, and, if Couche-Tard were not prepared to proceed on that basis, to publicly announce that CST would initiate a formal process to explore strategic alternatives. The board of directors determined that, in light of the expected demands of a process, it would be efficient to establish an ad hoc committee (which we refer to as the “Strategic Review Committee”), composed of Messrs. Reece, Schoenbaum and Wargotz, to assist the board of directors in carrying out the strategic review process.

On March 3, Mr. Hannasch indicated that Couche-Tard was not prepared to increase its most recent offer. CST issued a press release announcing that it was commencing a formal process to explore strategic alternatives to further enhance stockholder value. The board of directors of CST approved settlement agreements with JCP Investment Management and Engine Capital, L.P. Messrs. Dickson and Dewbre were appointed to the CST board of directors, and Mr. Dickson was added to the Strategic Review Committee.

Several days later, the Strategic Review Committee had a telephonic meeting. Members of CST’s management and representatives of Wachtell Lipton were present at the meeting. During this meeting, the Strategic Review Committee elected director Joseph E. Reece as Chairman of the Committee. The Strategic Review Committee discussed the strategic review process, directed BofA Merrill Lynch to contact potential bidders, including both financial sponsors and potential strategic partners, and determined that it should be communicated to Couche-Tard that CST would consider entering into exclusive negotiations with Couche-Tard if Couche-Tard were willing to substantially increase its proposed price, but that, failing that, CST would continue with its announced process. On March 9, representatives of BofA Merrill Lynch communicated that message to Couche-Tard. Mr. Hannasch advised that Couche-Tard was not prepared to increase its most recent offer but indicated that it would participate in CST’s process.

On March 14, 2016, the Strategic Review Committee received another letter and an accompanying draft merger agreement from Couche-Tard reiterating its previous non-binding proposal, again subject to confirmatory due diligence and negotiation of a definitive agreement. The letter demanded a response by close of business on March 18, 2016. The Strategic Review Committee met the next day, together with BofA Merrill Lynch and Wachtell Lipton, and discussed the letter in light of the strategic review process and management’s strategic plan. After discussion, the Strategic Review Committee directed BofA Merrill Lynch to tell Couche-Tard that CST was not prepared to accept its proposal in lieu of pursuing its recently announced process, but confirmed that Couche-Tard was welcome to participate in CST’s process.

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THE MERGER (PROPOSAL 1)

During March and April, the Strategic Review Committee, CST’s management and its legal and financial advisors met frequently, worked to identify and prepare to reach out to potential partners in a sale transaction, including developing a timetable for a process, preparing initial information materials about CST and developing an initial list of potential contacts based on likely level of interest as well as likely capacity to execute such a transaction successfully, and reviewed and considered the company’s strategic plan. At the direction of the Strategic Review Committee, representatives of BofA Merrill Lynch also responded to inbound inquiries prompted by CST’s public announcement. In all:

•	approximately 92 total parties, consisting of 35 potential strategic acquirors, 52 financial sponsors and five real estate investment trusts, were contacted;

•	those 92 parties, if interested in receiving nonpublic information about CST and participating in the process, were invited to enter into confidentiality agreements; and

•

approximately 27 potential counterparties negotiated confidentiality agreements with Wachtell Lipton and entered into such agreements and received an initial confidential information package containing business and financial information concerning CST.

The parties were requested to submit a non-binding proposal for a transaction with CST on or before May 12, 2016. Throughout the process, CST directors received periodic updates from the Strategic Review Committee and from CST’s senior management and advisors. Additionally, the CST board of directors met on April 1 and on May 2 to discuss the strategic review process, including to review the outreach efforts, the materials that were being made available to bidders, the proposed timeline of the strategic review process and related matters.

The Strategic Review Committee also retained J.P. Morgan Securities LLC, which we refer to as “JP Morgan,” to assist the Strategic Review Committee in reviewing the viability of possible strategic alternatives other than a sale of CST in its entirety. The Strategic Review Committee met with senior management and JP Morgan several times in March, during which JP Morgan presented analyses of a number of potential alternatives relating to CAPL, including a sale by CST of its interests in CAPL. JP Morgan also presented analyses relating to potential real estate monetization alternatives, including potential joint venture and sale leaseback arrangements. JP Morgan also provided a sum-of-the-parts valuation analysis of CST and discussed with CST considerations in connection with a potential separation of CST’s Canadian assets.

In mid-May 2016, CST received nine first-round bids from participants in the strategic review process. Six parties submitted preliminary proposals contemplating acquiring the entire company for cash: Couche-Tard, with a per share indicative price of $43.50; Sponsor 2, with a per share indicative range of between $47.00 – $50.00; a joint proposal by Sponsors 1/3, with a per share indicative range of $39.00 – $42.00; a joint proposal by Company D/Sponsor 4, with a per share indicative range of $45.00 – $55.00; Sponsor 5, with a per share indicative price of $42.75; and Sponsor 6, with a per share indicative range of $40.00 – $42.00. Company A proposed a separation from its remaining business of its convenience store business, which would then be merged with CST, with a claimed value per share of CST common stock of $45.31, subject to certain assumptions, including the achievement of synergies. Company B submitted a letter that was non-specific and did not identify a valuation range. Company C proposed acquiring only CST’s U.S. retail assets, indicating, subject to various assumptions, an enterprise value of $3.0 to $3.3 billion.

Following the receipt of the preliminary proposal letters, the Strategic Review Committee held a meeting with members of senior management and its legal and financial advisors to review the first-round proposals and discuss recommendations for next steps. The Strategic Review Committee, after discussing and considering each proposal, requested that BofA Merrill Lynch confirm with each bidder that its initial indication reflected its best offer based on the information received up to that date. As a result of those discussions, Couche-Tard revised its indicative price from $43.50 to an indicative range of $45.00 – $49.00 and Sponsors 1/3 revised their indicative range from $39.00 – $42.00 to $44.00 – $47.00.

Following such revised indications, the Strategic Review Committee held a meeting with members of senior management and its legal and financial advisors to further discuss the proposals, as revised, and next steps. The Strategic Review Committee, after discussing and considering each proposal, including the proposed valuation, the identity of the bidder and the Strategic Review Committee’s understanding of the ability to execute the proposal, determined that management presentations should be offered to Couche-Tard, Company A, Company B, Sponsor 2, Sponsors 1/3 and Company D/Sponsor 4. On May 17, 2016, the board of directors held a meeting to review and discuss the first-round proposals with members of senior management and

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representatives of BofA Merrill Lynch and Wachtell Lipton and to discuss next steps. The board of directors received and discussed a summary of the proposals. After discussion, the board of directors determined to proceed as recommended by the Strategic Review Committee.

On May 18, 2016, CST received a revised non-binding proposal from Company B, which had not previously indicated a proposed price, with an indicative price of $50.50 per share.

In late May and early June, representatives of Couche-Tard, Company A, Sponsor 2, Sponsors 1/3, Company D/Sponsor 4 and Company B attended management presentations by senior management of CST. Following these presentations, each of these parties was provided access to a virtual dataroom to facilitate due diligence of certain nonpublic information of CST. During this time, Company C indicated that it was no longer interested in participating in the process. Also during this time, Company E, which had not executed a confidentiality agreement or received nonpublic information, communicated a non-binding proposal to acquire CST’s Canadian assets for $1.5 billion Canadian dollars (approximately $1.1 billion U.S. dollars), subject to due diligence and other qualifications. At a meeting on June 8, 2016, the CST board of directors met and discussed the status of each party’s diligence to date and the proposals received, and discussed Company E’s proposal in light of the progress of the strategic review process, the other potentially available alternatives and the likely impact of the tax treatment of that type of transaction on the realization of stockholder value. In mid-June, the Strategic Review Committee further discussed the status of the strategic review process and determined to request that, following due diligence, interested parties submit second-round bids, which were requested by June 30.

CST received four second-round proposals in all. These were from Couche-Tard, Sponsor 2, Company D/Sponsor 4 and Company A. Couche-Tard’s proposal to acquire CST was unchanged with a per share indicative range of between $45.00 – $49.00. Sponsor 2’s proposed valuation range to acquire CST was also unchanged at $47.00 – 50.00, but Sponsor 2 indicated a desire to partner with a strategic acquiror, as yet unidentified, to finance and complete a transaction. Company D/Sponsor 4 revised its first round range of $45.00 – $55.00 to $47.00 – $50.00 and indicated that it wished to include Sponsor 6 in its bidding group. Company A revised its claimed value per share of CST common stock in its proposed transaction to $47.19, subject to certain assumptions, including the achievement of synergies. Sponsors 1/3 and Company B declined to submit second-round proposals.

On July 4, 2016, the Strategic Review Committee met with senior management, BofA Merrill Lynch and Wachtell Lipton to review the second-round proposals. Following discussion, the Strategic Review Committee determined that all four bidders submitting a second round bid should remain in the process, with appropriate messages delivered to each party with respect to strengthening its final bid. At a meeting on July 15, 2016, the Strategic Review Committee, following discussion with senior management, BofA Merrill Lynch and Wachtell Lipton, determined that final bids would be requested by August 8, 2016, and that Wachtell Lipton would prepare a draft merger agreement that would be sent to prospective bidders ahead of that time, with markups of that agreement, to be in the form the bidder would be prepared to execute, to be submitted with the final bid letters. The Strategic Review Committee, given that Company A was proposing a transaction in which CST stockholders would ultimately hold stock in a combined company comprising CST and Company A’s retail business, also discussed conducting diligence of that retail business as necessary to understand the value and risks of that business. Letters to each of the remaining bidders were sent requesting firm offers by August 8, including the proposed form of merger agreement and instructions to submit a markup of the agreement with final bids.

On July 21, 2016, CST’s senior management and representatives of BofA Merrill Lynch attended a presentation by Company A’s retail management. Despite requests, Company A did not provide management financial projections or other requested information sufficient to conduct adequate diligence and enable a sufficient understanding and valuation of Company A’s retail business. The Strategic Review Committee met on July 22, 2016 with CST senior management, BofA Merrill Lynch and Wachtell Lipton to discuss the status of Company A’s proposal and the need for more adequate information from Company A.

On August 5, 2016, the Strategic Review Committee met with senior management, BofA Merrill Lynch and Wachtell Lipton. BofA Merrill Lynch provided an update regarding the status of the proposals from the remaining bidders and informed the Strategic Review Committee that Couche-Tard had advised that it had evaluated the potential impact of a transaction under Canadian competition laws and was engaged in discussions with potential partners about a potential transaction to sell certain Canadian assets of CST after a merger with CST. BofA Merrill Lynch also informed the Strategic Review Committee that Company A had informed it that Company A was no longer interested in pursuing a separation of its retail assets, but continued to express a general interest in a transaction with CST, without identifying the specific terms of such a transaction but possibly including contributing its retail business into a joint venture with CST.

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On August 8, 2016, CST received an offer from Couche-Tard to acquire CST for $48.00 per share, accompanied by the requested markup of the merger agreement, which contemplated that Couche-Tard’s U.S. subsidiary, Circle K, would be the counterparty to CST under the merger agreement. The Couche-Tard proposal discussed how it would finance the transaction and how it would address potential Canadian competition issues. CST received a letter from Sponsor 2 indicating a range of $48.00 – $49.00, which was not accompanied by a markup of the merger agreement or a description of debt financing arrangements and stated that Sponsor 2 required between 30 to 45 days of exclusivity to complete its diligence and negotiate a transaction. Company D/Sponsor 4 also submitted a letter, indicating a range of between $47.00 – $49.00, which also did not include the requested markup of the merger agreement or a description of debt financing arrangements, required at least 30 days of exclusivity to complete due diligence and negotiate a transaction, and which also stated that an additional equity partner, not yet identified, would be required. Company A submitted a letter stating that it remained interested in a possible transaction with CST but did not specify the structure or any terms of a transaction or the value of any such transaction to CST’s stockholders, and also did not submit the requested markup of the merger agreement.

On August 9, the Strategic Review Committee met with senior management, BofA Merrill Lynch and Wachtell Lipton to review these bids. BofA Merrill Lynch noted that Couche-Tard had indicated it was making significant progress in reaching agreement with a potential buyer of certain Canadian assets of CST to facilitate competition clearance of the transaction in Canada. Wachtell Lipton discussed Couche-Tard’s markup of the merger agreement, noting among other things that it had modified the proposed draft’s “hell or high water” regulatory commitment and that it required suspension of CST’s quarterly dividend following announcement. The Strategic Review Committee discussed the proposals, noting that Couche-Tard’s proposal was the only firm and currently actionable offer not subject to additional diligence, and that the proposals from Sponsor 2 and Company D/Sponsor 4 were subject to contingencies including potentially extensive additional diligence, an extended period of exclusive negotiation and risks and uncertainties with respect to financing. The Committee discussed the contingent and incomplete nature of these other proposals as well as the risk that pursuing these proposals, including accepting the demanded exclusivity arrangements, which would prohibit continued negotiation with other bidders, could result in the loss or unfavorable revision of the Couche-Tard proposal. The Strategic Review Committee, however, instructed BofA Merrill Lynch to seek improved offers from Couche-Tard, Sponsor 2 and Company D/Sponsor 4.

The Strategic Review Committee met on August 11 with BofA Merrill Lynch and Wachtell Lipton to review further discussions with the bidders. BofA Merrill Lynch stated that none of the bidders had increased its proposal from that submitted on August 8.

On August 12, 2016, CST’s board of directors met with senior management, BofA Merrill Lynch and Wachtell Lipton to review the final bids that had been received. BofA Merrill Lynch and Mr. Reece summarized for the CST board of directors certain economic terms of the proposals received and discussion ensued. The board of directors considered the various proposals and its understanding of the execution risk, need for additional diligence, absence of tangible financing plans, demands for exclusive negotiations and other contingencies and risks associated with the proposals other than Couche-Tard’s. After discussion, the board of directors authorized CST and its advisors to engage with Couche-Tard to seek to improve the financial terms of its offer, as well as the level of the commitment Couche-Tard would undertake to obtain regulatory approval.

During this period, CST and Couche-Tard continued to negotiate the terms of a potential merger agreement, and the parties exchanged drafts of related documents, including disclosure schedules. In the course of these negotiations, Couche-Tard agreed to increase the consideration per share of CST common stock from $48.00 to $48.53, agreed to a strong commitment to obtain regulatory approvals of the transaction (including both the regulatory provision in the merger agreement requested by CST and a plan to announce simultaneously with the merger agreement a separate agreement with a third party to sell certain Canadian assets of CST after the merger) and agreed that Couche-Tard’s parent company would unconditionally guarantee the obligations of Circle K under the merger agreement. Although Couche-Tard agreed to raise its price, it continued to insist that CST suspend quarterly dividends on its common stock during the pendency of a transaction and indicated this was its best and final offer.

On August 15, 2016, media reports appeared to the effect that a deal for Couche-Tard to acquire CST was near.

On August 21, 2016, Couche-Tard’s board of directors unanimously approved the merger agreement and the unconditional guaranty. Also on August 21, 2016, the boards of directors of Circle K and Merger Sub unanimously approved the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement. Thereafter, Couche-Tard informed members of CST’s management of those unanimous approvals.

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On August 21, 2016, CST’s board of directors met with members of management and representatives of BofA Merrill Lynch and Wachtell Lipton to consider the proposed merger agreement. CST’s board of directors discussed with its advisors the strategic review process that CST had conducted over the preceding months in reaching out and negotiating with potential interested parties. Also at this meeting, BofA Merrill Lynch reviewed with CST’s board of directors its financial analysis of the merger consideration and delivered to CST’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated August 21, 2016, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received in the merger by holders of CST common stock was fair, from a financial point of view, to such holders. Representatives of Wachtell Lipton advised the members of CST’s board of directors on their legal and fiduciary duties in connection with the consideration and potential approval of the proposed merger agreement, and summarized for CST’s board of directors the terms of the merger agreement. Following discussion, CST’s board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were in the best interests of CST and its stockholders, declared it advisable to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement.

The merger agreement, and the related guarantee of Couche-Tard, were entered into by the parties on August 21, 2016. On the morning of August 22, 2016, each of CST and Couche-Tard issued a press release announcing the execution of the merger agreement.

Reasons for the Board of Directors’ Recommendation in Favor of the Merger

At a meeting held on August 21, 2016, CST’s board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were in the best interests of CST and its stockholders, declared it advisable to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby. CST’s board of directors unanimously recommends that CST’s stockholders vote “FOR” the proposal to adopt the merger agreement at the special meeting.

In evaluating the proposed transaction, CST’s board of directors consulted with CST’s management and its legal and financial advisors and, in reaching its determination and recommendation, considered a number of factors. CST’s board of directors also consulted with outside legal counsel regarding its obligations, legal matters and the terms of the merger agreement.

The material factors considered by CST’s board of directors in determining that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of CST and its stockholders include, in addition to the matters discussed by CST board of directors as described under “The Merger (Proposal 1) – Background of the Merger,” the following:

•	The value and form of the merger consideration to be received by CST stockholders in the merger, taking into account:

•

that the merger consideration, with a value of $48.53 per share of CST common stock, represents a substantial premium to what the board of directors understood to be CST’s trading range unaffected by public anticipation of a transaction, including a 42% premium to CST’s closing stock price on March 3, 2016, the last full trading day prior to CST’s public announcement of its exploration of strategic alternatives;

•

the opinion of BofA Merrill Lynch rendered to CST’s board of directors on August 21, 2016 and subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the limitations and assumptions set forth therein, the merger consideration to be received in the merger by holders of CST common stock was fair, from a financial point of view, to such holders (see the section entitled “The Merger (Proposal 1) – Opinion of CST’s Financial Advisor”);

•

that the merger consideration is all cash, which will provide CST’s stockholders certainty of value and the ability to monetize their investment in CST in the near future, and will also eliminate risks inherent in holding CST shares, including as a result of matters beyond CST’s control such as volatility in fuel margins, and the board of directors’ recognition that, as a result of receiving cash for their shares, CST stockholders will not participate in potential future earnings or growth of CST’s business and will not benefit from potential appreciation in the value of CST’s business;

•	Couche-Tard’s requirement that CST suspend payment of quarterly cash dividends on CST common stock between signing and closing; and

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•

the fact that receipt of the merger consideration will be taxable to U.S. shareholders of CST for U.S. federal income tax purposes (see the section entitled “The Merger (Proposal 1) – Material U.S. Federal Income Tax Consequences of the Merger”).

•	The value represented by the merger relative to other alternatives CST might pursue, taking into account:

•	the board of directors’ understanding of the strategic review process based on discussions with the Strategic Review Committee, executive management and CST’s financial and legal advisors;

•

the board of directors’ understanding of CST’s business, historical and current financial performance, operating environment, operations and competitive dynamics in CST’s industries and markets, including their impact on CST’s future prospects;

•

the risks and uncertainties associated with continuing to operate as an independent public company, including with respect to the execution of CST’s strategic plan, and CST’s likely ability and timeframe to achieve valuations superior to the proposed transaction;

•

the results of the strategic review process that CST had undertaken, including the results of CST’s efforts to solicit acquisition proposals from numerous potential merger counterparties, the other proposals received in the process and the terms and conditions of those proposals and the board of directors’ view of the risk of those proposals being reduced to definitive documentation and executed in a reasonable timeframe; and

•

the board of directors’ belief, as a result of the comprehensive and deliberate strategic review process leading to the proposed transaction, that the proposed merger consideration represented the best reasonably available price for the shares of common stock of CST and that accepting the proposal would be in the best interests of CST’s stockholders.

•

The review by CST’s board of directors with its legal and financial advisors of the structure of the proposed transaction and the terms and conditions of the merger agreement and the guaranty, the likelihood of consummation of the proposed transaction on the terms set forth in the merger agreement and the CST board of directors’ evaluation of the likely time period necessary to close the transaction, as well as the risks and costs to CST if the merger fails to close, including the diversion of management and potential effects on CST’s relationships with employees, suppliers, vendors and other business partners, taking into account:

•	the conditions to Couche-Tard’s obligation to complete the merger, which the board of directors viewed as reflecting a firm agreement with a high degree of certainty;

•

the willingness of Couche-Tard in the merger agreement to make a strong commitment to obtain regulatory approvals and Couche-Tard’s other efforts to take steps to facilitate those approvals (see the section entitled “The Merger (Proposal 1) – Regulatory Approvals”);

•

the absence of a financing contingency in the merger agreement and the fact that Couche-Tard, Circle K’s ultimate parent company, has unconditionally guaranteed all obligations of Circle K under the merger agreement (see the section entitled “The Unconditional Guaranty”);

•	the fact that completion of the merger is subject to the approval of CST stockholders;

•

the ability of CST’s board of directors under the merger agreement to receive, consider and negotiate unsolicited alternative merger proposals (see the section entitled “The Merger Agreement – Alternative Proposals; No Solicitation”);

•

the right and ability of the CST board of directors to change its recommendation to CST’s stockholders that they vote to adopt the merger agreement and to terminate the agreement to accept an unsolicited superior proposal, subject to the terms and conditions set forth in the merger agreement (see the section entitled “The Merger Agreement – Alternative Proposals; No Solicitation – Change in Board Recommendation”);

•

that CST would be required to pay a termination fee of $133 million if the board of directors terminates the merger agreement to accept a superior proposal or if the merger agreement is terminated under certain other circumstances (see the section entitled “The Merger Agreement – Termination Fee”);

•	Couche-Tard’s agreement to upon completion of the merger base a new Circle K division and shared service center in San Antonio, Texas; and

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•

the treatment of CST equity awards in the merger (see the section entitled “The Merger Agreement – Treatment of CST Equity Awards; Employee Stock Purchase Plan”) and Couche-Tard’s commitment in the merger agreement to maintain specified levels of compensation and benefits for continuing CST employees for an agreed-upon timeframe after completion of the merger (see the section entitled “The Merger Agreement – Treatment of CST Equity Awards; Employee Stock Purchase Plan”).

CST’s board of directors considered all of these factors as a whole and, on balance, concluded that they supported approval of the merger agreement and the recommendation that CST stockholders adopt it. The foregoing discussion of the information and factors considered by CST’s board of directors is not exhaustive. In view of the wide variety of factors considered by CST’s board of directors in connection with its evaluation of the proposed merger and the complexity of these matters, CST’s board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. CST’s board of directors evaluated the factors described above, among others, and reached a consensus that the proposed transactions were advisable, fair to and in the best interests of CST and its stockholders. In considering the factors described above and any other factors, individual members of CST’s board of directors may have viewed factors differently or given different weight or merit to different factors.

In considering the recommendation of CST’s board of directors to adopt the merger agreement, CST’s stockholders should be aware that the executive officers and directors of CST have certain interests in the proposed transactions that may be different from, or in addition to, the interests of CST’s stockholders generally. CST’s board of directors was aware of these interests and considered them when approving the merger agreement and recommending that CST’s stockholders vote to adopt the merger agreement. See “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger.”

Certain CST Unaudited Prospective Financial Information

In connection with the merger, CST’s management prepared financial projections of Adjusted EBITDA, reconciled from Net Income, and Capital Expenditures for fiscal years 2016 through 2020 (which we refer to as the “CST Projections”). The CST Projections were prepared for internal use and provided to CST’s board of directors for the purposes of considering, analyzing and evaluating CST’s strategic and financial alternatives, including the merger. The CST Projections were provided to BofA Merrill Lynch in connection with rendering its fairness opinion to the CST board of directors and in performing the related analyses. CST does not as a matter of course make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, CST is including in this document a summary of certain unaudited financial projections for CST on a stand-alone basis, without giving effect to the merger, to give CST stockholders access to certain nonpublic information provided to CST’s board of directors and CST’s financial advisor for purposes of considering and evaluating the merger. The inclusion of the CST Projections should not be regarded as an indication that CST, its board of directors or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and it should not be relied on as such.

The CST Projections and the underlying assumptions upon which the CST Projections were based are subjective in many respects, and subject to multiple interpretations and frequent revisions based on actual experience and business developments. The CST Projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond CST’s control. Multiple factors, including those described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” could cause the CST Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the CST Projections will be realized or that actual results will not be significantly higher or lower than projected. The CST Projections cover multiple years, and projections by their nature become less reliable with each successive year. In addition, the CST Projections have not been updated or revised to reflect information or results after the date the CST Projections were prepared or as of date of this document, and except as required by applicable securities laws, CST does not intend to update or otherwise revise the CST Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Economic and business environments can and do change quickly, which adds a significant level of uncertainty as to whether the results portrayed in the CST Projections will be achieved. As a result, the inclusion of the CST Projections in this document does not constitute an admission or representation by CST or any other person that the information is material. The CST Projections do

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not take into account the possible effects on CST of the merger and do not attempt to predict or suggest future results of the combined company. The CST Projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on CST of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the CST Projections do not take into account the effect on CST of any possible failure of the merger to occur. The summary of the CST Projections is not provided to influence CST stockholders’ decisions regarding whether to vote for the merger proposal or any other proposal.

The CST Projections were not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (which we refer to as “GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither KPMG LLP, CST’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the CST Projections, and accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference in this document relates to CST’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

The following is a summary of the CST Projections:

Summary of the CST Projections

(U.S. dollars in millions)

	Projected Fiscal Year
	2016	2017	2018	2019	2020
Net Income	$342	$161	$195	$246	$291
Interest Expense	42	35	36	39	40
Income Tax Expense	188	90	111	141	166
Depreciation, Amortization and Accretion Expense	175	175	190	206	224
EBITDA	$747	$461	$532	$632	$721
Gains on the Sale of Assets	(350)	(35)	(22)	(26)	(28)
Equity in Earnings from CAPL	2	(3)	(5)	(7)	(11)
IDRs from CAPL	(3)	(5)	(6)	(8)	(12)
Adjusted EBITDA	$396	$418	$499	$591	$670
Capital Expenditures	$(462)	$(496)	$(557)	$(588)	$(628)

(1)

Earnings before interest, income taxes and depreciation and amortization (which we refer to as “EBITDA”) is a non-GAAP measure consisting of net income plus interest expense, provision for income taxes and depreciation and amortization. Projected Adjusted EBITDA for fiscal years 2016 through 2020 adjusts projected EBITDA to exclude equity in earnings from CAPL, incentive distribution rights (which we refer to as “IDRs”) income from CAPL and gains on the sale of assets.

For the foregoing reasons, and considering that the special meeting will be held several months after the CST Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this document are cautioned not to place unwarranted reliance on the CST Projections set forth above. No one has made or makes any representation to any stockholder regarding the information included in the CST Projections. CST urges all CST stockholders to review its most recent SEC filings for a description of its reported financial results. See the section entitled “Where You Can Find Additional Information.”

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Opinion of CST’s Financial Advisor

CST retained BofA Merrill Lynch to act as CST’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. CST selected BofA Merrill Lynch to act as CST’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with CST and its business.

On August 21, 2016, at a meeting of the CST board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the CST board of directors an oral opinion, which was confirmed by delivery of a written opinion dated August 21, 2016, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received in the merger by holders of CST common stock was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the CST board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the CST board of directors for the benefit and use of the CST board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to CST or in which CST might engage or as to the underlying business decision of CST to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch has, among other things:

•	reviewed certain publicly available business and financial information relating to CST;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of CST furnished to or discussed with BofA Merrill Lynch by the management of CST, including certain financial forecasts relating to CST prepared by the management of CST (we refer to such forecasts as “CST management forecasts”);

•	discussed the past and current business, operations, financial condition and prospects of CST with members of senior management of CST;

•	reviewed the trading history for CST common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of CST with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•

considered the fact that CST publicly announced that it would explore its strategic alternatives and the results of BofA Merrill Lynch’s efforts on behalf of CST to solicit, at the direction of CST, indications of interest from third parties with respect to a possible acquisition of CST;

•	reviewed the merger agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of CST that it was not aware of any facts or

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circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to CST management forecasts, BofA Merrill Lynch was advised by CST, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CST as to the future financial performance of CST. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CST or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of CST or any other entity, nor did BofA Merrill Lynch evaluate the solvency or fair value of CST, Circle K or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of CST, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on CST or any other entity or the merger (including the contemplated benefits thereof) in any respect material to BofA Merrill Lynch’s analyses or opinion.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of CST common stock, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. In addition, BofA Merrill Lynch did not express any view or opinion with respect to, and relied, with the consent of CST, upon the assessments of CST and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to CST or any other entity and the merger (including the contemplated benefits thereof), as to which BofA Merrill Lynch understood that CST obtained such advice as it deemed necessary from qualified professionals. BofA Merrill Lynch further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter. Except as described above, CST imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on CST, Circle K or the merger. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the CST board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Company Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for CST and the following three selected publicly traded companies that BofA Merrill Lynch in its professional judgment considered generally relevant for comparative purposes in the retail convenience store industry (which we refer to, collectively, as the “selected publicly traded companies”).

•	Alimentation Couche-Tard Inc.

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•	Casey’s General Stores, Inc.

•	Murphy USA Inc.

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on August 19, 2016 (or in the case of Couche-Tard, August 15, 2016, which was the last trading day prior to the Wall Street Journal article announcing that Couche-Tard was near a deal to buy CST) plus debt less cash and cash equivalents, as a multiple of calendar year 2016 estimated earnings before interest, taxes, depreciations and amortization (which we refer to as “EBITDA”). The observed low to high fiscal year 2016 estimated EBITDA multiples for the selected publicly traded companies were 7.7x to 11.7x. BofA Merrill Lynch observed that CST’s fiscal year 2016 estimated EBITDA multiple, based on publicly available research analysts’ estimates, as of (i) December 8, 2015, the last trading day prior to Engine Capital, L.P.’s public letter to the CST board of directors, was 8.6x, and (ii) as of August 15, 2016, was 10.4x (which multiples excluded estimated CAPL EBITDA, debt, cash and cash equivalents attributable to the approximate 80.4% interest in CAPL not owned by CST). BofA Merrill Lynch then applied a selected range of fiscal year 2016 multiples of 8.0x to 10.5x derived from the selected publicly traded companies to CST’s fiscal year 2016 retail pro forma adjusted EBITDA, based on CST management forecasts, which measure excludes equity income from CST’s investment in limited partner units of CAPL, income from CST’s ownership of the general partner and related incentive distribution rights of CAPL, EBITDA related to CST’s divested California and Wyoming sites, gains on certain foreign exchange transactions and certain one-time non-recurring items, and includes EBITDA from CST’s acquisition of Flash Foods on an annualized basis (which we refer to as “Retail Pro Forma Adjusted EBITDA”).

BofA Merrill Lynch reviewed publicly available financial information for the following nine selected publicly traded general partnerships that BofA Merrill Lynch in its professional judgment considered generally relevant for comparative purposes to CAPL (which we refer to, collectively, as the “selected publicly traded general partnerships”):

•	Energy Transfer Equity, L.P.

•	Western Gas Equity Partners, LP

•	ONEOK, Inc.

•	Plains GP Holdings, L.P.

•	EQT GP Holdings, LP

•	Tallgrass Energy GP, LP

•	EnLink Midstream, LLC

•	NuStar GP Holdings, LLC

•	Alliance Holdings GP, L.P.

Based upon its professional judgment and experience, BofA Merrill Lynch then applied a selected general partner distribution yield range of 9.0% to 7.0% to CST’s estimated calendar year 2016 income from the incentive distribution rights of CAPL, based on CST management forecasts.

BofA Merrill Lynch calculated an equity value of CST’s investment in limited partner units of CAPL based on CAPL’s closing stock price of $24.34 on August 15, 2016, which was the last trading day prior to the Wall Street Journal article announcing that Couche-Tard was near a deal to buy CST.

Estimated financial data of the selected publicly traded companies and selected publicly traded general partnerships were based on publicly available research analysts’ estimates, and estimated financial data of CST were based on CST management forecasts and other publicly available information. For purposes of this analysis, BofA Merrill Lynch aggregated the implied equity value reference ranges for each of CST’s retail business, CST’s ownership interest in the general partner of CAPL and CST’s investment in limited partner units of CAPL. This analysis indicated the following approximate implied per share equity value reference range for CST (rounded to the nearest $0.25 per share), as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$33.50 – $46.25	$48.53

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No company used in this analysis is identical or directly comparable to CST or CAPL, as applicable. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which CST was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following eleven selected transactions involving companies in the retail convenience store industry (which we refer to, collectively, as the “selected precedent transactions”):

Announcement Date	Acquiror	Target
August 25, 2003	The Pantry, Inc.	Golden Gallon Holding LLC
October 6, 2003	Alimentation Couche-Tard Inc.	The Circle K Corporation
January 27, 2004	Green Valley Acquisition Co., LLC	Uni-Marts, LLC
October 21, 2005	Seven-Eleven Japan Co., Ltd.	7-Eleven, Inc.
December 21, 2005	Wellspring Capital Management LLC	Susser Holdings Corporation
September 21, 2007	Susser Holdings Corporation	TCFS Holdings, Inc. (Town & Country Food Stores, Inc.)
April 18, 2012	Alimentation Couche-Tard Inc.	Statoil Fuel & Retail ASA
April 28, 2014	Energy Transfer Partners, L.P.	Susser Holdings Corporation
May 22, 2014	Marathon Petroleum Corporation	Hess Retail Holdings LLC
September 25, 2014	Energy Transfer Partners, L.P.	Aloha Petroleum, Ltd.
December 18, 2014	Alimentation Couche-Tard Inc.	The Pantry, Inc.

BofA Merrill Lynch reviewed, among other things, transaction values of the selected precedent transactions, calculated as the purchase prices paid for the target companies plus debt and minority interests and less cash and cash equivalents, as a multiple of such target companies’ latest 12 months EBITDA, which in the case of the acquisition of Susser Holdings Corporation reflects the multiple for Susser’s retail business only. The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 5.1x to 13.7x. BofA Merrill Lynch then applied a range of selected retail multiples of 8.0x to 12.0x derived from the selected transactions to each of (i) CST’s latest 12 months Retail Pro Forma Adjusted EBITDA from June 30, 2016 and (ii) CST’s fiscal year 2016 estimated Retail Pro Forma Adjusted EBITDA.

BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following three selected transactions involving general partnerships that BofA Merrill Lynch in its professional judgment considered generally relevant for comparative purposes to CAPL (collectively, the “selected precedent general partnership transactions”).

Announcement Date	Acquiror	Target
June 16, 2014	Williams Companies, Inc.	Access Midstream Partners GP, L.L.C.
August 6, 2014	CST Brands, Inc.	Lehigh Gas GP, LLC
January 8, 2016	ArcLight Capital Partners	TransMontaigne GP LLC

BofA Merrill Lynch reviewed, among other things, the implied value of the general partnership acquired in the selected precedent general partnership transactions, calculated based on the purchase prices paid for the target companies less the market value of any limited partnership interests purchased in connection with the transaction, as a multiple of such target companies’ distributable cash flows derived assuming, based on BofA Merrill Lynch’s professional judgment and expertise, a 1.0x distribution coverage ratio for the following fiscal year of each company. The range of such multiples observed for the selected precedent general partnership transactions were 14.4x to 20.8x.

Based upon its professional judgment and experience BofA Merrill Lynch then applied a selected general partner distributable cash flow multiple range of 15.0x to 20.0x to CST’s estimate for CAPL’s fiscal year 2017 distributable cash flow of $11

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million, based on CST management forecasts, derived assuming, based on BofA Merrill Lynch’s professional judgment and expertise, a 1.0x distribution coverage ratio for CAPL for purposes of determining the value of the ownership interest in the general partner of CAPL owned by CST.

BofA Merrill Lynch calculated an equity value of CST’s investment in limited partner units of CAPL based on CAPL’s closing stock price of $24.34 on August 15, 2016, which was the last trading day prior to the Wall Street Journal article announcing that Couche-Tard was near a deal to buy CST.

Estimated financial data of the selected precedent transactions and selected precedent general partnership transactions were based on publicly available research analysts’ estimates, and estimated financial data of CST were based on CST management forecasts and other publicly available information. For purposes of this analysis, BofA Merrill Lynch aggregated the implied equity value reference ranges for each of CST’s retail business, CST’s ownership interest in the general partner of CAPL and CST’s investment in limited partner units of CAPL. This analysis indicated the following approximate implied per share equity value reference ranges for CST (rounded to the nearest $0.25 per share), as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges		Merger Consideration
Based on latest 12 months Retail Pro Forma Adjusted EBITDA from June 30, 2016	Based on 2016 estimated Retail Pro Forma Adjusted EBITDA
$39.00 – $61.50	$35.00 – $55.75	$48.53

No company, business or transaction used in this analysis is identical or directly comparable to CST or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which CST and the merger were compared.

Discounted Cash Flow and Discounted Distributions Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of CST, calculating the estimated present value of the standalone unlevered, after-tax free cash flows of CST’s retail business, the estimated present value of the distributions with respect to CST’s limited partnership interests in CAPL and the estimated present value of the distributions with respect to CST’s ownership interest in the general partner of CAPL, in each case forecasted during the fiscal year 2016 after June 30, 2016 through the full fiscal year ending December 31, 2020 based on CST management forecasts. BofA Merrill Lynch calculated terminal values for CST by applying a range of selected retail terminal value EBITDA multiples of 8.0x to 10.0x. The cash flows and terminal values were then discounted to present value as of June 30, 2016 using discount rates ranging from 7.25% to 8.75%, which were based on the estimate of CST’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for CST (rounded to the nearest $0.25 per share):

Implied Per Share Equity Value Reference Range – CST Retail
Low	High
$41.50	$57.25

BofA Merrill Lynch then performed a discounted distribution analysis to calculate the estimated present value of the estimated limited partner distributions to CST from its ownership interest in limited partner units of CAPL during fiscal year 2016 after June 30, 2016 through the full fiscal year ending December 31, 2020, based on CST management forecasts. BofA Merrill Lynch calculated terminal values of such limited partner distributions by applying a range of terminal yields of 9.0% to 12.0% to fiscal year 2020 estimated limited partner distributions to CST. The limited partner distributions and terminal values were then discounted to present value as of June 30, 2016 using cost of equity discount rates ranging from 7.25% to 8.75%, which were based on an estimate of CAPL’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for limited partner distributions to CST (rounded to the nearest $0.25 per share):

Implied Per Share Equity Value Reference Range – CAPL LP Interest
Low	High
$2.50	$3.25

BofA Merrill Lynch then performed a discounted distribution analysis to calculate the estimated present value of the estimated incentive distribution rights income to CST from its ownership interest in the general partner of CAPL during fiscal year 2016

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after June 30, 2016 through the full fiscal year ending December 31, 2020, based on CST management forecasts. BofA Merrill Lynch calculated terminal values of such general partner distributions by applying a range of terminal yields of 7.0% to 9.0% to fiscal year 2020 estimated incentive distribution rights distributions to CST. The incentive distribution rights and terminal values were then discounted to present value as of June 30, 2016 using cost of equity discount rates ranging from 9.00% to 11.25%, which were based on an estimate of the general partner of CAPL’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for general partner distributions to CST (rounded to the nearest $0.25 per share):

Implied Per Share Equity Value Reference Range – CAPL GP Interest
Low	High
$1.50	$1.75

BofA Merrill Lynch then added the implied per share equity value reference ranges resulting from the above three analyses, indicating the following approximate implied per share equity value reference range for CST (rounded to the nearest $0.25 per share), as compared to the merger consideration:

Implied Per Share Equity Value Reference Range – Aggregate	Merger Consideration
$45.50 – $62.25	$48.53

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered for information purposes only other factors, including:

•

the historical trading performance of CST common stock during the 52-week period ended March 3, 2016, the day prior to CST’s public announcement of the exploration of strategic alternatives, which reflected low to high closing prices for CST common stock during such period of approximately $32.00 to $44.75 per share;

•

publicly available one-year forward Wall Street research analysts’ stock price targets for CST as of March 3, 2016 and as of August 19, 2016, discounted to present value using a discount rate based on CST’s cost of equity of 9.5%, which indicated a target stock price range for CST common stock of approximately $29.25 to $41.00 per share and $32.00 – $50.25 per share, respectively; and

•	the results of the selected “premiums paid” analysis described immediately below.

BofA Merrill Lynch identified, to the extent publicly available, selected all-cash transactions involving U.S. publicly traded companies announced between January 1, 2005 and June 30, 2016 with transaction values in excess of $500 million. BofA Merrill Lynch calculated the (i) average and median premiums to the target companies’ closing stock prices on the last trading day prior to public announcement of the relevant transaction, public disclosure of a potential transaction or the review of strategic alternatives, public speculation of a transaction or other market rumors or speculation (which we refer to as the “unaffected share price”) of approximately 36% and 31%, respectively, and (ii) average and median premiums to the target companies’ high closing stock prices during the 52-week period prior to public announcement of the relevant transaction of approximately 12% and 12%, respectively.

BofA Merrill Lynch then applied a range of calculated premiums from (i) 20% – 45% to the price per share of $34.21 of CST common stock as of March 3, 2016, the day prior to CST’s public announcement of the exploration of strategic alternatives, and (ii) 0.0% – 22.5% to the price per share of $44.75 of CST common stock, representing the high closing stock price of CST common stock during the 52-week period ended March 3, 2016, the day prior to CST’s public announcement of the exploration of strategic alternatives. This analysis indicated an approximate per share equity value reference range, rounded to the nearest $0.25, for CST of $41.00 – $54.75.

No company or transaction used in this analysis is identical or directly comparable to CST or the merger, respectively. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which CST was compared.

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Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the CST board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of CST and Circle K. The estimates of the future performance of CST in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the CST board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of CST.

The type and amount of consideration payable in the merger was determined through negotiations between CST and Circle K, rather than by any financial advisor, and was approved by the CST board of directors. The decision to enter into the merger agreement was solely that of the CST board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the CST board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the CST board of directors or management with respect to the merger or the merger consideration.

CST has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of $30 million, $2 million of which was payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the merger. CST also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of CST, Circle K and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to CST and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to CST in connection with an acquisition transaction, (ii) having acted or acting as a book-running manager and underwriter for certain equity offerings of certain affiliates of CST, (iii) having acted or acting as a lender under certain term loans, letters of credit, credit facilities and other credit arrangements of CST and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to CST and/or certain of its affiliates, (v) having acted or acting as an agent for CST and certain of its subsidiaries in connection with certain purchases of equity interests of an affiliate of CST, and (vi)

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having provided or providing certain treasury management products and services to CST and/or certain of its affiliates. In addition, BofA Merrill Lynch and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with CST and/or certain of its affiliates. From August 1, 2014 through July 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from CST and its affiliates of approximately $8 million for investment and corporate banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Circle K and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a financial advisor to The Pantry, Inc. (which we refer to as “Pantry”), a current affiliate of Circle K, in the acquisition of Pantry by an affiliate of Circle K, (ii) having acted or acting as a lender under certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Circle K and/or certain of its affiliates, (iii) having provided or providing certain managed investments services and products to Circle K and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to Circle K and/or certain of its affiliates. In addition, BofA Merrill Lynch and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with Circle K and/or certain of its affiliates. From August 1, 2014 through July 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from Circle K and its affiliates of approximately $22 million for investment and corporate banking services.

Financing

The merger is not conditioned upon receipt of financing by Circle K. We understand that Couche-Tard plans to finance the transaction using available cash, existing credit facilities and a new term loan.

Interests of CST’s Directors and Executive Officers in the Merger

In considering the recommendation of the CST board of directors that CST stockholders vote in favor of the adoption of the merger agreement, CST stockholders should be aware that the directors and executive officers of CST have potential interests in the proposed merger that may be different from or in addition to the interests of CST stockholders generally. The CST board of directors was aware of these interests and considered them, among other matters, in making its recommendation that CST’s stockholders vote in favor of the adoption of the merger agreement.

Treatment of CST Equity Awards

Stock Options. At the effective time, each option to purchase CST common stock (which we refer to as a “stock option”) that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such option as of the effective time and (2) the excess of the merger consideration over the exercise price.

Restricted Shares. At the effective time, each share of CST common stock granted subject to any vesting or other lapse restrictions pursuant to a CST benefit plan (which we refer to as a “restricted share”) that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration.

Restricted Stock Units. At the effective time, each award of CST restricted stock units (which we refer to as “RSUs”) that is outstanding immediately prior to the effective time, whether vested or unvested, will, if granted prior to the date of the merger agreement, become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration. For purposes of unvested CST market share units (which we refer to as “MSUs”), which are RSUs that vest based on performance goals related to the price of CST common stock, in accordance with the award agreements, performance goals will be deemed satisfied under this transaction based on the merger consideration.

At the effective time, each award of RSUs that is granted after the date of the merger agreement, if any, that is outstanding as of immediately prior to the effective time will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration, but such award will remain subject to the vesting terms that applied to such award prior to the effective time.

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For an estimate of the amounts that would become payable to each of CST’s named executive officers in settlement of their unvested equity awards, see “– Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger.” If the effective time of the merger were September 1, 2016, based on a price per share of CST common stock of $48.53, CST estimates the aggregate amount that would become payable to CST’s three executive officers other than its named executive officers in settlement of their unvested equity awards to be $2,324,394 and the aggregate amount that would become payable to CST’s non-employee directors in settlement of their unvested equity awards to be $2,555,963.

Separation Agreements

CST is party to separation agreements with each of its executive officers, which provide severance benefits upon a qualifying termination of employment. If the employment of an executive officer of CST were terminated by CST without cause or by the executive officer for good reason within two years following a change in control of CST (such as the merger), the executive officer would be entitled to the following:

•

Severance Payment. A cash severance payment equal to the product of (a) 2.5 (for Ms. Lubel) or 2.0 (for all other executive officers), multiplied by (b) the sum of the executive officer’s annual base salary plus target annual short-term incentive opportunity, which severance payment is payable in a lump sum;

•

Prorated Target Annual Short-Term Incentive. A cash payment equal to the executive officer’s target annual short-term incentive opportunity for the year of termination, prorated for the portion of the year elapsed as of the last day of the month of termination, which payment is payable in a lump sum;

•	Long-Term Incentive Award Vesting. Full vesting of any unvested long-term incentive awards immediately upon termination; and

•

Ancillary Benefits. Continued medical, dental and other insurance benefits for a period of three years from the date of termination on the same basis as immediately prior to the date of termination, or if such continued coverage is not permitted by applicable plans or law, a lump sum payment equal to the value of CST’s contribution for such coverage, and reimbursement of costs incurred in connection with a move back to the executive officer’s original work location prior to the change in control and of reasonable outplacement expenses in seeking comparable employment during the first year following the date of termination.

As a condition of receiving the severance benefits under the separation agreements, each of the executive officers must execute a release of claims and comply, for one year following the date of termination, with restrictive covenants concerning noncompetition and nonsolicitation of employees, as well as perpetual confidentiality and nondisparagement covenants.

In connection with the termination of employment of CST’s Executive Vice President and Chief Strategy Officer Stephan F. Motz effective February 29, 2016, Mr. Motz and CST entered into a separation agreement pursuant to which he received the severance payable under his separation agreement upon a termination of employment not in connection with a change in control. Pursuant to Mr. Motz’s separation agreement, if there is a change in control of CST within 18 months following his termination of employment, he will receive (a) a cash payment equal to the excess of the severance payment that would have been payable to him if his employment had been terminated by CST without cause or by him for good reason within two years following a change in control over the cash severance actually paid to him upon his termination of employment and (b) 12 months of life insurance coverage (in addition to the 12 months he received in connection with his termination of employment), or if such continued coverage is not permitted by applicable plans or law, a lump sum payment equal to the value of CST’s contribution for such coverage.

For an estimate of the amounts that would become payable to each of CST’s named executive officers under their separation agreements if a severance-qualifying termination of employment were to occur immediately following consummation of the merger, see “– Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger.” CST estimates that the aggregate value of the severance payment, prorated target annual short-term incentive opportunity, insurance continuation and outplacement benefits that would become payable to CST’s three other executive officers under their separation agreements if the effective time of the merger were September 1, 2016, and each incurred a severance-qualifying termination of employment on that date, to be $3,530,207.

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CAPL Executive Income Continuity Plan

CAPL and its general partner, CrossAmerica GP, LLC maintain the Executive Income Continuity Plan (which we refer to as the “EICP”) for their executive officers and other key employees who directly or indirectly provide services to or on behalf of CAPL, which provides severance benefits upon a qualifying termination of employment. Certain of CST’s executive officers participate in the EICP. If a participant’s employment were terminated without cause or by the participant for good reason in connection with a change in control of CAPL (such as the merger), the participant would be entitled to the following:

•

Severance Payment. A cash severance payment equal to the product of (a) a severance multiple of 2.99 and (b) the sum of the participant’s annual base salary plus target annual short-term incentive opportunity; however, for participants (other than Mr. Killinger) who would also be entitled to change-in-control severance benefits under a separation agreement with CST, the aggregate severance payments and benefits may not exceed the greater of the payments and benefits provided under the CST separation agreement and those under the EICP (and in the case of Mr. Killinger, the aggregate severance payments under his separation agreement with CST and the EICP may not exceed twice his severance payment under his separation agreement with CST);

•

Long-Term Incentive Award Vesting. Full vesting of any unvested long-term incentive awards granted under CAPL’s 2012 Incentive Award Plan immediately upon termination; however, none of the executive officers of CST who participate in the EICP hold such awards; and

•

Ancillary Benefits. Continued medical, dental and other insurance benefits for a period of three years (in the case of a participant designated as an executive officer of CAPL) or one year (in the case of other participants) from the date of termination on the same basis as the participant’s coverage as of immediately prior to the date of termination, and reimbursement of relocation expenses incurred in connection with a move back to the participant’s original work location and of reasonable outplacement expenses in seeking comparable employment for a period of one year (in the case of a participant designated as an executive officer of CAPL) or six months (in the case of other participants) from the date of termination.

As a condition of receiving the severance benefits under the EICP, each participant must execute a release of claims and nondisparagement agreement.

For an estimate of the amounts that would become payable under the EICP to the one CST named executive officer who participates in the EICP were a severance-qualifying termination of employment to occur immediately following consummation of the merger, see “– Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger.” If the effective time of the merger were September 1, 2016, CST estimates that the two other CST executive officers who participate in the EICP (one of whom is designated as an executive officer of CAPL) would be entitled to severance payments under the EICP with an aggregate value of $1,253,357 upon a severance-qualifying termination of employment.

Prorated Annual Short-Term Incentive for the Year of Closing

Pursuant to the merger agreement, if the merger is completed prior to December 31, 2016, on or prior to completion, CST may pay annual short-term incentive awards to eligible employees (including the executive officers) in an amount determined based on actual performance through the completion of the merger and prorated based on the portion of the year elapsed as of that time.

For an estimate of the amounts of the prorated annual short-term incentive awards that would become payable to each of CST’s named executive officers, see “– Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger.” CST estimates that the aggregate value of the prorated annual short-term incentive payment that would become payable to CST’s three other executive officers if the effective time of the merger were September 1, 2016 to be $443,277.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, from and after the effective time, Circle K will indemnify certain persons, including CST’s directors and executive officers. In addition, for a period of not less than six years from the effective time, Circle K will maintain an insurance and indemnification policy for the benefit of certain persons, including CST’s directors and executive officers. For additional information, see “The Merger Agreement – Indemnification and Insurance.”

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THE MERGER (PROPOSAL 1)

For a general summary of the compensation provided to CST’s non-employee directors, see the section of CST’s annual proxy statement on Schedule 14A, filed with the SEC on April 29, 2016, entitled “Director Compensation.” In addition, with respect to his service on the Strategic Review Committee in connection with CST’s process to evaluate potentially available strategic alternatives that culminated in CST’s entry into the merger agreement, each member of that committee is entitled to a cash fee of $20,000 per month of service, except that the Chairman of the committee is entitled to a cash fee of $30,000 per month of service.

Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of CST’s named executive officers that is based on or otherwise relates to the merger and assumes, among other things, that CST’s named executive officers will incur a severance-qualifying termination of employment immediately following the effective time of the merger. For additional details regarding the terms of the payments described below, see the discussion under the caption “– Interests of CST’s Directors and Executive Officers in the Merger.”

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the effective time of the merger, including the grant of any additional equity awards as permitted by the merger agreement if the effective time has not occurred by February 15, 2017. For purposes of calculating such amounts, we have assumed:

•	September 1, 2016 as the closing date of the merger; and

•	a severance-qualifying termination of each named executive officer’s employment immediately following the effective time of the merger.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Named Executive Officers
Kimberly S. Lubel	6,424,625	6,672,423	71,468	13,168,516
Clayton E. Killinger	4,964,781	811,049	87,398	5,863,228
Anthony P. Bartys	1,766,869	419,170	38,906	2,224,945
Stephan F. Motz	771,313	–	2,075	773,388
Charles H. (Hal) Adams	1,893,750	561,564	74,050	2,529,364

(1)	The cash amount payable to the named executive officers (other than Mr. Motz) consists of the following components:

(a)

A severance payment to each named executive officer under the officer’s separation agreement with CST equal to the product of (a) 2.5 (for Ms. Lubel) or 2.0 (for all other executive officers), multiplied by (b) the sum of the executive officer’s annual base salary plus target annual short-term incentive opportunity, which severance payment would be paid in a lump sum;

(b)

A payment to each named executive officer under the officer’s separation agreement with CST equal to the executive officer’s target annual short-term incentive opportunity for the year of termination, prorated for the portion of the year elapsed as of the last day of the month of termination, which payment would be paid in a lump sum; and

(c)

For Mr. Killinger, a severance payment under the EICP, which due to the cap on payments applicable to him that is described above, is equal to the cash severance payment under his separation agreement with CST.

All components of such cash amount are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment). As a condition of receiving the severance payment and target annual short-term incentive opportunity under the CST severance agreements, the named executive officers must execute a release of claims and comply with restrictive covenants concerning noncompetition and nonsolicitation of employees for one year following the date of termination and perpetual confidentiality and nondisparagement covenants. As a condition of receiving the severance benefits under the EICP, each participant must execute a release of claims and nondisparagement agreement. The estimated amount of each component of the cash payment is set forth in the table below.

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THE MERGER (PROPOSAL 1)

The cash amount payable to Mr. Motz consists of a payment equal to the excess of the severance payment that would have been payable to him if his employment had been terminated by CST without cause or by him for good reason within two years following a change in control over the cash severance actually paid to him in connection with his termination of employment on February 29, 2016. Because Mr. Motz’s employment has already terminated, such payment would be “single-trigger” (i.e., automatically as a result of the consummation of the merger). In connection with his termination of employment, he executed a release of claims and agreed to comply with restrictive covenants concerning noncompetition and nonsolicitation of employees for one year following the date of termination and perpetual confidentiality and nondisparagement covenants.

Name	CST Severance Payment ($)	Prorated Target Annual Short- Term Incentive ($)	CAPL EICP Severance Payment ($)
Named Executive Officers
Kimberly S. Lubel	5,536,250	888,375	–
Clayton E. Killinger	2,297,750	369,281	2,297,750
Anthony P. Bartys	1,539,450	227,419	–
Stephan F. Motz	771,313	–	–
Charles H. (Hal) Adams	1,650,000	243,750	–

If the effective time occurred in 2016, on or prior to the closing of the merger, the named executive officers (other than Mr. Motz) would be entitled to a prorated annual short-term incentive award, determined based on actual performance as of the effective time. Such amount would be payable “single-trigger” (i.e., automatically as a result of the consummation of the merger).

(2)

As described in more detail in “The Merger Agreement – Treatment of CST Equity Awards; Employee Stock Purchase Plan,” any CST stock options, restricted stock awards, restricted stock units and market share units (including those held by the directors and executive officers) that were outstanding at the time the merger agreement was entered into and that remain outstanding as of the effective time of the merger will vest upon the effective time of the merger and be settled for the merger consideration (less, in the case of stock options, the applicable exercise price). For purposes of any market share unit award with an incomplete performance period as of completion of the merger, satisfaction of performance goals will be deemed satisfied based on the value of the merger consideration, in accordance with the applicable award agreement.

The amounts above and in the table below assume a price per share of CST common stock of $48.53 and satisfaction of the performance goals underlying market share unit awards based on the value of the merger consideration. Set forth below are the values of each type of unvested CST equity award held by the named executive officers that would become vested upon the consummation of the merger (excluding awards for which Messrs. Killinger, Adams and Bartys are retirement-eligible under the terms of the applicable award agreements). The amounts disclosed in respect of the market share unit awards include the value of dividend equivalents that would become payable upon vesting. The foregoing amounts would become vested and payable “single-trigger” (i.e., automatically as a result of the consummation of the merger).

Name	Options ($)	RSUs ($)	MSUs ($)
Named Executive Officers
Kimberly S. Lubel	2,243,913	2,780,090	1,648,421
Clayton E. Killinger	–	–	811,049
Anthony P. Bartys	–	–	919,170
Stephan F. Motz	–	–	–
Charles H. (Hal) Adams	–	–	561,565

(3)

The separation agreements with the named executive officers (other than Mr. Motz) provide for (a) continued medical, dental and other insurance benefits for a period of three years from the date of termination on the same basis as in effect immediately prior to the date of termination, or if such continued coverage is not permitted by applicable plans or law, a lump sum payment equal to the value of CST’s contribution for such coverage and (b) reimbursement of reasonable expenses in seeking comparable employment during the first year following the date of termination. The estimated amount of each such benefit is set forth in the table below. In addition, the separation agreements provide for relocation benefits in certain circumstances, which are not determinable. All such amounts are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment). As a condition of receiving the foregoing benefits, the named executive officers must execute a release of claims and comply with restrictive covenants concerning noncompetition and nonsolicitation of employees for one year following the date of termination and perpetual confidentiality and nondisparagement covenants.

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In connection with his termination of employment on February 29, 2016, Mr. Motz entered into a separation agreement with CST pursuant to which he is entitled to continued life insurance benefits for one year from his date of termination, or if such continued coverage is not permitted by applicable plans or law, a lump sum payment equal to the value of CST’s contribution for such coverage. In the event of a change in control on September 1, 2016, Mr. Motz’s separation agreement provides that he will receive an additional year of life insurance coverage, or if such continued coverage is not permitted by applicable plans or law, a lump sum payment equal to the value of CST’s contribution for such coverage. Because Mr. Motz’s employment has already terminated, such benefit would be provided “single-trigger” (i.e., automatically as a result of the consummation of the merger). In connection with his termination of employment, he executed a release of claims and agreed to comply with restrictive covenants concerning noncompetition and nonsolicitation of employees for one year following the date of termination and perpetual confidentiality and nondisparagement covenants.

Name	Insurance Continuation ($)	Outplacement ($)
Named Executive Officers
Kimberly S. Lubel	46,468	25,000
Clayton E. Killinger	62,398	25,000
Anthony P. Bartys	13,906	25,000
Stephan F. Motz	2,075	–
Charles H. (Hal) Adams	49,050	25,000

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of CST common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (which we refer to as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of CST common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of CST common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the

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THE MERGER (PROPOSAL 1)

mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain expatriates, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities, or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of CST common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in the surviving corporation immediately after the merger, and U.S. holders who acquired their shares of CST common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of CST common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of CST common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of CST common stock, you should consult your tax advisor.

This summary of material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of CST common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of CST common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of CST common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of CST common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of CST common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of CST common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of CST common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

HSR Clearance. Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

Under the HSR Act, the merger may not be completed until the expiration of a 30 calendar day waiting period, which begins when Couche-Tard and CST file Premerger Notification and Report Forms under the HSR Act with the FTC and the Antitrust

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Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division. Couche-Tard and CST filed their Premerger Notification and Report Forms on September 16, 2016 in connection with the merger, and the waiting period will therefore expire at 11:59 p.m., Eastern Time, on October 17, 2016. If prior to the expiration or termination of the waiting period either the FTC or the Antitrust Division issues a request for additional information or documentary material from Couche-Tard and CST, the waiting period with respect to the merger would be extended until the 30th calendar day following the date of Couche-Tard’s and CST’s substantial compliance with that request. After that time, absent Couche-Tard’s and CST’s agreement, the acquisition can be blocked only by court order. The FTC and the Antitrust Division may terminate the applicable waiting period at any time before its expiration.

At any time before or after the expiration or termination of the statutory waiting periods under the HSR Act, or before or after the effective time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither CST nor Couche-Tard believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Canadian Competition Act Clearance. Part IX of the Competition Act, including the regulations promulgated thereunder, requires that the parties to certain transactions that exceed the thresholds set out in sections 109 and 110 of the Competition Act (which we refer to as “notifiable transactions”) provide the Commissioner of Competition (which we refer to as the “commissioner”) with pre-closing notification of the transaction consisting of prescribed information.

Subject to certain limited exemptions, the parties to a notifiable transaction cannot complete the transaction until an applicable waiting period under section 123 of the Competition Act has expired or been terminated or an appropriate waiver has been provided by the commissioner. The waiting period ends 30 days after the day on which the parties to the notifiable transaction have submitted their respective notifications. The parties are entitled to complete their notifiable transaction at the end of the 30-day period, unless the commissioner notifies the parties, pursuant to subsection 114(2) of the Competition Act, that the commissioner requires specified additional information that is relevant to the commissioner’s assessment of the notifiable transaction (which we refer to as a “supplementary information request”). In the event that the commissioner issues a supplementary information request, the notifiable transaction cannot be completed until 30 days after compliance with such supplementary information request, provided that there is no order issued by the Competition Tribunal in effect prohibiting completion at the relevant time. The commissioner’s substantive assessment of a notifiable transaction may extend beyond the statutory waiting period, and the commissioner may seek an order from the Competition Tribunal before or after expiry of the statutory waiting period, and for up to one year following completion, to enjoin and/or prohibit all or part of a transaction.

In addition or as an alternative to filing notifications containing the prescribed information, a party to a notifiable transaction may comply with Part IX of the Competition Act by applying to the commissioner for: (i) an Advance Ruling Certificate issued by the commissioner pursuant to section 102 of the Competition Act, which exempts parties from the notification requirements under Part IX of the Competition Act and bars the commissioner from bringing an application under section 92 of the Competition Act to challenge the transaction, or (ii) a no-action letter from the commissioner advising that he does not, at the time, intend to initiate proceedings before the Competition Tribunal under section 92 of the Competition Act to challenge the transaction (which we refer to as a “no-action letter”) and an exemption from the pre-merger notification obligation under paragraph 113(c) of the Competition Act.

The merger is a notifiable transaction, and as such, the parties must comply with the merger notification provisions of Part IX of the Competition Act. Completion of the merger is also subject to the receipt of Canadian Competition Act Clearance, which is defined as one of the following having occurred: (i) the issuance of an Advance Ruling Certificate by the commissioner, (ii) the expiration or termination of the applicable waiting period under Section 123 of the Competition Act following CST and Couche-Tard having given the requisite notice of the merger under Section 114 of the Competition Act or (iii) waiver of the requisite notice under Paragraph 113(c) of the Competition Act.

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THE MERGER (PROPOSAL 1)

On August 30, 2016, Circle K filed with the commissioner a request for an Advance Ruling Certificate or no-action letter. Circle K and CST filed their notifications with the commissioner on or before September 7, 2016, commencing the applicable waiting period from that date. The waiting period will therefore expire on October 7, 2016, unless the commissioner issues a supplementary information request, in which case the waiting period will expire 30 days after both Circle K and CST comply with such supplementary information request.

Although neither CST nor Circle K believes that the merger violates the Competition Act, there can be no assurance that a challenge to the merger will not be made or, if such a challenge is made, that it would not be successful.

Delisting and Deregistration of CST Common Stock

If the merger is completed, CST common stock will be delisted from the NYSE and deregistered under the Exchange Act.

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THE MERGER AGREEMENT

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this document.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this document, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about CST or modify or supplement any factual disclosures about CST in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to CST. The merger agreement contains representations and warranties by and covenants of CST, Circle K and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in CST’s public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in CST’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find Additional Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about CST may be found elsewhere in this document and CST’s other public filings. See the section entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers; Headquarters

At the effective time, Merger Sub will merge with and into CST, and the separate corporate existence of Merger Sub will cease. CST will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and an indirect wholly owned subsidiary of Circle K.

At the effective time, the certificate of incorporation of CST will be amended as set forth in Annex I to the merger agreement, and the bylaws of Merger Sub that are in effect immediately before the effective time will become the bylaws of the surviving corporation.

At the effective time, the individuals holding positions as directors of Merger Sub immediately before the effective time will become the initial directors of the surviving corporation, and the individuals holding positions as officers of CST immediately before the effective time will continue as the initial officers of the surviving corporation.

Upon the effective time, Circle K will cause a new Circle K division and shared service center to be based in San Antonio, Texas.

When the Merger Becomes Effective

The closing of the merger will take place at 10:00 a.m. local time at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 on the second business day following satisfaction or waiver of the last of the conditions set forth in the merger agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as CST and Circle K may agree in writing.

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THE MERGER AGREEMENT

At the closing, CST will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed or at such later date or time as may be agreed by CST and Merger Sub and specified in the certificate of merger.

As of the date of the filing of this document, the parties expect to complete the merger in early calendar year 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside the control of CST or Circle K may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Effect of the Merger on the Common Stock

At the effective time, each share of CST common stock outstanding immediately prior to the effective time (other than shares owned by CST in treasury and shares owned by Circle K or Merger Sub or any subsidiaries of CST, Circle K or Merger Sub and other than dissenting shares for which appraisal rights have been properly exercised in accordance with Delaware law and not lost or withdrawn) will be converted into the right to receive the merger consideration. The merger consideration will be $48.53 per share in cash, without interest, and subject to any applicable withholding taxes.

At the effective time, each share of CST common stock outstanding immediately prior to the effective time that is owned by CST in treasury or owned by Circle K or Merger Sub or any subsidiaries of CST, Circle K or Merger Sub will be cancelled, and no consideration will be delivered in exchange for such cancellation.

At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, and such shares will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of CST Equity Awards; Employee Stock Purchase Plan

Stock Options. At the effective time, each stock option that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such option as of the effective time and (2) the excess of the merger consideration over the exercise price.

Restricted Shares. At the effective time, each restricted share that is outstanding immediately prior to the effective time, whether vested or unvested, will become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration.

RSUs. At the effective time, each award of RSUs that is outstanding immediately prior to the effective time, whether vested or unvested, will, if granted prior to the date of the merger agreement, become fully vested and be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration. For purposes of unvested CST MSUs, which are RSUs that vest based on performance goals related to the price of CST common stock, in accordance with the award agreements, performance goals will be deemed satisfied based on the merger consideration.

At the effective time, each award of RSUs that is granted after the date of the merger agreement that is outstanding as of immediately prior to the effective time will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of CST common stock subject to such award as of the effective time and (2) the merger consideration, but such award will remain subject to the vesting terms that applied to such award prior to the effective time.

Employee Stock Purchase Plan. CST has agreed that, as of no later than the business day immediately prior to the effective time, CST will terminate the ESPP. CST also has agreed that it will take all necessary action to ensure that no new offering periods under the ESPP will commence during the period from August 21, 2016 through the effective time. The accumulated contributions of the participants in the current offering period will be used to purchase shares of CST common stock as of no later than 10 business days prior to the effective time, and the participants’ purchase rights under such offerings will terminate immediately after such purchase.

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Payment for Common Stock in the Merger

At or prior to the effective time, Circle K will deposit, or cause to be deposited, with a U.S. bank or trust company appointed by Circle K and reasonably acceptable to CST (which we refer to as the “paying agent”), in trust for the benefit of the holders of CST common stock, cash in U.S. dollars sufficient to pay the aggregate merger consideration. As soon as reasonably practicable after the effective time (and no later than the second business day following the closing date), Circle K will instruct the paying agent to mail to each holder of record of shares of CST common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of CST common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, duly completed and validly executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares.

Representations and Warranties; Material Adverse Effect

The merger agreement contains representations and warranties of CST, subject to certain exceptions in the merger agreement, in the disclosure schedules delivered in connection with the merger agreement and in CST’s public filings, as to, among other things:

•	organization, good standing and qualification to do business;

•	capitalization;

•	corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

•	the SEC filings of CST and CAPL and the financial statements of CST;

•	the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

•	the absence of undisclosed liabilities;

•	compliance with applicable laws and permits;

•	environmental matters;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	employee relations, labor matters and compliance with workplace safety and workers’ compensation laws;

•	the absence of certain material events in the business of CST, including that there has not been a material adverse effect with respect to CST;

•	investigations and litigation;

•	the accuracy and completeness of the information supplied for the purposes of this document;

•	intellectual property;

•	real property;

•	the receipt by the CST board of directors of a fairness opinion from BofA Merrill Lynch;

•	the required vote of CST stockholders to adopt the merger agreement;

•	material contracts;

•	insurance policies;

•	affiliate party transactions;

•	broker’s and finder’s fees; and

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•	takeover laws.

The merger agreement also contains representations and warranties of Circle K and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:

•	organization, good standing and qualification to do business;

•	corporate authority and governmental and third party consents and approvals relating to the execution, delivery and performance of the merger agreement;

•	investigations and litigation;

•	the accuracy and completeness of the information supplied for the purposes of this document;

•	the availability on the closing date of sufficient funds for Circle K’s payment of the merger consideration;

•	capitalization of Merger Sub;

•	the ownership by Circle K, Merger Sub and their affiliates of CST common stock; and

•	acknowledgments with respect to the representations and warranties of CST in the merger agreement.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” qualification with respect to either CST or Circle K, as discussed below.

For purposes of the merger agreement, a “material adverse effect” with respect to CST means any event, development, change, state of facts or effect that, individually or in the aggregate (a) prevents or materially impairs or delays the ability of CST to consummate the merger or (b) has a material adverse effect on the business, financial condition or results of operations of CST and its subsidiaries, taken as a whole, but will not include any event, development, change, state of facts or effect relating to or resulting from the following:

•	conditions in or affecting the United States or Canadian economies or the global economy generally;

•

political or economic conditions in any country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in any country or region of the world occurring after the date of the merger agreement;

•	changes in the financial, credit, banking or securities markets in any country or region in the world;

•	changes in GAAP or other accounting standards (or interpretations or the enforcement thereof);

•	changes in any laws or other binding directives issued by any governmental entity (or interpretations or the enforcement thereof);

•	changes that are generally applicable to the industries in which CST and its subsidiaries operate;

•	any change in the market price or trading volume of CST common stock;

•

the execution and delivery and performance of the merger agreement or the public announcement or pendency or consummation of the merger, including the impact thereof on the relationships, contractual or otherwise, of CST or any of its subsidiaries with employees, customers or suppliers;

•	the identity of Circle K or any of its affiliates as the acquiror of CST;

•	the taking of any action required or expressly contemplated by the merger agreement or with the prior written consent or at the direction of Circle K;

•	the occurrence of natural disasters;

•	any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; or

•	any change in the credit rating of CST or its securities;

except that (i) the first, second, third and sixth bullet points above may be taken into account to the extent the impact of such event, development, change, state of facts or effect on the business, financial condition or results of operations of CST and its

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subsidiaries, taken as a whole, is disproportionately adverse in relation to others in the industries in which CST and its subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account, and (ii) the underlying cause of any change or failure referred to in the seventh, twelfth and thirteenth bullet points above may be taken into account.

For the purpose of the merger agreement, a “material adverse effect” with respect to Circle K means any event, development, change, state of facts or effect that prevents or materially impairs or delays the ability of Circle K or Merger Sub to perform its obligations under the merger agreement, to satisfy the conditions precedent to the merger or to consummate the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, during the period from August 21, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law, as may be agreed in writing by Circle K (which consent may not be unreasonably withheld, delayed or conditioned), as may be expressly required or expressly permitted by the merger agreement or as set forth in the disclosure schedules delivered by CST concurrently with the merger agreement, CST and its subsidiaries will conduct their businesses in the ordinary course of business consistent with past practice, and CST will use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of the key employees of CST and its subsidiaries, subject to the restrictions summarized below, and maintain satisfactory relationships with the material customers, lenders, suppliers and others having material business relationships with CST or any of its subsidiaries.

The merger agreement further provides that, during the period from August 21, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law, with the prior written consent of Circle K, as may be expressly required or expressly permitted by the merger agreement or as set forth in the disclosure schedules delivered by CST concurrently with the merger agreement, CST:

•

will not, and will not permit its subsidiaries that are not wholly owned to pay any dividend or make any distribution, except dividends and distributions (A) paid by subsidiaries of CST to CST or to any of its wholly owned subsidiaries, (B) by CAPL and (C) by CAPL’s wholly owned subsidiaries to CAPL or CAPL’s wholly owned subsidiaries;

•	will not, and will not permit its subsidiaries to, split, combine or reclassify any of its capital stock or issue any securities in respect of its capital stock;

•

except as required by existing written agreements or CST benefit plans, will not, and will not permit its subsidiaries (other than CAPL and its subsidiaries) to (A) increase directors’ or employees’ compensation or other benefits other than in the ordinary course of business consistent with past practice, (B) enter into any employment, change of control, severance or retention agreement (other than offer letters with new hires in the ordinary course of business so long as such letters do not provide material severance or change-in-control benefits) or (C) enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to CST or any of its subsidiaries or a material acceleration or increase in payments or benefits;

•

will not, and will not permit its subsidiaries to, enter into or make any loans, advances or capital contributions to, or investments in, any other person (other than loans or advances to directors, employees, agents or consultants in the ordinary course of business consistent with past practice) or make any change in its existing borrowing, lending or investment arrangements;

•

will not, and will not permit its subsidiaries to, change material financial accounting policies or its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

•	will not, and will not permit its subsidiaries to, amend its organizational documents;

•

will not, and will not permit its subsidiaries to, issue, sell, pledge, dispose of or encumber any shares of its capital stock or any securities convertible into or exchangeable for any such shares or any rights to acquire such shares, other than (A) issuances of CST common stock in respect of any exercise or settlement of CST equity awards outstanding as of August 21, 2016 or granted as permitted by the terms of the merger agreement or (B) liens securing obligations under CST’s existing credit facilities;

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•

will not, and will not permit its subsidiaries to, purchase or redeem any shares of its capital stock or any rights to acquire any such shares, other than from the holder of a CST equity award in payment of the exercise price thereof (if applicable) or to satisfy withholding obligations upon the vesting of such award;

•

will not, and will not permit its subsidiaries to, incur, assume, guarantee or prepay any indebtedness for borrowed money, except for (A) any indebtedness for borrowed money among CST and/or its wholly owned subsidiaries, (B) indebtedness for borrowed money incurred to replace or refinance existing indebtedness for borrowed money in the ordinary course of business and in a manner consistent with past practice, (C) guarantees by CST of indebtedness for borrowed money of its subsidiaries that is incurred in compliance with this bullet point, (D) indebtedness for borrowed money incurred pursuant to debt agreements in effect as of August 21, 2016 for the purpose of financing capital expenditures permitted by the bullet point below, (E) other indebtedness for borrowed money incurred pursuant to agreements in effect as of August 21, 2016 or the issuance of new commercial paper by CST, not to exceed $15 million outstanding in the aggregate, and (F) with respect to any indebtedness not in accordance with clauses (A) through (E), for any indebtedness not to exceed $15 million in aggregate principal amount outstanding at the time incurred, except that none of the foregoing restrictions will apply to CAPL and its subsidiaries so long as, immediately after incurring the applicable indebtedness, CAPL is in compliance with certain agreed-upon financial ratios;

•

will not, and will not permit any of its subsidiaries to, make any capital expenditure in excess of $15 million individually or in the aggregate, other than as contemplated by the capital expenditures budget of CST made available to Circle K;

•

will not, and will not permit its subsidiaries to, sell, assign, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including any sale-leasebacks or securitizations), or subject to any lien (other than certain permitted liens), any properties or assets having a value in excess of $10 million, individually or in the aggregate, subject to certain exceptions;

•	will not, and will not permit its subsidiaries to, enter into, materially and adversely modify or terminate any material contract, subject to certain exceptions;

•

will not, and will not permit its subsidiaries to, (A) acquire any entity or assets that constitutes a business or division of any person, or all or a substantial portion of the assets of any person (or business or division thereof) located in the U.S. for consideration in excess of $10 million (and none of the foregoing will be permitted with respect to any entity, business or assets located in Canada); or (B) enter into any joint venture, partnership or other similar arrangements with respect to any assets, businesses or divisions of CST or its subsidiaries located in the U.S. with a fair market value in excess of $10 million (and none of the foregoing will be permitted with respect to any assets, businesses or divisions located in Canada), except that none of the foregoing restrictions in this bullet point will apply to CAPL and its subsidiaries so long as, immediately after the applicable transaction, CAPL is in compliance with certain agreed-upon financial ratios;

•

will not, and will not permit its subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	will not, and will not permit its subsidiaries to, enter into any new line of business;

•

will not, and will not permit its subsidiaries to, settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration or other claim not relating to tax matters, (B) any stockholder litigation or dispute against CST or its officers or directors or (C) any litigation or dispute that relates to the transactions contemplated by the merger agreement, in each case, subject to certain exceptions;

•

will not, and will not permit its subsidiaries to, make or change any material tax election, change any material annual tax accounting period, adopt or change any material method of tax accounting, file any material amended tax returns or claims for material tax refunds, enter into any closing agreement with respect to a material amount of taxes, settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period that could reasonably be expected to produce a material tax claim or assessment, in each case, except in the ordinary course of business consistent with past practice; and

•	will not, and will not permit its subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

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Circle K and Merger Sub have also agreed that, during the period from August 21, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, Circle K and Merger Sub will not, and will not permit any of their subsidiaries or affiliates to, take or agree to any action (including entering into agreements with respect to acquisitions, mergers, consolidations or business combinations or entering into any new lines of businesses) that would reasonably be expected to prevent or materially delay, impede or interfere with its performance of, or consummation of the transactions contemplated by, the merger agreement.

Access

Subject to certain exceptions and limitations, during the period from August 21, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, CST must afford to Circle K and its representatives reasonable access during normal business hours, on reasonable prior notice, to CST’s and its subsidiaries’ officers, properties, contracts, books and records.

Alternative Proposals; No Solicitation

Except as permitted by the merger agreement, during the period from August 21, 2016 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, CST will not and will cause its subsidiaries and their respective affiliates and representatives not to, directly or indirectly:

•	solicit, initiate, knowingly facilitate or knowingly encourage the submission of any alternative proposal (as defined below);

•

participate in any discussions or negotiations regarding an alternative proposal, or furnish any nonpublic information regarding any alternative proposal to any person that has made or to CST’s knowledge is seeking to make an alternative proposal;

•	enter into any letter of intent, agreement in principle or contract regarding an alternative proposal (except for confidentiality agreements); or

•	publicly propose to do any of the foregoing.

Pursuant to the merger agreement, an “alternative proposal” means any bona fide inquiry, proposal or offer made by any person for (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving CST, (2) the direct or indirect acquisition by any person of 15% or more of the assets of CST and its subsidiaries on a consolidated basis or (3) the direct or indirect acquisition by any person of 15% or more of the voting power of the outstanding common stock of CST, including any tender offer or exchange offer for 15% or more of the voting power of the outstanding CST common stock, in each case other than the transactions contemplated by the merger agreement.

Receipt of Alternative Proposals

Notwithstanding the provisions of the merger agreement described above, if at any time after August 21, 2016 and prior to the time the requisite CST stockholder vote is obtained, CST receives an unsolicited, written alternative proposal without any material violation of the applicable non-solicitation provisions of the merger agreement, that the CST board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, is or is reasonably likely to result in, a superior proposal (as defined below), then CST may:

•	furnish information to the person making such alternative proposal, subject to entering into a confidentiality agreement and providing the same information to Circle K; and

•

engage in discussions or negotiations with the person making such alternative proposal, subject to providing to Circle K a copy of any written alternative proposal and the identity of the person making such alternative proposal.

Pursuant to the merger agreement, a “superior proposal” means an unsolicited, written, bona fide inquiry, proposal or offer made by any person for (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving CST, (2) the direct or indirect acquisition by any person of 50% or

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more of the assets of CST and its subsidiaries on a consolidated basis or (3) the direct or indirect acquisition by any person of 50% or more of the voting power of the outstanding common stock of CST, including any tender offer or exchange offer for 50% or more of the voting power of the outstanding CST common stock, in each case other than the transactions contemplated by the merger agreement, without any violation of the applicable non-solicitation provisions of the merger agreement, on its most recently amended or modified terms, that the CST board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account all financial, legal, regulatory and other aspects, (A) would be, if consummated, more favorable to CST’s stockholders from a financial point of view than the merger agreement and the merger (after taking into account any modifications or changes committed to in writing by Circle K pursuant to its match rights summarized below) and (B) is reasonably likely to be consummated if accepted (including that any necessary financing is reasonably likely to be obtained on a timely basis).

Change in Board Recommendation

The CST board of directors has unanimously recommended that CST stockholders vote “FOR” the proposal to adopt the merger agreement. We refer in this document to the recommendation of the CST board of directors that stockholders adopt this merger agreement as the “company recommendation.”

The merger agreement permits the CST board of directors to make a “change of recommendation” with respect to the company recommendation only in certain limited circumstances, as described below. A “change of recommendation” means any of the following actions taken by the CST board of directors or a committee of the CST board of directors:

•	qualifying, modifying, withholding or withdrawing, or publicly proposing to qualify, modify, withhold or withdraw, in a manner adverse to Circle K, the company recommendation;

•

subject to limited exceptions, taking any formal action or making any public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a reaffirmation of the company recommendation;

•	approving or recommending, or publicly proposing to approve or recommend, an alternative proposal; or

•	failing to include the company recommendation in this document.

However, notwithstanding the above, at any time after August 21, 2016 and prior to the time the requisite CST stockholder vote is obtained, the CST board of directors may:

•

make a change of recommendation under the first or fourth bullet of the definition of “change of recommendation” above in response to a material development (as defined below) if the CST board of directors determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the CST board of directors’ fiduciary duties to the stockholders of CST under applicable law, provided that CST (A) has given Circle K at least four business days’ prior written notice specifying in reasonable detail the reasons for such proposed change of recommendation, (B) has given Circle K during such four business day period the opportunity to meet or negotiate with CST in good faith and (C) at the end of such four business day period, after taking into account any amendments to the merger agreement committed to in writing by Circle K, the CST board of directors determines in good faith, after consultation with outside counsel, that the failure of the CST board of directors to make such change of recommendation would continue to be inconsistent with its fiduciary duties to the stockholders of CST under applicable law; or

•

make a change of recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal if, prior to taking such action, (A) the CST board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative proposal is a superior proposal, (B) CST has given Circle K at least four business days’ prior written notice and a copy of such superior proposal (or, for each material modification to the material terms of any such alternative proposal, two business days’ prior written notice), (C) CST has given Circle K during such four or two business day period the opportunity to meet or negotiate with CST in good faith and (D) at the end of such four or two business day period, the CST board of directors, after consultation with CST’s financial advisors and outside legal counsel, has determined that the alternative proposal remains a superior proposal (taking into account any amendments to the merger agreement committed to in writing by Circle K).

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A “material development” is defined to mean a material development or material change in circumstances (other than relating to or in connection with an alternative proposal) that occurs or arises after August 21, 2016 that was not known and not reasonably foreseeable (or if known, the consequences of which were not known or reasonably foreseeable) by the CST board of directors as of August 21, 2016.

CST Stockholders’ Meeting

Subject to the relevant provisions of the merger agreement, including CST’s right to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in the section entitled “– Alternative Proposals; No Solicitation – Change in Board Recommendation,” (1) CST will take all action necessary in accordance with the DGCL and CST’s certificate of incorporation and bylaws to duly call, give notice of and convene a meeting of CST stockholders as promptly as reasonably practicable following the mailing of this document for the purpose of obtaining the requisite vote of CST stockholders in adopting the merger agreement and (2) subject to the CST board of directors’ right to make a change of recommendation, as described in the section entitled “– Alternative Proposals; No Solicitation – Change in Board Recommendation,” CST will use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Financing and Financing Cooperation

Circle K agreed to use its commercially reasonable efforts to take all actions necessary to obtain debt financing necessary to pay in cash the aggregate merger consideration and to perform its obligations under the merger agreement and agreed to keep CST reasonably informed of the status of its efforts to obtain any such debt financing.

CST agreed that, upon the request of Circle K, CST will use its commercially reasonable efforts to provide such assistance with respect to the debt financing as is reasonably requested by Circle K, subject to certain limitations. Circle K will promptly reimburse CST for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees) incurred by CST or its subsidiaries or representatives in connection with the debt financing and will indemnify and hold harmless from any losses suffered by them in connection with the debt financing.

Circle K’s and Merger Sub’s obligations under the merger agreement, including their obligation to complete the merger, are not conditioned on their receipt of any debt financing.

Employee Matters

The merger agreement provides that Circle K will provide, or cause its subsidiaries to provide, to each CST employee who continues to be employed by the surviving corporation or one of its subsidiaries after the effective time (which we refer to as “CST employee”) compensation and benefits on the following terms:

•

From the effective time until April 29, 2018, (a) base compensation that is no less favorable than was provided to the CST employee immediately before the effective time and (b) equity-based incentive opportunities that are no less favorable than those provided to employees of Circle K and its subsidiaries who are similarly situated to (including with respect to work location) the applicable CST employee;

•

From the effective time until April 30, 2017, an annual bonus opportunity with bonus targets and related performance metrics that are no less favorable than those provided to the CST employee immediately before the effective time, and from May 1, 2017 until April 29, 2018, an annual bonus opportunity with bonus targets and related performance metrics that are no less favorable than those applicable to employees of Circle K and its subsidiaries who are similarly situated to (including with respect to work location) the applicable CST employee;

•

From the effective time until April 30, 2017, all other compensation and benefits that, in the aggregate, are no less favorable than those provided to the CST employee immediately before the effective time, and from May 1, 2017 until April 29, 2018, all other compensation and benefits (other than equity-based incentive benefits) that, in the aggregate, are no less favorable than those provided to employees of Circle K and its subsidiaries who are similarly situated to (including with respect to work location) the applicable CST employee; and

•

From the effective time until April 29, 2018, Circle K will provide or cause the surviving corporation to provide to each CST employee who is eligible under the CST severance plan as of the effective time, severance benefits equal

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to the greater of (a) the severance benefits to which such CST employee is then entitled under the CST severance plan, taking into account all service whether before or after the effective time, and (b) the severance benefits provided to employees of Circle K and its subsidiaries who are similarly situated to (including with respect to work location) the applicable CST employee under the severance arrangements of Circle K and its subsidiaries, in each case without duplication of benefits under any other contract or arrangement applicable to such CST employee and without taking into account any reduction after the effective time in base compensation paid to such CST employee.

Under the merger agreement, for all purposes (including purposes of vesting (other than equity awards), eligibility to participate and level of benefits) under the employee benefit plans of Circle K and its subsidiaries providing benefits to any CST employees after the effective time, each CST employee will be credited with his or her years of service with CST and its subsidiaries before the effective time, to the same extent as such CST employee was entitled, before the effective time, to credit for such service under any similar CST benefit plan in which such CST employee participated or was eligible to participate immediately prior to the effective time. However, the foregoing will not apply (a) with respect to participation in or benefit accrual under any defined benefit pension or retiree medical plan or (b) to the extent that its application would result in a duplication of benefits.

In addition, each CST employee will be immediately eligible to participate in any and all benefit plans of Circle K and its subsidiaries to the extent such plan supersedes a comparable CST benefit plan in which such CST employee participated immediately before the effective time. For purposes of each benefit plan of Circle K and its subsidiaries providing medical, dental, pharmaceutical and/or vision benefits to any CST employee, Circle K will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of CST and its subsidiaries in which such employee participated immediately prior to the effective time. The amount of eligible expenses incurred by each such CST employee and his or her covered dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the prior CST benefit plans will be credited for purposes of satisfying the deductible, and maximum out-of-pocket co-insurance requirements under the new Circle K benefit plans.

Efforts to Complete the Merger

Each of CST and Circle K agreed in the merger agreement to use its commercially reasonable efforts to promptly take and to promptly do, and to assist and cooperate with one another in doing, all things reasonably necessary, proper or advisable under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable and in any event prior to the end date, including (1) obtaining of all necessary waivers, consents, clearances, approvals, actions or nonactions and expirations or termination of waiting periods from governmental entities and the making of all necessary registrations and filings in connection therewith, (2) using its commercially reasonable efforts to obtain all necessary consents, approvals or waivers from third parties and (3) defending laws or other legal proceedings challenging the merger agreement or the consummation of the merger, except that none of CST, Circle K or Merger Sub will be required to pay any fee, penalty or other consideration to a third party for any contractual consent or approval.

In addition, Circle K agreed to take all such further action as may be necessary to avoid or eliminate each and every impediment under any antitrust law so as to enable the closing to occur as promptly as practicable (and in any event no later than the end date). If necessary to obtain the requisite antitrust clearances, Circle K will, including by proposing, negotiating, committing and effecting, by consent decree, hold separate order, or otherwise, (i) sell, divest, dispose of or otherwise hold separate (including by establishing a trust or otherwise), any of the businesses, assets or properties of Circle K, CST, the surviving corporation or any of their respective affiliates and (ii) otherwise take or commit to take actions that after the closing would limit Circle K’s freedom of action with respect to, or its ability to operate and/or retain any of the businesses, assets or properties of Circle K, CST, the surviving corporation or any of their respective affiliates. However, CST and its subsidiaries are not required to agree to any such actions with respect to the assets, businesses or operations of CST or any of its affiliates unless the effectiveness of such agreement is conditioned on the closing of the merger.

Circle K has the right, subject to its obligations to cooperate and consult with CST as described below, to determine, direct and have control over the strategy and process by which the parties will seek the required approvals under antitrust laws and to control the defense or prosecution of any claims or actions relating thereto. Notwithstanding the foregoing, Circle K and CST will cooperate and consult with each other in connection with the making of all regulatory filings, notifications,

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communications and submissions. Additionally, Circle K and CST will keep each other apprised on a current basis of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received by them from any third party and/or governmental entity with respect to such transactions. Circle K and CST will also permit the other party’s counsel a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any material proposed notifications or filings and any material written communications or submissions to a governmental entity. Neither party will participate in any substantive meeting or discussion with any governmental entity in connection with the proposed transactions unless it consults with the other party in advance and gives the other party a reasonable opportunity to attend and participate.

Indemnification and Insurance

Circle K and Merger Sub agreed that, at the effective time, the surviving corporation will assume the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the effective time in favor of the current or former directors or officers of CST or its subsidiaries as provided in their respective certificates of incorporation, bylaws or any indemnification contract (in each case, as in effect on August 21, 2016).

For six years after the effective time, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of CST’s and its subsidiaries’ organizational documents or in any indemnification agreements as in effect immediately prior to the effective time.

In addition, for six years after the effective time, the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of CST and its subsidiaries and each person who served at the request of CST as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (which we refer to, individually, as an “indemnified party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim arising out of, relating to or in connection with any act or omission occurring or alleged to have occurred, whether before or after the effective time, in connection with such indemnified party’s service as a director or officer of CST or its subsidiaries or service as an officer, director, member, trustee or other fiduciary of any other enterprise if such service was at the request of CST, subject to specified limitations.

Circle K also agreed to use all commercially reasonable efforts to cause the surviving corporation as of the effective time to purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under CST’s and its subsidiaries’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time (including in connection with the merger agreement and the merger), and Circle K will cause such policy to be maintained in full force and effect, for its full term. If Circle K fails to obtain such “tail” insurance policy, it will, for six years after the effective time, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by CST and its subsidiaries, except that Circle K will not be required to pay annual premiums in excess of 300% of the last annual premium paid by CST prior to August 21, 2016 but will purchase as much coverage as reasonably practicable for such amount.

None of the provisions of the merger agreement summarized above in this section entitled “– Indemnification and Insurance” will apply to CAPL or its general partner or subsidiaries except for the second paragraph of this section.

Coordination on Litigation

CST and Circle K agreed to keep the other reasonably informed of, and cooperate in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the merger or the other transactions contemplated by the merger agreement, including that CST will give Circle K a reasonable opportunity to participate in the defense or settlement of any such litigation or claim, and CST will not compromise or settle such litigation or claim without Circle K’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed).

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THE MERGER AGREEMENT

Other Covenants and Agreements

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this document, public announcements relating to the merger, elimination or any applicable takeover statutes, exemptions of dispositions of CST securities in connection with the merger under Rule 16b-3 of the Exchange Act and the delisting and deregistration of CST common stock.

Conditions to Completion of the Merger

Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the adoption of the merger agreement by at least a majority of the outstanding shares of CST common stock;

•

the absence of any injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the merger that has been entered and continues to be in effect and the absence of any law that has been enacted, entered, promulgated or enforced or deemed applicable by any governmental entity that prohibits or makes illegal the consummation of the merger;

•	the expiration or termination of any waiting period under the HSR Act applicable to the merger; and

•

one of the following having occurred (which we refer to as the “Canadian Competition Act Clearance”): (i) the issuance of an Advance Ruling Certificate, (ii) the expiration or termination of the applicable waiting period under Section 123 of the Competition Act following CST and Circle K having given the requisite notice of the merger under Section 114 of the Competition Act or (iii) waiver of the requisite notice under Paragraph 113(c) of the Competition Act.

The obligation of Circle K and Merger Sub to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

•

the accuracy of the representations and warranties of CST both at and as of August 21, 2016 and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date), subject to a “material adverse effect” standard or such other standard provided in the merger agreement;

•	CST having performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with it prior to the effective time;

•

CST’s delivery to Circle K of a certificate, dated as of the closing date and signed by CST’s CEO or another senior officer, certifying that the conditions set forth in the two bullet points above have been satisfied; and

•	there having not occurred any material adverse effect with respect to CST since August 21, 2016.

The obligation of CST to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following additional conditions:

•

the accuracy of the representations and warranties of Circle K and Merger Sub both at and as of August 21, 2016 and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct only as of that earlier date), subject to a “material adverse effect” standard or such other standard provided in the merger agreement;

•

Circle K and Merger Sub having performed in all material respects all obligations and complied with all covenants required by the merger agreement to be performed or complied with them prior to the effective time; and

•

Circle K’s delivery to CST of a certificate, dated as of the closing date and signed by Circle K’s CEO or another senior officer, certifying that the conditions set forth in the two bullet points above have been satisfied.

Termination

The merger agreement may be terminated at any time prior to the effective time by the mutual written consent of CST and Circle K.

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The merger agreement may also be terminated at any time prior to the effective time by either CST or Circle K:

•

if the effective time has not occurred on or before May 22, 2017, except that if as of such date all closing conditions have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the closing) other than the expiration or termination of the applicable waiting period under the HSR Act and the receipt of Canadian Competition Act Clearance, then such date will automatically be extended to August 22, 2017 (we refer to such date, as it may be so extended, as the “end date”), provided that the right to terminate the merger agreement pursuant to such termination right will not be available to any party that has breached its obligations under the merger agreement in any material respect that has contributed to the failure to consummate the merger on or before such date;

•

if a governmental entity has issued an order, decree or ruling permanently enjoining, restraining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, and such order, decree or ruling has become final and nonappealable, provided that the party seeking to terminate the merger agreement pursuant to such termination right has complied with its obligations under the regulatory efforts covenant of the merger agreement described in the section entitled “– Efforts to Complete the Merger”;

•	if the vote of a majority of the outstanding shares of CST common stock to adopt the merger agreement has not been obtained at the special meeting; or

•

if the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (1) would result in a failure of a condition to the obligations of such party to effect the merger and (2) is either not curable by the end date or is not cured within 30 business days of written notice of such breach or failure to perform, provided that the party seeking to terminate pursuant to such termination right is not then in material breach of any representation, warranty or covenant in the merger agreement.

In addition, the merger agreement may be terminated by Circle K at any time prior to the time the CST stockholder vote is obtained:

•	if the CST board of directors or a committee of the CST board of directors has made a change of recommendation;

•

if CST has breached or failed to perform in any material respect its obligations under the non-solicitation provision in the merger agreement, described in the section entitled “– Alternative Proposals; No Solicitation”; or

•

if the CST board of directors fails to reaffirm (publicly, if so requested by Circle K in writing) the company recommendation within 10 business days after the date that any alternative proposal (or material modification to an alternative proposal) is first publicly disclosed by CST or the person making such alternative proposal or any material development is first publicly disclosed by CST.

In addition, the merger agreement may be terminated by CST at any time prior to the time the CST stockholder vote is obtained to enter into a definitive agreement with respect to a superior proposal (see “– Alternative Proposals; No Solicitation – Change in Board Recommendation”), provided that the termination fee is paid concurrently with such termination.

Termination Fee

CST will pay Circle K a termination fee in an amount equal to $133 million if the merger agreement is terminated in the following circumstances:

•	if the merger agreement is terminated by CST to enter into a definitive agreement with respect to a superior proposal;

•

if the merger agreement is terminated by Circle K for a change of recommendation, CST’s material breach of its non-solicitation covenant or the CST board of directors’ failure to reaffirm the company recommendation, each as described under “– Termination”; or

•

(1) after August 21, 2016, a qualifying transaction (as defined below) or intention to make a qualifying transaction is publicly proposed or publicly disclosed prior to, and not withdrawn at least two business days prior to, the special

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THE MERGER AGREEMENT

meeting or, if there has been no special meeting, prior to termination of the merger agreement, (2) thereafter the merger agreement is terminated pursuant to the termination trigger with respect to CST’s material breach or due to failure to obtain the CST stockholder vote or failure to complete the merger on or by the end date, and (3) concurrently with or within 12 months after such termination, CST enters into a definitive agreement providing for a qualifying transaction or completes a qualifying transaction.

Pursuant to the merger agreement, a “qualifying transaction” means any bona fide inquiry, proposal or offer made by any person for (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving CST, (2) the direct or indirect acquisition by any person of 50% or more of the assets of CST and its subsidiaries on a consolidated basis or (3) the direct or indirect acquisition by any person of 50% or more of the voting power of the outstanding common stock of CST, including any tender offer or exchange offer for 50% or more of the voting power of the outstanding CST common stock, in each case other than the transactions contemplated by the merger agreement.

Limitation on Remedies

If the merger agreement is terminated pursuant to the provisions described in the section entitled “—Termination,” the transactions contemplated by the merger agreement will be abandoned, the merger agreement will become null and void, and there will be no liability or obligation on the part of CST, Circle K or Merger Sub or their respective subsidiaries or affiliates, except that the confidentiality agreement, certain provisions of the merger agreement relating to financing cooperation reimbursement and indemnification, confidentiality of information shared by CST with Circle K and termination of the merger agreement will survive termination. Additionally, termination will not relieve any party from liabilities or damages arising out of fraud by any party or, except in the case of CST’s liability following payment of the termination fee, any willful breach of any covenant or agreement in the merger agreement.

If the termination fee is paid, except in the case of fraud, the termination fee will be the sole and exclusive remedy of Circle K and Merger Sub against CST and its subsidiaries and their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and representatives.

Expenses

In general, all costs and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring or required to incur such expense, except that all expenses incurred in connection with the printing, filing and mailing of this document will be borne by CST, and all fees paid in respect of filings under the HSR Act and the Competition Act will be borne by Circle K.

Amendment and Modification

At any time prior to the effective time, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CST, Circle K and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, after receipt of the vote of CST stockholders to adopt the merger agreement, if any such amendment or waiver would require further approval of CST stockholders or the sole stockholder of Merger Sub under applicable law or the rules and regulations of the NYSE, then the effectiveness of such amendment or waiver will be subject to the approval of CST stockholders or the sole stockholder of Merger Sub, as applicable.

Governing Law

The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Jurisdiction

Pursuant to the merger agreement, the parties irrevocably agreed that any legal action or proceeding with respect to the merger agreement and the rights and obligations arising under the merger agreement, or for recognition and enforcement of any

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judgment in respect of the merger agreement and the rights and obligations arising under the merger agreement brought by a party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

Waiver of Jury Trial

Each of the parties to the merger agreement irrevocably waived any and all right to a trial by jury in any action arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

Specific Enforcement

The parties agreed that irreparable damage would occur if any of the provisions of the merger agreement are not performed or are breached. Accordingly, the parties agreed that, in addition to any other remedy available, including monetary damages, each of the parties will be entitled to an injunction restraining breaches or threatened breaches of the merger agreement and a decree or order of specific performance to enforce specifically the observance and performance of the covenants and obligations of the merger agreement.

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THE UNCONDITIONAL GUARANTY

THE UNCONDITIONAL GUARANTY

The following is a summary of the material provisions of the guaranty, a copy of which is attached to this document as Annex B and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the guaranty that is important to you. We encourage you to read carefully the guaranty in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the guaranty and not by this summary or any other information contained in this document.

Explanatory Note Regarding the Guaranty

The following summary of the guaranty, and the copy of the guaranty attached as Annex B to this document, are intended to provide information regarding the terms of the guaranty and are not intended to provide any factual information about CST or modify or supplement any factual disclosures about CST in its public reports filed with the SEC. In particular, the guaranty and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to CST. The guaranty contains representations and warranties by and covenants of CST and Couche-Tard that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the guaranty were made solely for the benefit of the parties to the guaranty, may be subject to limitations agreed upon by the contracting parties, including being made for the purposes of allocating contractual risk between the parties to the guaranty instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the guaranty, which subsequent information may or may not be fully reflected in CST’s public disclosures. The representations, warranties and covenants in the guaranty and any descriptions thereof should be read in conjunction with the disclosures in CST’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find Additional Information.” Moreover, the description of the guaranty below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex B and is incorporated herein by reference.

Additional information about CST may be found elsewhere in this document and CST’s other public filings. See the section entitled “Where You Can Find Additional Information.”

Guaranteed Obligations

Couche-Tard, which indirectly owns all of the outstanding equity of Circle K, is the guarantor under the guaranty. Pursuant to the guaranty, Couche-Tard, as primary obligor and not merely as surety, absolutely, irrevocably and unconditionally agreed to guarantee the full and timely performance and payment when due of each and every obligation of Circle K under the merger agreement (which we refer to as the “guaranteed obligations”).

The guaranty is an unconditional guaranty of performance and not of collection. In any right of action that may accrue to CST under the merger agreement, CST may proceed against Couche-Tard directly without having commenced any action against or having obtained any judgment against Circle K or may proceed against Couche-Tard and Circle K jointly and severally.

Waiver of Defenses

Pursuant to the guaranty, Couche-Tard waived and agreed not to assert or to take advantage of (a) any defense that may arise by reason of the incapacity, lack of authority, bankruptcy, insolvency or disability of Circle K or any other person or entity; (b) any defense based upon the failure of the Circle K or any other person or entity to take any action or refrain from any action; (c) any duty on the part of CST to disclose to Couche-Tard any facts it may now or hereafter know; (d) promptness, diligence, acceptance or notice of acceptance of the guaranty; (e) the invalidity or unenforceability of the merger agreement; (f) any defense based upon a failure to notify Couche-Tard of any modification to the merger agreement; (g) presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any guaranteed obligations incurred and any defenses that may be available by virtue of any valuation, stay or moratorium law or similar law now or hereafter in effect; (h) all suretyship defenses; and (i) any other defense that Couche-Tard may or might have relating to its undertakings, liabilities, and obligations under the guaranty.

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THE UNCONDITIONAL GUARANTY

Term of Guaranty

The guaranty will continue in effect until each and every guaranteed obligation is satisfied.

Amendment and Modification

The guaranty may not be amended or modified, or any of its provisions waived, except by a written instrument signed by CST and Couche-Tard.

Governing Law

The guaranty will be governed and construed in accordance with the laws of the State of Delaware.

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ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, CST is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger, as described in the table entitled “Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger” under “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger,” including the footnotes to the table and related narrative discussion.

The CST board of directors unanimously recommends that the stockholders of CST approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to CST’s named executive officers in connection with the merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled “The Merger (Proposal 1) – Interests of CST’s Directors and Executive Officers in the Merger – Quantification of Potential Payments to CST’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either CST or Circle K. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of CST stockholders.

The above resolution approving the merger-related compensation of CST’s named executive officers on an advisory basis requires the affirmative vote of holders of a majority of the shares of CST common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon.

The CST board of directors unanimously recommends that the stockholders of CST vote “FOR” the named executive officer merger-related compensation proposal.

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VOTE ON ADJOURNMENT (PROPOSAL 3)

VOTE ON ADJOURNMENT (PROPOSAL 3)

CST stockholders are being asked to approve a proposal that will give the CST board of directors authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the CST board of directors to any date. In addition, the CST board of directors could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before the final vote.

CST does not anticipate calling a vote on this proposal if a quorum is present and the proposal to adopt the merger agreement is approved by at least a majority of the outstanding shares of CST common stock as of the record date.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of CST common stock present at the meeting (in person or represented by proxy) and entitled to vote thereon.

The CST board of directors unanimously recommends that the stockholders of CST vote “FOR” the adjournment proposal, if a vote on such proposal is called.

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MARKET PRICE OF THE COMPANY’S COMMON STOCK

MARKET PRICE OF THE COMPANY’S COMMON STOCK

CST common stock is traded on the NYSE under the symbol “CST.”

The following table sets forth during the periods indicated the high and low sales prices of CST common stock as reported on the NYSE, and the cash dividends declared per share for the periods indicated:

	Market Price		Dividend Declared
	High	Low

Fiscal 2014
First Quarter	$36.71	$29.53	$0.063
Second Quarter	$35.00	$29.55	$0.063
Third Quarter	$38.66	$32.48	$0.063
Fourth Quarter	$44.82	$33.29	$0.063

Fiscal 2015
First Quarter	$45.25	$40.32	$0.063
Second Quarter	$44.87	$38.60	$0.063
Third Quarter	$40.21	$32.61	$0.063
Fourth Quarter	$40.99	$32.28	$0.063

Fiscal 2016
First Quarter	$41.40	$29.73	$0.063
Second Quarter	$45.28	$36.02	$0.063
Third Quarter (through September 15, 2016)	$48.31	$42.32	$–

The closing sale price of CST common stock on August 19, 2016, which was the last trading day before the merger was publicly announced, was $47.51 per share. On September 15, 2016, the most recent practicable date before the filing of this document, the closing price for CST common stock was $47.80 per share. You are encouraged to obtain current market quotations for CST common stock in connection with voting your shares of CST common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of CST common stock as of September 1, 2016 by (i) each stockholder known to us to be the beneficial owner of more than 5% of our outstanding CST common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the tables below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of CST common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address of each beneficial owner listed on the tables below is c/o CST Brands, Inc., 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of September 1, 2016 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 75,686,590 shares of CST common stock outstanding as of September 1, 2016.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent of Class

Greater than 5% Stockholders
Iridian Asset Management LLC	8,071,982	(1)	10.665%
BlackRock, Inc.	5,083,999	(2)	6.717%
The Vanguard Group, Inc.	4,915,149	(3)	6.494%

Directors
Donna M. Boles	14,977		*
Roger G. Burton	14,977		*
Thomas W. Dickson	3,483		*
Rocky B. Dewbre	8,683		*
Ruben M. Escobedo	17,338		*
Denise Incandela	14,679		*
Kimberly S. Lubel	83,162	(4)	0.110%
Joseph E. Reece	5,361		*
Alan Schoenbaum	19,477		*
Stephen A. Smith	10,773		*
Joseph V. Topper, Jr.	1,233,208	(5)	1.629%
Michael Wargotz	14,977		*

Named Executive Officers
Charles H. (Hal) Adams	13,051	(6)	0.017%
Anthony P. Bartys	14,162	(7)	0.019%
Clayton E. Killinger	47,882	(8)	0.063%
Directors and executive officers as a group (15 persons)	1,516,190		2.003%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	The percentage of shares beneficially owned does not exceed one percent of the common shares outstanding.

(1)

Iridian Asset Management LLC (which we refer to as “Iridian”) filed a Schedule 13G with the SEC with respect to CST on May 31, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 8,071,982 shares of CST common stock for which it had shared voting power for 8,071,982 shares and shared dispositive power for 8,071,982 shares. Iridian has direct beneficial ownership of the shares in the accounts for which it serves as the investment adviser under its management agreements. David L. Cohen and Harold J. Levy may be deemed to possess beneficial ownership of the shares of CST common stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of CST common stock as joint Chief Investment Officers of Iridian. Mr. Cohen has sole voting power and sole dispositive power with respect to 4,080 shares of CST common stock for which he has direct beneficial ownership and Mr. Levy has sole voting power and sole dispositive power with respect to 1,814 shares of CST common stock for which he has direct beneficial ownership. As set forth in the Schedule 13G, Messrs. Cohen and Levy disclaim beneficial ownership of such shares. The principal address for Iridian is 276 Post Road West, Westport, Connecticut 06880-4704.

(2)

BlackRock, Inc. filed a Schedule 13G/A with the SEC with respect to CST on February 10, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 5,083,999 shares of CST common stock for which it had sole dispositive power and 4,812,800 shares for which it had sole voting power. The principal address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

The Vanguard Group, Inc. filed a Schedule 13G/A with the SEC with respect to CST on February 10, 2016, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,915,149 shares of CST common stock for which it had sole voting power for 55,636 shares and sole dispositive power for 4,859,713 shares, shared voting power for 4,500 shares and shared dispositive power for 55,436. The principal address for the Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)	Consists of 83,162 shares of CST common stock (of which 85 shares are held in a CST Brands savings plan and 363 shares were acquired pursuant to the CST Employee Stock Purchase Plan).

(5)

Consists of 1,233,208 shares of CST common stock, of which 1,219,827 shares are held by the Patricia Dunne Topper Trust for the Family of Joseph V. Topper, Jr. (which we refer to as the “PDT Trust”), 10,000 shares are held by the Joseph V. Topper, Sr. Trust (which we refer to as the “JVTS Trust”) and 3,381 shares are held by Mr. Topper. Mr. Topper is one of two voting trustees of the PDT Trust and one of two trustees of the JVTS Trust. 263,965 shares held by the PDT Trust are pledged as collateral to secure a line of credit. Mr. Topper, as a trustee of each of the PDT Trust and the JVTS Trust, may be deemed to have beneficial ownership of the shares beneficially owned by such trusts. The shares beneficially owned by the trusts are included in the number of shares shown as beneficially owned by Mr. Topper in the table above.

(6)	Consists of 13,051 shares of CST common stock (of which 825 shares are held in a CST Brands savings plan and 454 shares were acquired pursuant to the CST Employee Stock Purchase Plan).

(7)	Consists of 14,162 shares of CST common stock (of which 181 shares were acquired pursuant to the CST Employee Stock Purchase Plan).

(8)	Consists of 47,882 shares of CST common stock (of which 349 shares were acquired pursuant to the CST Employee Stock Purchase Plan).

68    CST BRANDS, INC. – Proxy Statement

APPRAISAL RIGHTS

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of CST common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this document. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of CST common stock of CST unless otherwise indicated.

Beneficial owners of shares of CST common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of CST common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of CST common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of CST common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of CST common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of CST common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of CST common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This document constitutes our notice to CST stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex D. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D to this document since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption of the merger agreement, by proxy submitted by mail, over the internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will

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APPRAISAL RIGHTS

nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•

You must continue to hold your shares of CST common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of CST common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of CST common stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to CST in care of the Corporate Secretary at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of CST common stock.

Within 10 days after the effective date of the merger, the surviving corporation (i.e., CST Brands, Inc.) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration specified by the merger agreement for his or her shares of CST common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of CST common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of CST common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon CST, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of CST to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that CST will file such a petition or that CST will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by

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APPRAISAL RIGHTS

mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of CST common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining the fair value of the shares of CST common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of CST common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of CST common stock is less than the per share merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any

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APPRAISAL RIGHTS

stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of CST, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

72    CST BRANDS, INC. – Proxy Statement

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless CST has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. CST will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to CST at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, Attn: Corporate Secretary, or by calling 210-692-5000. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting CST at the address and phone number set forth in the prior sentence.

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SUBMISSION OF STOCKHOLDER PROPOSALS

SUBMISSION OF STOCKHOLDER PROPOSALS

Depending on if and when the merger is completed, we may not hold an annual meeting of stockholders in 2017. If the merger is completed, we will not hold an annual meeting of stockholders in 2018. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders. If any such annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for such annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws.

If you would like to submit a proposal for us to include in the proxy statement for our 2017 annual meeting, you must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions of our bylaws. You must also make sure that we receive your proposal at our executive offices (sent Attn: Corporate Secretary) by December 30, 2016. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2017 annual meeting, you must comply with the advance notice provisions of our bylaws. These provisions require that we receive your nomination at our executive offices (sent Attn: Corporate Secretary) no earlier than March 11, 2017 and no later than April 10, 2017.

If you would like to present a proposal at our 2017 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our bylaws. These provisions require that we receive your proposal at our executive offices (sent Attn: Corporate Secretary) no earlier than March 11, 2017 and no later than April 10, 2017.

74    CST BRANDS, INC. – Proxy Statement

WHERE YOU CAN FIND ADDITIONAL INFORMATION

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CST files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. CST’s public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

CST will make available a copy of its public reports, without charge, on its website at http://www.cstbrands.com/en-us/investors as soon as reasonably practicable after CST files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting CST at the following address and phone number: CST Brands, Inc., at 19500 Bulverde Road, Suite 100, San Antonio, Texas 78259, Attn: Corporate Secretary. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of CST common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to CST.

The SEC allows us to “incorporate by reference” into this document documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document, and before the date of the special meeting:

•	CST’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	CST’s Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

•	CST’s Definitive Proxy Statement for the 2016 Annual Meeting; and

•

CST’s Current Reports on Form 8-K, to the extent filed and not furnished with the SEC on March 7, 2016, March 8, 2016, March 15, 2016 (for the avoidance of doubt, only the Current Reports on Form 8-K filed on such date), May 6, 2016, June 9, 2016, June 13, 2016, July 8, 2016, August 22, 2016 and August 23, 2016.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [            ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

CST BRANDS, INC. – Proxy Statement    75

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

CIRCLE K STORES INC.,

ULTRA ACQUISITION CORP.

and

CST BRANDS, INC.

Dated as of August 21, 2016

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 21, 2016 (this “Agreement”), among Circle K Stores Inc., a Texas corporation (“Parent”), Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), and CST Brands, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, concurrently herewith, the Company and Alimentation Couche-Tard Inc., which beneficially owns all of the outstanding shares of Parent (“Guarantor”), are entering into an Unconditional Guaranty (the “Guaranty”), pursuant to which Guarantor is guaranteeing the full and timely performance and payment of Parent’s obligations pursuant to the Merger Agreement;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) unanimously has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the boards of directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., local time, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Organizational Documents of the Surviving Corporation. At the Effective Time, subject to Section 5.11: (a) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation; provided that at the Effective Time, such certificate of incorporation shall be amended as set forth in Annex I to this Agreement; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.

Section 1.6 Directors of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

Section 1.7 Officers of the Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

Section 1.8 Headquarters. Upon the Effective Time, Parent shall cause a new Circle K division and shared service center to be based in San Antonio, Texas.

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Company Common Stock. Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) outstanding immediately prior to the Effective Time, but excluding Cancelled Shares and Dissenting Shares, shall be converted automatically into the right to receive $48.53 per Share in cash (the “Merger Consideration”), without interest. All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration, without interest.

(b) Cancellation of Shares. Each Share that is owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub, or by any Subsidiary of the Company, Parent or Merger Sub, immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Shares held by any such holder (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle any such demands.

(e) Adjustments. If, between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period (but excluding the effect of any exercise of Company Options that are outstanding as of the date of this Agreement), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent (and reasonably satisfactory to the Company) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article 2 (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Closing Date, Parent shall instruct the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as is customary, and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration (less any applicable withholding Taxes). No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(iii) The Paying Agent, the Company, Parent, Merger Sub and their respective agents, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, or under any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 2.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares on the six month anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, or any U.S. registered open end investment company holding itself out as a U.S. government money market fund. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration (less any applicable withholding Taxes), without any interest thereon.

Section 2.3 Treatment of Company Equity Awards.

(a) Each option to purchase Shares that was granted pursuant to any Company Benefit Plan (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, at the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option and (ii) the total number of Shares subject to such Company Option. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time. If the applicable exercise price per Share equals or exceeds the Merger Consideration, such Company Option shall be cancelled without payment of additional consideration, and all rights with respect to such Company Option shall terminate as of the Effective Time.

(b) Each award of restricted stock units granted pursuant to any Company Benefit Plan (each, an “RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall as of the Effective Time, become fully vested (in the case of Company RSUs that are Market Share Unit Awards (“MSUs”), in respect of a number of Shares determined pursuant to the terms of the applicable award agreement with respect to performance determination in connection with a “change in control”) and be cancelled and of no further force or effect as of the Effective Time and automatically converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such RSU and (ii) the Merger Consideration. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of RSUs the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time (or such later date as is required by Section 409A of the Code).

(c) Each Share granted subject to any vesting or other lapse restrictions pursuant to any Company Benefit Plan (each, a “Restricted Share”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall, at the Effective Time, become fully vested (without regard to the satisfaction of any performance condition, vesting or other lapse condition) and be converted into the right to receive an amount in cash equal to the Merger Consideration. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Restricted Shares the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five calendar days following the Effective Time.

(d) Prior to the Effective Time, the Company, through its Board of Directors or an appropriate committee thereof, will adopt such resolutions as may reasonably be required to effectuate the actions contemplated by this Section 2.3.

Section 2.4 Employee Stock Purchase Plan. The Company shall take all necessary action to ensure that no new offering periods under the Company’s Employee Stock Purchase Plan (the “ESPP”) will commence during the period from the date of this Agreement through the Effective Time. The accumulated contributions of the participants in the current offering period shall be used to purchase Shares as of no later than ten Business

Days prior to the Effective Time, and the participants’ purchase rights under such offerings shall terminate immediately after such purchase. As of no later than the Business Day immediately prior to the Effective Time, the Company shall terminate the ESPP.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or CAPL’s Annual Report on Form 10-K for the year ended December 31, 2015, or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company or CAPL since December 31, 2015, in each case as filed with the SEC (other than disclosures contained therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature) or (b) in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Company Disclosure Letter only to the extent the applicability of such disclosure is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Qualification; Organization; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws of the Company in effect as of the date of this Agreement. Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list of each Non-CAPL Subsidiary of the Company, each such Non-CAPL Subsidiary’s jurisdiction of incorporation and its authorized, issued and outstanding shares of capital stock, if any, that are not owned by the Company or its Subsidiaries, in each case, as of the date hereof. All of the outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company or its Subsidiaries, free and clear of all Liens (other than Liens pursuant to the credit facilities existing on the date hereof and any restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary). No Subsidiary of the Company owns any equity interests of the Company or securities convertible into or exchangeable for such equity interests.

Section 3.2 Capitalization.

(a) The authorized share capital of the Company consists of 250,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of August 18, 2016 (the “Capitalization Date”), there were: (i) 77,850,130 Shares of Common Stock issued (including Shares held by the Company in treasury), 75,684,881 Shares of Common Stock outstanding (including 1,080 unvested Restricted Shares) and no shares of Preferred Stock issued and outstanding; (ii) Company Options to purchase an aggregate of 1,698,146 Shares issued and outstanding; and (iii) 287,378 Shares of Common Stock underlying outstanding RSUs other than MSUs and (iv) 93,249 Shares of Common Stock underlying outstanding MSUs if performance conditions are satisfied at the target level or 186,498 Shares of Common Stock underlying outstanding MSUs if performance conditions are satisfied at the maximum level. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(b) Except as set forth in Section 3.2(a) or as permitted by Section 5.1, (i) the Company does not have any shares of its capital stock issued or outstanding other than Shares of Common Stock that have become outstanding after the Capitalization Date that were reserved for issuance as of that date as set forth in Section 3.2(a), and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary. Except for the issuance of shares as set forth in clause (i) of this subsection (b) above, since the Capitalization Date to the date hereof, the Company has not declared or paid any dividend or distribution in respect of the Common Stock, and has not issued, sold, repurchased, redeemed or otherwise acquired any Common Stock, and its Board of Directors has not authorized any of the foregoing or otherwise taken any action or agreed to take any action that would have been prohibited by Section 5.1(b)(vii).

(c) Except for Equity Awards, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote or which are convertible into, or exercisable for or exchangeable for securities having the right to vote with the stockholders of the Company on any matter.

(d) Except for the Voting Agreement entered into on October 1, 2014 with Joseph V. Topper, Jr. and certain of his affiliates, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e) Section 3.2(e) of the Company Disclosure Letter includes a complete list, as of the close of business on the Capitalization Date, of (i) (A) each outstanding Company Option, (B) each outstanding Restricted Share, and (C) each outstanding RSU (each, an “Equity Award”), (ii) the number of Shares of Common Stock underlying each Equity Award and (A) the target and maximum number of Shares of Common Stock underlying each such Equity Award with respect to which the performance or vesting period has not ended as of the Capitalization Date and (B) the actual number of Shares of Common Stock underlying each such Equity Award with respect to which the performance or vesting period has ended as of the Capitalization Date, (iii) the Company Benefit Plan under which each Equity Award was granted, and (iv) the exercise price, in the case of each Company Option.

Section 3.3 Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has the requisite corporate power and authority to enter into and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of the Company at a duly held meeting unanimously has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Canadian Competition Act, as amended (the “Competition Act”), (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement with the SEC, (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws and (vi) the other consents and/or notices set forth on Section 3.3(b) of the Company Disclosure Letter (collectively, clauses (i) through (vi), the “Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Assuming compliance with the matters referenced in Section 3.3(b), receipt of the Specified Approvals and the receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with, or violate or breach any provision of, the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with, or violate or breach any provision of, any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any legally binding loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement or contract (collectively, “Contracts”) or Permit binding upon the Company or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.4 Reports and Financial Statements.

(a) The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since December 31, 2013 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended since their filing, the “Company SEC Documents”). CAPL has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since December 31, 2013 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended since their filing, the “CAPL SEC Documents”). Each of the Company SEC Documents and CAPL SEC Documents, including all forms, documents and reports filed by the Company or CAPL with the SEC after the date hereof, as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder. As of the date filed with the SEC, none of the Company SEC Documents or CAPL SEC Documents, including all forms, documents and reports filed by the Company or CAPL with the SEC after the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document or CAPL SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents or CAPL SEC Documents.

(b) The consolidated financial statements (including all related notes and schedules) of (i) the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment), and (ii) CAPL included in the CAPL SEC Documents (if amended, as of the date of the last such amendment), in each case fairly presented in all material respects the consolidated financial position of the Company or CAPL, as applicable and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Except for CAPL, none of the Subsidiaries of the Company is required to file periodic reports with the SEC.

(c) No securitization transactions or other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K under the Securities Act) existed or were effected by the Company, CAPL or any other Subsidiaries since December 31, 2013 and prior to the date hereof.

Section 3.5 Internal Controls and Procedures.

(a) The Company has established and maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and Rule 13a-15 under the Exchange Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2015, and such assessment concluded that such controls were effective. To the Knowledge of the Company, from December 31, 2013 to the date hereof, the Company has not failed to disclose to the Company’s auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(b) Since December 31, 2013 through the date of this Agreement, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director or officer of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2015 (or the notes thereto), (b) as incurred in connection with this Agreement, (c) for liabilities and obligations that have been incurred in the ordinary course of business consistent with past practice since December 31, 2015 and (d) for liabilities or obligations that have been discharged or paid in full, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have had or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.7 Compliance with Law; Permits.

(a) The Company and each of the Company’s Subsidiaries are, and since December 31, 2013 have been, in compliance with, and are not, and since December 31, 2013 have not been, in default under or in violation of, any applicable federal, state, local, municipal, international or foreign law, statute, treaty, ordinance, rule, regulation, judgment, order, injunction, mandatory policy, binding directive, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”) or with the applicable listing and corporate governance rules of the NYSE, except where such noncompliance, default or violation would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of the Company’s Subsidiaries are not, and since December 31, 2013 have not been, under investigation with respect to and, to the Knowledge of the Company, have not been threatened in writing to be charged with or given written notice of any violation of, any applicable Law or with the applicable listing and corporate governance rules of the NYSE, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity (“Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (such Permits, the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All Company Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Company Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or materially and adversely modify any such Company Permit, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, at any time since January 1, 2013 in the case of the Company and its Non-CAPL Subsidiaries, and since October 1, 2014 in the case of the Company’s CAPL Subsidiaries, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated any applicable U.S. Export and Import Laws, or made a voluntary disclosure with respect to any violation thereof, in each case other than immaterial violations of applicable Laws that are not Known to the Company.

(d) The foregoing notwithstanding, the representations and warranties in this Section 3.7 shall not be deemed to be made with respect to the Company’s compliance with, or Company Permits with respect to: (i) Environmental Laws, Hazardous Substances and any other environmental matter or (ii) Tax matters.

Section 3.8 Environmental Laws and Regulations.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2013 in the case of the Company and its Non-CAPL Subsidiaries, and since October 1, 2014 in the case of the Company’s CAPL Subsidiaries: (i) each of the Company and its

Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws (“Environmental Permits”) and all such Environmental Permits are in full force and effect; (ii) there has been no disposal or release of any Hazardous Substance by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other Person in any manner that would reasonably be expected to give rise to the Company or any of its Subsidiaries incurring any remedial obligation, corrective action requirement or other liability or obligation under applicable Environmental Laws or Environmental Permits; (iii) there are no investigations, actions, suits, proceedings, reviews, or inquiries pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries involving any real property currently or formerly owned, operated or leased by or for the Company or any of its Subsidiaries alleging noncompliance with or liability under any Environmental Law or Environmental Permit; and (iv) as of the date hereof, the Company’s and its Subsidiaries’ underground storage tank systems (“UST Systems”) comply with all applicable requirements relating to the registration, reporting, licensing, use and maintenance of UST Systems such that its UST Systems (and the Company or its Subsidiary as the owner and/or operator thereof) qualify for inclusion in all applicable government funds for the reimbursement of corrective action costs relating to UST Systems (“UST Funds”) and for all applicable reimbursement pursuant to such UST Funds.

(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the indoor or outdoor environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) any pollutant, contaminant, waste, or toxic or otherwise hazardous substance, including the exposure thereto, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or threatened release or disposal thereof.

(c) As used herein, “Hazardous Substance” means any substance presently listed, defined, designated, classified or otherwise regulated as hazardous, toxic, radioactive or dangerous or for which liability may arise under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law and includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Letter lists all material Company Benefit Plans. “Company Benefit Plans” means all employee or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries.

(b) The Company has heretofore made available to Parent true and complete copies of each of the material Company Benefit Plans and with respect to each such plan: (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; and (iii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan.

(c) (i) Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a)

of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Company Benefit Plan is subject to Title IV of ERISA, and no employee benefit plan sponsored, maintained or contributed to by the Company or any of its Subsidiaries since May 1, 2013 has been subject to Title IV of ERISA; (iv) no Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA) or benefits not in excess of three years under severance arrangements; (v) no material liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full (other than with respect to amounts not yet due), and no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder; (vi) all material contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vii) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (viii) there are no material pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(d) The Company is not in default in performing any of its material contractual obligations under any Company Benefit Plan or any related trust agreement or insurance contract. All material contributions and other material payments required to be made by the Company and its Subsidiaries to any Company Benefit Plan have been made, or reserves adequate for such contributions or other payments have been set aside therefor. The Company has paid all material liabilities for insurance premiums for benefits provided under the insured Company Benefit Plans and has paid all material amounts due. There are no material outstanding liabilities under any Company Benefit Plan other than liabilities for benefits to be paid in the ordinary course of business to participants in such Plans and their beneficiaries.

(e) Except as set forth in Section 3.9(a) or Section 3.9(e) of the Company Disclosure Letter, there are no written employment Contracts for a specified duration, or Contracts providing for severance or other benefits in the event of termination, between the Company or its Subsidiaries and any of their current management employees. The Company has made available to Parent complete copies of the Company’s severance plans and policies applicable to its employees.

(f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event: (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay or any other payment or benefits, except as provided in this Agreement or as required by applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, consultant or officer, except as provided in this Agreement (including Section 2.3 hereof).

(g) There is no contract, plan or arrangement (written or otherwise) that, individually or collectively, would reasonably be expected to (i) entitle any current or former employee or other service provider to any Tax gross-up from the Company or any of its Subsidiaries in respect of Taxes under Section 409A of the Code or Section 4999 of the Code or (ii) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

Section 3.10 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is party to any collective bargaining, labor or similar agreement (a “Collective Bargaining Agreement”).

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, there are (i) no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, no union organizing effort pending or threatened against the Company or any of its Subsidiaries (for the avoidance of doubt, other than any matters set forth in any Collective Bargaining Agreement), (iii) no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (iv) no slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries are not delinquent in in any material respect in the payments to any employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees.

(d) The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices.

Section 3.11 Absence of Certain Changes or Events. Since December 31, 2015, there has not been any event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. From December 31, 2015 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business consistent with past practice; and (b) except as disclosed in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any actions, or has agreed to take any actions, that would have been prohibited by Section 5.1(b)(i), (ii), (v), (vi)(A), (x), (xii), (xiv), (xv), (xvi) or (xvii) if such actions were taken on or after the date of this Agreement.

Section 3.12 Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of the Company, threatened in writing) by any Governmental Entity with respect to the Company, any of the Company’s Subsidiaries (or any of the Company’s and its Subsidiaries’ respective properties) or, to the Knowledge of the Company, any present officer, director or employee of the Company or any of its Subsidiaries, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole, and there are no actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Company, threatened in writing) against or affecting the Company, any of the Company’s Subsidiaries (or any of the Company’s and its Subsidiaries’ respective properties) or, to the Knowledge of the Company, any present officer, director or employee of the Company or any of its Subsidiaries, and there are no orders, judgments or decrees of, or before, any Governmental Entity or arbitrator, in each case, that that are material to the business of the Company and its Subsidiaries, taken as a whole.

Section 3.13 Proxy Statement; Other Information. The proxy statement to be filed by the Company with the SEC in connection with seeking the Company Stockholder Approval (including the letter to stockholders, notice of meeting and form of proxy, as each may be amended or supplemented, the “Proxy Statement”) will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing, or required to be supplied (but that was not supplied), by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.

Section 3.14 Tax Matters.

(a) As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes, governmental fees or other like assessments or charges of any kind (including withholding on amounts paid to or by any Person), and any and all interest, penalties, additions to tax and additional amounts relating thereto, imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes, and any liability for any of the foregoing as transferee and (ii) “Tax Return” means any return, report, document, election, declaration or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company represents and warrants to Parent and Merger Sub as follows:

(i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate;

(ii) the Company and each of its Subsidiaries have paid all Taxes that are due and payable;

(iii) the Company and its Subsidiaries have established in accordance with GAAP an adequate accrual for all Taxes on the most recent financial statements included in the Company SEC Documents;

(iv) the federal income Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2007 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

(v) as of the date of this Agreement, there are not pending or threatened in writing any audits, examinations, suits, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries;

(vi) there are no liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens;

(vii) neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution occurring during the two-year period ending on the date hereof that was intended to be governed by Section 355 of the Code;

(viii) neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;

(ix) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company, or any subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law);

(x) neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement, or has any liability for the Taxes of another Person pursuant to any agreement, in each case, other than any such agreement (1) solely between or among any of the Company and any of its Subsidiaries or (2) not primarily relating to Taxes and entered into in the ordinary course of business (a “Tax Sharing Agreement”);

(xi) neither the Company nor any of its Subsidiaries is a party to any currently effective waiver or other agreement extending the statute of limitation or period of assessment or collection of any material Taxes;

(xii) each of the Company and its Subsidiaries, within the time and in the manner prescribed by Law, has withheld and paid over to the proper Governmental Entity all material amounts required to be withheld and paid over under applicable Law (including Sections 1441, 1442, 3102 and 3402 of the Code or any other applicable provision of state, local or foreign Law); and

(xiii) there has been no change in any method of accounting utilized by the Company or its Subsidiaries that would require any material adjustment to taxable income pursuant to the Code (or any similar or corresponding provision of state, local or foreign Law).

Section 3.15 Intellectual Property.

(a) For purposes of this Agreement, (i) “Intellectual Property” means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know how, Internet domain names, trade dress (together with goodwill), software and databases (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, and (ii) “Company Intellectual Property” means all material Intellectual Property owned or licensed and used or held for use by the Company or any of its Subsidiaries.

(b) Section 3.15 of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of all patented or registered Company Intellectual Property and any outstanding applications therefor, in each case issued by, filed with, or recorded by, any Governmental Entity and the owner of record, date of application, registration or issuance, and relevant jurisdiction as to each.

(c) The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property used in the conduct of their businesses, except where the failure to own, license or possess the right to use such Intellectual Property would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no third party is infringing any material Company Intellectual Property and the Company and its Subsidiaries are not infringing, misappropriating or violating any material Intellectual Property right of any third party, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

Section 3.16 Real Property.

(a) The Company and its Subsidiaries have good and valid fee simple title to all of the material real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of Liens except Permitted Liens, except as would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each lease, license, sublease and occupancy agreement, together with any material amendments thereto (each, a “Lease”) with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property” and, collectively with the Owned Real Property, the “Real Property”) is in full force and effect and is a legal, valid, binding and enforceable obligation of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of the other party or parties thereto, (ii) neither the Company nor any of its Subsidiaries is in material breach or material default under any of the Leases and no event has occurred or circumstance exists that, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Lease.

(c) To the Knowledge of the Company, all buildings, structures, fixtures, building systems and equipment, and all components that are part of the Real Property are in material compliance with all applicable Laws and are structurally sound and in good operating condition in all material respects and in a state of good and working maintenance and repair in all material respects, and are reasonably adequate and reasonably suitable for the operation of the Company’s business except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, each Real Property is in compliance in all material respects with all applicable zoning requirements and the current use of such Real Property is a permitted or legally established use under applicable zoning requirements, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there is no pending or written or oral threat of condemnation or similar action affecting any of the Real Property.

Section 3.17 Opinions of Financial Advisors. The Board of Directors has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of the date of this Agreement, substantially to the effect that, as of such date and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such opinion has been provided to Parent or, if a written opinion is not available as of the date of this Agreement, will be provided to Parent promptly after the date of this Agreement.

Section 3.18 Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of holders of securities of the Company that is required to adopt this Agreement and approve the consummation of the Merger and the other transactions contemplated hereby (the “Company Stockholder Approval”).

Section 3.19 Material Contracts.

(a) Except for this Agreement, agreements filed as exhibits to the Company SEC Documents or the CAPL SEC Documents or as set forth in Section 3.19 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any Contract (excluding any Company Benefit Plan) that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) is (A) a fuel supply agreement or other agreement (including any related incentive agreements) by which any Person has the right or obligation to purchase or sell any brand of motor fuel at any of the Real Property or (B) a material dealer or branded retailer contract with respect to the operation of any of the Real Property;

(iii) is an agreement that by its terms provides for the purchase or sale of merchandise, supplies, services, equipment or other assets providing for annual payments by the Company and its Subsidiaries or to the Company and its Subsidiaries, of $25 million or more, other than those that (A) can be terminated by the Company or its Subsidiaries on 6 months’ or less notice without payment by the Company or its Subsidiaries of any material penalty or (B) have a remaining term left of 12 months or less;

(iv) is a material franchise agreement related to the operation by the Company and its Subsidiaries of food and beverage franchises (including quick service restaurants) at any of the Real Property;

(v) creates or grants a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) that is material to the Company and its Subsidiaries, taken as a whole, other than any Permitted Lien;

(vi) relates to any joint venture, partnership, limited liability or other similar Contract relating to the formation, creation, operation, management or control of any joint venture or partnership that is material to the business of the Company and its Subsidiaries, taken as a whole;

(vii) is an indenture, credit agreement, loan agreement, security agreement, guarantee (other than any guarantee provided with respect to a wholly owned Subsidiary of the Company), note, mortgage or other Contract providing for or securing indebtedness for borrowed money or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $25 million;

(viii) is a settlement, conciliation or similar Contract (x) with any Governmental Entity or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $25 million after the date of this Agreement;

(ix) relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or any real property having an aggregate purchase price in excess of $25 million;

(x) pursuant to which the Company or any of its Subsidiaries is obligated, directly or indirectly, to make any loan, capital contribution to, or other investment in, any Person; or

(xi) contains any covenant that materially limits the ability of the Company or any of its Subsidiaries to engage in any line of business, or to compete with any Person or operate at any geographic location.

Each Contract of the type described in this Section 3.19(a) (including those described in the introductory clause of this subsection (a)) is referred to herein as a “Company Material Contract.”

(b) Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect and (ii) neither the Company nor any of its Subsidiaries has received any written notice or claim of default under any Company Material Contract or any written notice, or, to the Knowledge of the Company, verbal indication of an intention to terminate any Company Material Contract. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, no Person is renegotiating with the Company any material amount paid by the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

Section 3.20 Insurance Policies. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in accordance with the terms of such policies, (b) neither the Company nor any of its Subsidiaries is in breach or default of any of its insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material and adverse modification of any of such policies and (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation, or non-renewal with respect to any such policy.

Section 3.21 Affiliate Party Transactions. Since December 31, 2013 through the date hereof, there have been no material transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and any director or executive officer of the Company or any of its Affiliates on the other hand, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents or CAPL SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Letter.

Section 3.22 Finders or Brokers; Fees.

(a) Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

(b) The aggregate fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Chase & Co. (and any other brokers) by the Company or its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement will not exceed the amount set forth in Section 3.22 of the Company Disclosure Letter.

Section 3.23 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.7 are true and correct, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of antitakeover statute or regulation or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed only with respect to any other section or subsection of the Parent Disclosure Letter to the extent the applicability of such disclosure is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Qualification, Organization, Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.2 Corporate Authority Relative to This Agreement; No Violation.

(a) No vote of the holders of capital stock of Parent is necessary to approve this Agreement or the consummation of the transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the boards of directors of Parent and Merger Sub and the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of pre-merger notification reports under the HSR Act and the Competition Act, (iii) compliance with the applicable requirements of the Exchange Act, (iv) compliance with any applicable foreign or state securities or blue sky laws and (v) the other consents and/or notices set forth on Section 4.2(b) of the Parent Disclosure Letter (collectively, clauses (i) through (v), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(c) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with, or violate or breach any provision of, the organizational or governing documents of Parent or any of its Subsidiaries, (ii) assuming compliance with the matters referenced in Section 4.2(b) and receipt of the Parent Approvals, contravene or conflict with, or violate or breach any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract or Permit binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.3 Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Proxy Statement; Other Information. The information provided by Parent or its Subsidiaries or Affiliates for inclusion or incorporation by reference in the Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Affiliates that is contained in the Proxy Statement.

Section 4.5 Financing. On the Closing Date, immediately prior to the Effective Time, Parent will have (or will make available to Merger Sub) sufficient cash, available lines of credit or other sources of immediately available, unrestricted funds to enable Parent to pay in cash the aggregate Merger Consideration and to perform its obligations under this Agreement with respect to the transactions contemplated by this Agreement, including the treatment of Equity Awards pursuant to Section 2.3 and all payments, fees and expenses payable by Parent related to or arising out of the consummation of the transactions contemplated by this Agreement.

Section 4.6 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent or its wholly owned Subsidiaries may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.7 Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares of Common Stock or other securities convertible into, exchangeable for or exercisable for Shares of Common Stock and none of Parent, its Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any Shares of Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.8 No Additional Representations.

(a) Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have desired or requested to review and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

(b) Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that neither the Company nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent and its Representatives, except as expressly set forth in Article 3, and neither the Company or its Subsidiaries, its or their directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Each of Parent and Merger Sub, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by the Company.

(a) From and after the date hereof and prior to the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned); (iii) as may be expressly required or expressly permitted by this Agreement or (iv) as set forth in Section 5.1(a) of the Company Disclosure Letter, the Company covenants and agrees with Parent that the Company and its Subsidiaries shall conduct their business in the ordinary course of business consistent with past practice and the Company shall use all commercially reasonable efforts to (A) preserve intact its current business organization, (B) keep available the services of the key employees of the Company and its Subsidiaries, subject to the restrictions set forth in Section 5.1(b), and (C) maintain satisfactory relationships with the material customers, lenders, suppliers and others having material business relationships with the Company or any of its Subsidiaries.

(b) Subject to the exceptions contained in clauses (i), (iii) and (iv) of Section 5.1(a), the Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time and, if earlier, the Termination Date, without the prior written consent of Parent, the Company:

(i) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock

(whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (A) dividends and distributions paid by Subsidiaries of the Company to the Company or to any of its wholly owned Subsidiaries, (B) dividends or distributions by CAPL and (C) dividends or distributions by CAPL’s wholly owned Subsidiaries to CAPL or CAPL’s wholly owned Subsidiaries;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except as required by existing written agreements or Company Benefit Plans, shall not, and shall not permit any of its Non-CAPL Subsidiaries to (A) increase the compensation or other benefits payable or provided to its directors and employees other than in the ordinary course of business consistent with past practice (and, with respect to any Equity Awards, consistent with Section 5.1(b)(iii) of the Company Disclosure Schedule), (B) enter into any employment, change of control, severance or retention agreement with any employee or other service provider of the Company or any of its Subsidiaries (it being understood that the Company and its Subsidiaries may enter into offer letters with new hires in the ordinary course of business so long as such letters do not provide material severance or change-in-control benefits) or (C) establish, adopt, enter into or amend any plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to the Company or any of its Subsidiaries or a material acceleration or increase in payments or benefits;

(iv) shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to directors, employees, agents or consultants in the ordinary course of business consistent with past practice) or make any change in its existing borrowing, lending or investment arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

(v) shall not, and shall not permit any of its Subsidiaries to, change material financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

(vi) shall not (A) amend any provision of its certificate of incorporation or bylaws or similar applicable charter or organizational documents or (B) permit any of its Subsidiaries to amend any provision of such Subsidiary’s certificate of incorporation or bylaws or similar applicable charter or organizational documents;

(vii) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in the Company or any Subsidiaries of the Company or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, take any action to cause to be exercisable any otherwise unexercisable Company Option (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable options or awards or other Equity Awards outstanding on the date hereof) or otherwise effect any stock split, reclassification or similar adjustment, combination, exchange or readjustment of shares with respect to the capital structure of the Company or any of its Subsidiaries or amend the terms of any securities of the Company or any of its Subsidiaries, other than (a) issuances of Shares of Common Stock in respect of any exercise of Company Options or settlement of Equity Awards, in each case, outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b) and (b) liens securing obligations under the Company’s existing credit facilities;

(viii) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of Shares of Common Stock or rights to acquire Shares of Common Stock from a holder of a Company Option in satisfaction of withholding obligations or in payment of the exercise price or from a holder of Equity Awards in satisfaction of withholding obligations upon the vesting of such Shares;

(ix) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), except for (A) any indebtedness for borrowed money among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness for borrowed money in the ordinary course of business and in a manner consistent with past practice, (C) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(b)(ix), (D) indebtedness for borrowed money incurred pursuant to debt agreements in effect as of the date hereof for the purpose of financing capital expenditures permitted by Section 5.1(b)(xiii), (E) other indebtedness for borrowed money incurred pursuant to agreements in effect as of the date hereof or the issuance of new commercial paper by the Company, not to exceed $15 million outstanding in the aggregate, and (F) with respect to any indebtedness not in accordance with clauses (A) through (E), for any indebtedness not to exceed $15 million in aggregate principal amount outstanding at the time incurred by the Company or its Subsidiaries; provided, that the restrictions set forth in this clause (ix) shall not apply to CAPL and its Subsidiaries so long as, immediately after incurring the applicable indebtedness, CAPL will be in compliance with the financial ratios set forth in Section 5.1(b)(ix) of the Company Disclosure Letter (the “CAPL Financial Ratios”);

(x) except for transactions exclusively among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, sell, assign, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including any sale-leasebacks or securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of its tangible or intangible properties or assets having a value in excess of $10 million, individually or in the aggregate, except (A) pursuant to existing agreements in effect prior to the execution of this Agreement and disclosed or made available to Parent prior to the date hereof or (B) for the sale of inventory in the ordinary course of business consistent with past practice; provided, that the exceptions set forth in the foregoing clauses (A) and (B) shall not apply to any transactions between the Company and its Non-CAPL Subsidiaries, on the one hand, and CAPL or any of its Subsidiaries, on the other hand;

(xi) shall not, and shall not permit any of its Subsidiaries to, enter into, materially and adversely modify or amend, terminate or grant any waiver under any Company Material Contract, any Lease or any contract that would constitute a Company Material Contract or a Lease if entered into prior to the date hereof (other than the expiration or renewal of any Company Material Contract or any Lease in accordance with its terms), except for any Contract that, as entered into, modified or amended, (A) can be terminated by the Company or its Subsidiaries on 90 days’ or less notice without payment by the Company or its Subsidiaries of any material penalty or (B) has a remaining term left of 12 months or less; provided, that CAPL and its Subsidiaries shall be permitted to do any of the foregoing in the ordinary course of business consistent with past practice;

(xii) shall not, and shall not permit any of its Subsidiaries to, (A) acquire (by merger, consolidation, purchase of stock or assets or otherwise), or agree to so acquire, any entity, business or assets that constitute a business or division of any Person, or all or a substantial portion of the assets of any Person (or business or division thereof) located in the U.S. for consideration in excess of $10 million (and none of the foregoing shall be permitted with respect to any entity, business or assets located in Canada); or (B) enter into any joint venture, partnership, limited liability or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company with respect to any assets, businesses or divisions of the Company or its Subsidiaries located in the U.S. with a fair market value in excess of $10 million (and none of the foregoing shall be permitted with respect to any assets, businesses or divisions located in Canada); provided, that the restrictions set forth in this clause (xii) shall not apply to CAPL and its Subsidiaries so long as, immediately after the applicable transaction, CAPL will be in compliance with the CAPL Financial Ratios;

(xiii) shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure in excess of $15 million individually or in the aggregate, other than as contemplated by the capital expenditures budget of the Company set forth in Section 5.1(b)(xiii) of the Company Disclosure Letter;

(xiv) shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xv) shall not, and shall not permit any of its Subsidiaries to, enter into any new line of business outside the businesses being conducted by the Company and its Subsidiaries on the date hereof;

(xvi) shall not, and shall not permit any of its Subsidiaries to, settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries (other than any of the foregoing that relates to Tax matters), (B) any stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby, in each case, other than settlements that involve the payment of monetary damages, in the aggregate, not in excess of the amount set forth in Section 5.1(b)(xvi) of the Company Disclosure Letter and without the imposition of equitable relief on, or the admission of wrongdoing by, the Company, any of its Subsidiaries or any of its officers or directors;

(xvii) shall not, and shall not permit any of its Subsidiaries to, make or change any material Tax election, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period that could reasonably be expected to produce a material Tax claim or assessment, in each case, except in the ordinary course of business consistent with past practice; and

(xviii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.2 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.3 Parent Obligations. Between the date hereof and the earlier of the Effective Time and the Termination Date, Parent and Merger Sub shall not, and shall not permit any of their Subsidiaries or Affiliates to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations or entering into any new lines of business) that would reasonably be expected to prevent or materially delay, impede or interfere with its performance of, or the consummation of the transactions contemplated by, this Agreement.

Section 5.4 Access.

(a) Subject to compliance with applicable Laws, the Company shall afford to Parent and to its Representatives reasonable access during normal business hours, on reasonable prior notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ officers, properties, contracts, books and records, other than any such matters that relate to the negotiation and execution of this Agreement or (except as required under Section 5.5) to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other parties relating to any competing or alternative transactions or with respect to the consideration or valuation of the Merger or any actual or potential strategic or financial alternatives thereto. The foregoing notwithstanding, the Company shall not be required to afford such access if it would (i) breach any contract with any Person or violate any applicable Law or (ii) result in a loss or waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries (it being agreed that the Company will give notice to Parent of the fact that it is withholding such access or information pursuant to clause (i) or (ii) above, and thereafter the Company and Parent shall reasonably cooperate to cause such access or information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable restriction); provided, further, that any access or investigation pursuant to this Section 5.4(a) shall be conducted in a manner so as to not interfere unreasonably with the business and operations of the Company and its Subsidiaries.

(b) Parent hereby agrees that all nonpublic information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Confidential Information, as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of January 21, 2016, as amended, between the Company and an Affiliate of Parent (the “Confidentiality Agreement”).

Section 5.5 No Solicitation.

(a) Subject to the provisions of this Section 5.5, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 7, the Company agrees that it shall not and shall cause each of its Subsidiaries and each of their respective Affiliates and Representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage the submission of any Alternative Proposal, (B) participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Knowledge of the Company, is seeking to make, an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 5.5, (C) enter into any letter of intent, agreement, contract or agreement in principle regarding an Alternative Proposal (except for confidentiality agreements permitted under Section 5.5(e), an “Alternative Acquisition Agreement”) or (D) publicly propose to do any of the foregoing (other than disclosure of the terms of this Agreement).

(b) Except as expressly permitted by this Section 5.5, neither the Board of Directors nor any committee thereof shall (i) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to Parent, the Recommendation, (ii) subject to Section 5.5(f) (and excluding, for the avoidance of doubt, any “stop, look and listen” statement of the type contemplated by Rule 14d-9(f) under the Exchange Act), take any formal action or make any public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a reaffirmation of the Recommendation, (iii) approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, an Alternative Proposal, or (iv) fail to include the Recommendation in the Proxy Statement (any action described in clauses (i)-(iv) being referred to as a “Change of Recommendation”).

(c) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the receipt of the Company Stockholder Approval, a material development or material change in circumstances (other than relating to or in connection with an Alternative Proposal) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable (or if known, the consequences of which were not known or reasonably foreseeable) by the Board of Directors as of the date of this Agreement (any such development or change being a “Material Development”), the Board of Directors may make a Change of Recommendation under clauses (i) or (iv) of Section 5.5(b) if the Board of Directors determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties to the stockholders of the Company under applicable Law; provided, that the

Company (A) has given Parent at least four Business Days’ prior written notice advising Parent that it intends to take such action and specifying in reasonable detail the reasons for such action, (B) has given Parent during such four-Business Day period the opportunity to meet or negotiate with the Board of Directors and its outside legal counsel to enable Parent and the Company to discuss or negotiate in good faith a modification of the terms and conditions of this Agreement and (C) at the end of such four-Business Day period, after taking into account any amendments to this Agreement committed to in writing by Parent, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure of the Board of Directors to make such Change of Recommendation would continue to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law.

(d) The Company shall promptly (within 24 hours) notify Parent in the event that the Company, its Subsidiaries or Representatives receives, after the date hereof, any request for discussions or negotiations with respect to an Alternative Proposal or proposal that is reasonably likely to lead to an Alternative Proposal, any request for access to the properties or books and records of the Company or any of its Subsidiaries of which the Company or any of its Subsidiaries or any of their respective Representatives is or has become aware, or any request for nonpublic information relating to the Company or any of its Subsidiaries, in each case, by any third party that is considering making, or has made, an Alternative Proposal. Such notice to Parent shall indicate the identity of the Person making such proposal or request and the material terms and conditions of such proposal, if any, communicated by such Person to the Company.

(e) Anything in this Section 5.5 to the contrary notwithstanding, at any time prior to receipt of the Company Stockholder Approval:

(i) if the Company receives an unsolicited, written Alternative Proposal without any material violation of this Section 5.5 that the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, is or is reasonably likely to result in, a Superior Proposal, the Company may take the following actions: (A) furnish nonpublic information to the third party making such Alternative Proposal, if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to the confidentiality provisions of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided, that any material nonpublic information concerning the Company or its Subsidiaries that is provided or made available by the Company to a third party given such access that was not previously provided or made available to Parent or its Representatives shall be provided to Parent substantially concurrently, if such information is written, or otherwise promptly thereafter (and in any event within 24 hours); and (B) engage in discussions or negotiations with the third party with respect to the Alternative Proposal; provided, that the Company shall provide to Parent a copy of any written Alternative Proposal made after the date hereof to the Company or any of its Subsidiaries by such third party and the identity of such third party; and

(ii) the Board of Directors may make a Change of Recommendation or terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal, but only if prior to taking any such action:

(1) the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Alternative Proposal is a Superior Proposal (taking into account any adjustment or revisions committed to in writing by Parent in response to such Alternative Proposal (including pursuant to clause (3) below));

(2) the Company (A) at least four Business Days in advance of taking such action (the “Notice Period”), has given Parent prior written notice of its intention to terminate this Agreement and has provided to Parent a copy of such Superior Proposal and (B) has given Parent during the Notice Period the opportunity to meet or negotiate with the Board of Directors and its outside legal counsel to enable Parent and the Company to discuss or negotiate in good faith a modification of the terms and conditions of this Agreement; and

(3) at the end of the Notice Period, the Board of Directors, after consultation with the Company’s financial advisors and outside legal counsel, shall have determined in good faith that the third party’s Alternative Proposal remains a Superior Proposal (taking into account any amendments to this Agreement committed to in writing by Parent); provided, that each time material modifications to the material terms of an Alternative Proposal determined to be a Superior Proposal are made, a new written notification from the Company consistent with that described in clause (ii)(2) of this Section 5.5(e) shall be required and a new Notice Period under clause (ii)(2) of this Section 5.5(e) shall commence, during which notice period the Company shall be required to comply with the requirements of this Section 5.5(e)(ii) anew, except that such new Notice Period shall be for two Business Days (as opposed to four Business Days).

(f) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law.

(g) “Alternative Proposal” means any bona fide inquiry, proposal or offer made by any Person for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis or (iii) the direct or indirect acquisition by any Person of fifteen percent (15%) or more of the voting power of the outstanding Shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning Shares with fifteen percent (15%) or more of the voting power of the outstanding shares of Common Stock, in each case of clauses (i)-(iii), other than the transactions contemplated by this Agreement.

(h) “Superior Proposal” means an unsolicited, written Alternative Proposal, without any violation of this Section 5.5, substituting “fifty percent (50%)” for “fifteen percent (15%),” on its most recently amended or modified terms, that the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account all financial, legal, regulatory and other aspects of the Alternative Proposal, (i) would be, if consummated, more favorable to the Company’s stockholders from a financial point of view than this Agreement and the Merger (after taking into account any modifications or changes committed to in writing by Parent pursuant to clause (e)(ii) above) and (ii) is reasonably likely to be consummated if accepted (including, without limitation, that any necessary financing is reasonably likely to be obtained on a timely basis).

Section 5.6 Proxy; Company Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (but no later than 20 Business Days after the date hereof), subject to the receipt from Parent and Merger Sub of the information described in the second sentence of this subsection (a), the Company shall prepare (in consultation with Parent and giving due consideration to any comments made by Parent) and file with the SEC the Proxy Statement, which shall, subject to Section 5.5, include the Recommendation, and shall use all reasonable best efforts to respond (in consultation with Parent and giving due consideration to any comments made by Parent) as promptly as reasonably practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement. Parent and Merger Sub shall furnish all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement, or that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement (except the Company shall not be required to provide any correspondence containing or reflecting information to which it is not required to provide access under Section 5.4(a)). If at any time prior to the Company Meeting any information relating to the Company, Parent or any of their respective Affiliates, officers or directors is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any other filings) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed with the SEC and disseminated to the stockholders of the Company.

(b) Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation in accordance with Section 5.5, use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested Parent from time to time.

(c) Unless terminated pursuant to Section 7.1, the Company shall submit this Agreement and the Merger to the Company’s stockholders at the Company Meeting whether or not a Change of Recommendation shall have occurred.

Section 5.7 Takeover Statutes; Stockholder Litigation.

(a) If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

(b) Each of the Company and Parent shall keep the other reasonably informed of, and cooperate with such party in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any such litigation or claim and the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation or claim arising or resulting from the transactions contemplated by this Agreement or consent to the same without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.8 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and SEC to enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 5.9 Employee Matters.

(a) From the Effective Time until April 29, 2018, Parent shall provide, or shall cause its Subsidiaries to provide, to each Company employee who continues to be employed by the Surviving Corporation or its

Subsidiaries after the Effective Time (each, a “Company Employee”) (i) base compensation that is no less favorable than was provided to the Company Employee immediately before the Effective Time and (ii) equity-based incentive opportunities that are no less favorable than those provided to employees of Parent and its Subsidiaries who are similarly situated to (including with respect to work location) the applicable Company Employee. In addition, Parent shall provide, or shall cause its Subsidiaries to provide, to each Company Employee (A) from the Effective Time until April 30, 2017, an annual bonus opportunity with bonus targets and related performance metrics that are no less favorable than those provided to the Company Employee immediately before the Effective Time, and (B) from May 1, 2017 until April 29, 2018, an annual bonus opportunity with bonus targets and related performance metrics that are no less favorable than those applicable to employees of Parent and its Subsidiaries who are similarly situated to (including with respect to work location) the applicable Company Employee. Further, Parent shall provide, or shall cause its Subsidiaries to provide, to each Company Employee (1) from the Effective Time until April 30, 2017, all other compensation and benefits that, in the aggregate, are no less favorable than those provided to the Company Employee immediately before the Effective Time, and (2) from May 1, 2017 until April 29, 2018, all other compensation and benefits (other than equity-based incentive benefits) that, in the aggregate, are no less favorable than those provided to employees of Parent and its Subsidiaries who are similarly situated to (including with respect to work location) the applicable Company Employee. Notwithstanding any other provision of this Agreement to the contrary and subject to Section 5.9 of the Company Disclosure Letter, from the Effective Time until April 29, 2018, Parent shall or shall cause the Surviving Corporation to provide to each Company Employee who is eligible under the CST Brands, Inc. Severance Plan effective as of February 25, 2016 (a copy of which is set forth in Section 5.9 of the Company Disclosure Letter, the “Severance Plan”) as of the Effective Time, severance benefits equal to the greater of (I) the severance benefits to which such Company Employee is then entitled under the Severance Plan as described in Section 5.9 of the Company Disclosure Letter, taking into account all service whether before or after the Effective Time, and (II) the severance benefits provided to employees of Parent and its Subsidiaries who are similarly situated to (including with respect to work location) the applicable Company Employee under the severance arrangements of Parent and its Subsidiaries, in each case without duplication of benefits under any other Contract or arrangement applicable to such Company Employee and without taking into account any reduction after the Effective Time in base compensation paid to such Company Employee.

(b) For all purposes (including purposes of vesting (other than equity awards), eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply (i) with respect to participation in or benefit accrual under any defined benefit pension or retiree medical plan or (ii) to the extent that its application would result in a duplication of benefits.

(c) In addition, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and further provided that the foregoing provision shall not preclude the Parent from confirming the eligibility of any such employee or his or her covered dependents after the Effective Time, and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and (B) the amount of eligible expenses incurred by such employee and his or her covered dependents which were credited to deductible and maximum out-of-pocket co-insurance requirements under the Old Plans to be credited for purposes of satisfying the deductible, and maximum out-of-pocket co-insurance requirements under the New Plans.

(d) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable.

(e) Without limiting the generality of Section 8.10, the provisions of this Section 5.9 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose or to confer upon any Company Employee any right to continued employment. Nothing in this Section 5.9 shall supersede or conflict with any Collective Bargaining Agreement.

Section 5.10 Efforts.

(a) Each of the parties shall use its commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, from Governmental Entities and the making of all necessary registrations and filings in connection therewith, (ii) using its commercially reasonable efforts to obtain all necessary consents, approvals or waivers from third parties, and (iii) subject to Section 5.7(b), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger; provided, however, that in no event shall the Company, Parent or Merger Sub or their respective Subsidiaries be required to pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any contract or agreement.

(b) Parent and the Company shall promptly, but in no event later than 20 Business Days after the date hereof, file (or cause to be filed) any and all required pre-merger notification and report forms under the HSR Act and the Competition Act with respect to the Merger. Parent and the Company shall request early termination of any applicable waiting periods under such Antitrust Laws and shall respectively use their commercially reasonable efforts to cause the expiration or termination of such waiting periods, and shall supply to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) or the United States Federal Trade Commission (“FTC”) or to the Canadian Competition Bureau (the “Competition Bureau”) as promptly as reasonably practicable any additional information or documents that may be requested pursuant to any Law or by any of them.

(c) In furtherance of the covenants of the parties contained in this Section 5.10, but subject to the limitations set forth in Section 5.10(d), (i) if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, each of the parties hereto shall use its commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that results from such action or proceeding and that prohibits, prevents or restricts consummation of the Merger on or before the End Date and (ii) Parent shall take all such further action as may be necessary to avoid or eliminate each and every impediment under any Antitrust Law so as to enable the Closing to occur as promptly as practicable (and in any event no later than the End Date), and including, in the case of Parent, proposing, negotiating, committing and effecting, by consent decree, hold separate order, or otherwise, to (i) sell, divest, dispose of or otherwise hold separate (including by establishing a trust or otherwise), any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates and (ii) otherwise take or commit to take actions that after the Closing would limit Parent’s freedom of action with respect to, or its ability to operate and/or retain any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates (the actions described in the foregoing clauses (i) and (ii) being “Divestiture Actions”); provided that neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Affiliates, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company only from and after the Effective Time in the event that the Closing occurs.

(d) Parent shall have the right (subject to compliance with Section 5.10(e) and its other obligations under this Section 5.10) to determine, direct and have control over the strategy and process by which the parties will seek required approvals under the Antitrust Laws and to control the defense or prosecution of any claims, actions or proceedings relating thereto, including all matters relating to any Divestiture Actions.

(e) Parent and the Company shall cooperate and consult with each other in connection with the making of all filings, notifications, communications, submissions, and any other actions pursuant to this Section 5.10, and, subject to applicable legal limitations and the instructions of any Governmental Entity, Parent and the Company shall keep each other apprised on a current basis of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by Parent and the Company, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, Parent and the Company shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any material proposed notifications or filings and any material written communications or submissions to any Governmental Entity; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the businesses of Parent, the Company or their respective Subsidiaries, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements, and (iii) as necessary to address reasonable privilege or confidentiality concerns. Parent and the Company agree not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party a reasonable opportunity to attend and participate.

Section 5.11 Indemnification and Insurance.

(a) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or its Subsidiaries as provided in their respective certificates of incorporation, bylaws or any indemnification contract between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and all such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) For a period of six years after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors or officers as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim, even if beyond such six-year period. From and after the Effective Time, Parent shall assume, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.11.

(c) For a period of six years after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its Subsidiaries and each Person who served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Losses”) in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any act or omission occurring or alleged to have occurred, whether before or after the Effective Time, in connection with such Indemnified Party’s service as a director or officer of the Company or any of its Subsidiaries (including acts or omissions in connection with such Indemnified Party’s service as an officer, director, member, trustee or other fiduciary of any other enterprise if such service was at the request of the Company); provided, that (i) any Person to whom any funds are advanced pursuant to the foregoing must provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (ii) all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition of such Action and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without Parent’s or the Surviving Corporation’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense thereof.

(d) Parent shall use all commercially reasonable efforts to cause the Surviving Corporation as of the Effective Time to purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s and its Subsidiaries’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder. If Parent for any reason fails to obtain such “tail” insurance policies as of the Effective Time, Parent shall, for a period of six years after the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties. Parent and the Surviving Corporation shall promptly reimburse each Indemnified Party for any costs or expenses (including attorneys’ fees) incurred by any such Indemnified Party in enforcing the indemnification or other obligations of Parent or the Surviving Corporation in this Section 5.11 (including Section 5.11(c)) unless it is ultimately determined that such Person is not entitled to the benefit of such indemnification or other obligation.

(f) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.11.

(g) Notwithstanding the foregoing, none of the foregoing provisions of this Section 5.11, except the first sentence of Section 5.11(b) and Section 5.11(f) (solely as such Section 5.11(f) relates to the first sentence of Section 5.11(b)), shall be applicable to CrossAmerica GP LLC, CAPL or any of the CAPL Subsidiaries.

Section 5.12 Financing.

(a) Parent shall take, or use its commercially reasonable efforts to cause to be taken, all actions and to do, or use its commercially reasonable efforts to cause to be done, all things necessary to obtain the debt financing necessary to pay in cash the aggregate Merger Consideration and to perform its obligations under this Agreement (the “Debt Financing”). Parent shall keep the Company reasonably informed of the status of its efforts to obtain the Debt Financing or any alternative Debt Financing.

(b) Upon the request of Parent, the Company shall use its commercially reasonable efforts to provide such assistance with respect to the Debt Financing as is reasonably requested by Parent, including: (a) making available at mutually agreed times to prospective lenders, on a customary and reasonable basis and upon reasonable notice, appropriate personnel of the Company and its Subsidiaries, (b) providing, as promptly as reasonably practicable, customary information relating to the Company and its Subsidiaries to any financing institutions contemplated to arrange and/or provide all or any portion of the Debt Financing (the “Financing Sources”) (including information to be used in the preparation of a customary information package regarding the business, operations and financial condition of Parent and its Subsidiaries customary for financings similar to the Debt Financing) to the extent reasonably requested by Parent and/or the Financing Sources to assist in preparation of customary offering or information documents to be used for the completion of the Debt Financing, (c) assisting in obtaining customary payoff letters and instruments of discharge to be delivered at Closing to the extent that Parent determines to arrange for the payoff of all or any part of the Company’s existing credit facilities and releasing Liens and the pledges of collateral securing such facilities, in each case to take effect at the Effective Time (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness prior to the Effective Time or deliver any notice of termination, prepayment or redemption prior to the Effective Time that is not conditioned on the occurrence of the Closing), and (d) assisting Parent in obtaining customary comfort letters and consents of the independent accountants of the Company and its Subsidiaries. Anything in this Section 5.12 or this Agreement to the contrary notwithstanding, until the Effective Time occurs, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, as the case may be, shall be required to (i) waive or amend any terms of this Agreement or agree to pay any commitment or other similar fee or reimburse any expenses for which it has not received prior reimbursement, (ii) take any action or provide any assistance that would reasonably be expected to interfere with the conduct of the business of the Company and its Subsidiaries, (iii) take any action or provide any information that will conflict with or violate its organizational documents or any applicable Laws or would result in a breach of, or default under, any contractual arrangement to which the Company or any of its Subsidiaries is a party or would result in the waiver of legal privilege, (iv) give any indemnities in connection with the Debt Financing, (v) pass resolutions or consents to approve or authorize the execution of the Debt Financing or any definitive agreements with respect thereto, (vi) enter into any definitive agreement or have any liability or any obligation under any certificate, document, instrument, credit agreement or any related document or any other agreement or document related to the Debt Financing, or (vii) take any action in his/her capacity as a director of the Company or any of its Subsidiaries, including the delivery of any certificate or opinion, with respect to any Debt Financing. Upon request by the Company prior to the Effective Time, Parent shall promptly reimburse the Company for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Debt Financing, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing, any information used in connection therewith (other than information provided in writing by the Company or any of its Subsidiaries) and all other actions taken by the Company, its Subsidiaries and their respective Representatives in connection with the Debt Financing. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

(c) Parent and Merger Sub expressly acknowledge and agree that notwithstanding anything in this Agreement to the contrary, their obligations hereunder, including their obligation to consummate the Merger and other transactions contemplated hereby, are not subject to, or conditioned on, the receipt of the Debt Financing.

Section 5.13 Public Announcements. None of the Company, Parent, Merger Sub, or anyone acting on their behalf, shall issue any press release or other public statement or comment relating to this Agreement or the transactions contemplated herein without the prior consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or as may be requested by a Governmental Entity (in which case, the party issuing the press release, public statement or comment shall use its commercially reasonable efforts to give the other party the opportunity to review and comment upon such press release or other public statement or comment prior to issuance); provided that the restrictions in this Section 5.13 shall not apply to any Company communication regarding an Alternative Proposal or a Change of Recommendation permitted by Section 5.5. Parent and the Company agree to issue a joint press release or separate press releases announcing this Agreement, in either case in a form(s) to be mutually agreed upon by the parties.

Section 5.14 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 6

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Legal Restraints. No injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated or, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. (i) Any waiting period under the HSR Act applicable to the Merger shall have expired or been terminated and (ii) Canadian Competition Act Clearance shall have been received.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger and the other transactions contemplated hereby is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.2(a) shall be true and correct in all material respects and the representations and warranties of Parent and Merger Sub set forth in Section 4.5 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) the other representations and warranties of Parent and Merger Sub set forth in Article 4 (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Sections 3.1(a), 3.2(b), 3.2(c), 3.2(d), 3.3(a), 3.22(a) and 3.23 shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct in all respects both when made and at and as of the Closing Date other than de minimis inaccuracies; and (iii) the other representations and warranties of the Company set forth in Article 3 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein, other than those in Section 3.11) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d) Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

Section 6.4 Frustration of Closing Conditions. No party hereto may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE 7

TERMINATION

Section 7.1 Termination or Abandonment. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time (except with respect to subsection (h) below, whether before or after receipt of the Company Stockholder Approval):

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if the Effective Time shall not have occurred on or before May 22, 2017 (provided that if, as of such date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the Closing) other than the conditions set forth in Section 6.1(c), then such date shall automatically be extended to August 22, 2017 (as may be so extended, the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party that has breached its obligations under this Agreement in any material respect that has contributed to the failure to consummate the Merger on or before such date;

(c) by either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree or ruling shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have complied with its obligations pursuant to Section 5.10;

(d) by either the Company or Parent if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date or, if curable, is not cured with 30 Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(g) at any time prior to the date the Company Stockholder Approval is obtained, by Parent, if (i) there shall have been a Change of Recommendation, (ii) the Company shall have breached in any material respect or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.5, or (iii) the Board of Directors fails to reaffirm (publicly, if so requested by Parent in writing) the Recommendation within ten Business Days after the date that (x) any Alternative Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Alternative Proposal or (y) any Material Development is first publicly disclosed by the Company; or

(h) at any time prior to the date the Company Stockholder Approval is obtained, by the Company, in accordance with Section 5.5(e)(ii); provided, that concurrently with such termination the Company shall tender payment to Parent of the Termination Fee pursuant to Section 7.3.

Section 7.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that the Confidentiality Agreement shall survive termination in accordance with its terms, the penultimate sentence of Section 5.12(b) and the provisions of Section 5.4(b), this Section 7.2, Section 7.3 and Article 8 shall survive such termination; provided, however, that neither Parent nor the Company shall be released from any liabilities or damages arising out of (a) any fraud by any party or (b) except as set forth in Section 7.3(b), any willful breach of any covenant or agreement set forth in this Agreement.

Section 7.3 Termination Fee. Any provision in this Agreement to the contrary notwithstanding:

(a) In the event that:

(i) after the date of this Agreement, (A) any Alternative Proposal (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Alternative Proposal”) (a “Qualifying Transaction”), or intention to make a Qualifying Transaction, is publicly proposed or publicly disclosed prior to, and not withdrawn at least two Business Days prior to, the Company Meeting (or prior to termination of this Agreement if there has been no Company Meeting), (B) this Agreement is terminated by Parent pursuant to Section 7.1(f) or by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d) and (C) concurrently with or within 12 months after such termination, the Company shall have entered into a definitive agreement providing for a Qualifying Transaction or shall have completed a Qualifying Transaction (which, in each case set forth in this clause (C), need not be the same Qualifying Transaction that was made, disclosed or communicated prior to termination of this Agreement);

(ii) Parent shall have validly terminated this Agreement pursuant to Section 7.1(g); or

(iii) the Company shall have validly terminated this Agreement pursuant to Section 7.1(h),

then, in any such event, the Company shall pay to Parent (or, at Parent’s direction, an Affiliate of Parent) a fee of $133 million in cash (the “Termination Fee”), by wire transfer of same day funds to one or more accounts designated by Parent, such payment to be made, in the case of a termination referenced in clause (i) above, upon consummation of the Qualifying Transaction, in the case of clause (ii) above, within three Business Days after such termination or, in the case of clause (iii) above, in advance of or concurrently with the termination by the Company pursuant to Section 7.1(h); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b) Anything to the contrary in this Agreement notwithstanding, except in the case of fraud, if the Company pays the Termination Fee pursuant to this Section 7.3, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, that, without these agreements, the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 7.3 do not constitute a penalty. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.3, the Company shall also pay any costs and expenses (including reasonable legal fees and expenses) incurred by Parent or Merger Sub in connection with a legal action to enforce this Agreement that results in a judgment for such amount against the Company. Any amount not paid when due pursuant to this Section 7.3 shall bear interest from the date such amount is due until the date paid at a rate equal to 2% plus the prime rate as published in The Wall Street Journal in effect on the date of such payment.

ARTICLE 8

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2 Expenses. Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that (a) all expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne by the Company and (b) all fees paid in respect of any filings under the HSR Act and the Competition Act shall be borne by Parent.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties.

Section 8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.4, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.5 Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

Section 8.7 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, facsimile transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

Circle K Stores Inc.

4080 W. Jonathan Moore Pike

Columbus, Indiana 47201

Attention: Brian P. Hannasch

Facsimile: (450) 662-6633

Email:       bhannasch@circlek.com

with a copy to:

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

Attention: J. Jeffrey Brown

Facsimile: (317) 569-4800

Email:        jeff.brown@faegrebd.com

To the Company:

CST Brands, Inc.

19500 Bulverde Rd.

San Antonio, Texas 78259

Attention:  Gérard Sonnier

Email:        gerard.sonnier@cstbrands.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  Lawrence S. Makow

                  Gordon S. Moodie

Facsimile: (212) 403-2000

Email:       lsmakow@wlrk.com

                  gsmoodie@wlrk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email or facsimile, provided that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent and Merger Sub may transfer or assign all or any part of their rights, in whole or in part, under this Agreement or any related documents (a) to any lender as collateral security, (b) to one or more of their Affiliates at any time or (c) after the Effective Time, so long as the full amount of the Merger Consideration has been delivered (in cash) to the Paying Agent and not returned to Parent or Merger Sub, to any Affiliate or successor of Parent; provided, further, that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto), the Guaranty and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for (a) the right of the holders of the Common Stock and Equity Awards to receive the Merger Consideration in accordance with Article 2 and (b) Section 5.11 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of this Agreement may be amended (by action taken or authorized by their respective boards of directors) or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the

Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to “$” or “dollars” shall be to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14 Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.

Section 8.15 Definitions. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.5(e).

“Action” has the meaning set forth in Section 5.11(c).

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.5(a).

“Alternative Proposal” has the meaning set forth in Section 5.5(g).

“Antitrust Division” has the meaning set forth in Section 5.10(b).

“Antitrust Laws” means the U.S. Sherman Act, as amended, the U.S. Clayton Act, as amended, the U.S. Federal Trade Commission Act, as amended, the HSR Act, the Competition Act and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Board of Directors” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Texas, New York or Quebec are authorized by law or executive order to be closed.

“Canadian Competition Act Clearance” means (a) an Advance Ruling Certificate has been issued, (b) Parent and the Company have given the notice required under Section 114 of the Competition Act with respect to the Merger, and the applicable waiting period under Section 123 of the Competition Act has expired or been terminated or (c) the obligation to give the requisite notice has been waived pursuant to Paragraph 113(c) of the Competition Act.

“Cancelled Shares” has the meaning set forth in Section 2.1(b).

“Capitalization Date” has the meaning set forth in Section 3.2(a).

“CAPL” means CrossAmerica Partners LP.

“CAPL Financial Ratios” has the meaning set forth in Section 5.1(b)(ix).

“CAPL SEC Documents” has the meaning set forth in Section 3.4(a).

“CAPL Subsidiaries” means CAPL and any Subsidiaries thereof.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.2(a).

“Change of Recommendation” has the meaning set forth in Section 5.5(b).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(b)(iii).

“Collective Bargaining Agreement” has the meaning set forth in Section 3.10(a).

“Common Stock” has the meaning set forth in Section 2.1(a).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.9(a).

“Company Disclosure Letter” has the meaning set forth in Article 3.

“Company Employees” has the meaning set forth in Section 5.9(a).

“Company Intellectual Property” has the meaning set forth in Section 3.15(a).

“Company Material Adverse Effect” means any event, development, change, state of facts or effect that, individually or in the aggregate (a) has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, but shall not include any event, development, change, state of facts or effect relating to or resulting from: (i) conditions in or affecting the United States or Canadian economies or the global economy generally, (ii) political or economic conditions (or changes in such conditions) in the United States or Canada or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or Canada or any other country or region of the world occurring after the date hereof, (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or other accounting standards (or interpretations or the enforcement thereof), (v) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations or the enforcement thereof), (vi) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate, (vii) any change in the market price or trading volume of the Common Stock, (viii) the execution and delivery and performance of this Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers or suppliers, (ix) the identity of Parent or any of its Affiliates as the acquiror of the Company, (x) the taking of any action required or expressly contemplated by this Agreement or with the prior written consent or at the direction of Parent, (xi) the occurrence of natural disasters, (xii) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period or (xiii) any change in the credit rating of the Company or its securities; provided, that (A) any event, development, change, state of facts or effect set forth in the foregoing clauses (i), (ii), (iii) and (vi) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent (and only to the extent) the impact of such event, development, change, state of facts or effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, is disproportionately adverse in relation to others in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account and (B) the underlying cause of any change or failure referred to in the foregoing clauses (vii), (xii) and (xiii) may be taken into account in determining whether there has been or is a Company Material Adverse Effect or (b) prevents or materially impairs or delays the ability of the Company to consummate the Merger.

“Company Material Contract” has the meaning set forth in Section 3.19(a).

“Company Meeting” has the meaning set forth in Section 5.6(b).

“Company Option” has the meaning set forth in Section 2.3(a).

“Company Permits” has the meaning set forth in Section 3.7(b).

“Company SEC Documents” has the meaning set forth in Section 3.4(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.18.

“Competition Act” has the meaning set forth in Section 3.3(b).

“Competition Bureau” has the meaning set forth in Section 5.10(b).

“Confidentiality Agreement” has the meaning set forth in Section 5.4(b).

“Contract” has the meaning set forth in Section 3.3(c).

“Debt Financing” has the meaning set forth in Section 5.12(a).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.1(d).

“Divestiture Actions” has the meaning set forth in Section 5.10(c).

“Effective Time” has the meaning set forth in Section 1.3.

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” has the meaning set forth in Section 3.8(b).

“Environmental Permit” has the meaning set forth in Section 3.8(a).

“Equity Award” has the meaning set forth in Section 3.2(e).

“ERISA” has the meaning set forth in Section 3.9(a).

“ERISA Affiliate” has the meaning set forth in Section 3.9(c).

“ESPP” has the meaning set forth in Section 2.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Financing Sources” has the meaning set forth in Section 5.12(b).

“FTC” has the meaning set forth in Section 5.10(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state, local, municipal or foreign government, any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local, municipal, foreign or supranational, or the NYSE.

“Guarantor” has the meaning set forth in the Recitals.

“Guaranty” has the meaning set forth in the Recitals.

“Hazardous Substance” has the meaning set forth in Section 3.8(c).

“HSR Act” has the meaning set forth in Section 3.3(b).

“Indemnified Party” has the meaning set forth in Section 5.11(c).

“Intellectual Property” has the meaning set forth in Section 3.15(a).

“Knowledge” and “Known” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.15(a) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(b) of the Company Disclosure Letter.

“Law” or “Laws” has the meaning set forth in Section 3.7(a).

“Leased Real Property” has the meaning set forth in Section 3.16(b).

“Lease” and “Leases” have the meaning set forth in Section 3.16(b).

“Lien” means any mortgage, pledge, title defects, claims, changes, security interest, encumbrance or liens of any kind or nature.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“MSUs” has the meaning set forth in Section 2.3(b).

“Multiemployer Plan” has the meaning set forth in Section 3.9(a).

“New Plans” has the meaning set forth in Section 5.9(b).

“Non-CAPL Subsidiaries” means Subsidiaries of the Company other than the CAPL Subsidiaries.

“Notice Period” has the meaning set forth in Section 5.5(e)(ii)(2).

“NYSE” means the New York Stock Exchange.

“Old Plans” has the meaning set forth in Section 5.9(c).

“Owned Real Property” has the meaning set forth in Section 3.16(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 4.2(b).

“Parent Disclosure Letter” has the meaning set forth in Article 4.

“Parent Material Adverse Effect” means any event, development, change, state of facts or effect that prevents or materially impairs or delays the ability of Parent or Merger Sub to perform its obligations under this Agreement, to satisfy the conditions precedent to the Merger or to consummate the Merger.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Permits” has the meaning set forth in Section 3.7(b).

“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment (i) not yet due or (ii) being contested in good faith for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (d) that is an easement, license, restrictive covenant or similar encumbrance against any property of the Company or its Subsidiaries, including any minor defects of title, in each case that does not individually or in the aggregate materially adversely affect the value of such property or materially interfere with such property’s continued use in the business of the Company and its Subsidiaries as currently conducted, (e) that is disclosed on the Company’s audited consolidated balance sheet as of December 31, 2015, including the notes thereto (or securing liabilities reflected on such balance sheet), (f) that was incurred after December 31, 2015 in the ordinary course of business consistent with past practice and that does not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Company and its Subsidiaries taken as a whole or (g) securing the Company’s credit facilities, which facilities are existing on the date hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Proxy Statement” has the meaning set forth in Section 3.13.

“Qualifying Transaction” has the meaning set forth in Section 7.3(a).

“Real Property” has the meaning set forth in Section 3.16(b).

“Recommendation” has the meaning set forth in Section 3.3(a).

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, financial advisors and agents and other representatives.

“Restricted Share” has the meaning set forth in Section 2.3(c).

“RSU” has the meaning set forth in Section 2.3(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Severance Plan” has the meaning set forth in Section 5.9(a).

“Share” has the meaning set forth in Section 2.1(a).

“Specified Approvals” has the meaning set forth in Section 3.3(b).

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

“Superior Proposal” has the meaning set forth in Section 5.5(h).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax Return” has the meaning set forth in Section 3.14(a).

“Tax Sharing Agreement” has the meaning set forth in Section 3.14(b)(ix).

“Taxes” has the meaning set forth in Section 3.14(a).

“Termination Date” has the meaning set forth in Section 5.1(a).

“Termination Fee” has the meaning set forth in Section 7.3(a).

“U.S. Export and Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), the Export Administration Act of 1979 (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws administered by Customs and Border Protection (19 CFR Parts 0-199) and all other Laws of the United States and regulations regulating exports, imports or reexports to or from the United States, including the export or reexport of goods, services or technical data from the United States, in each case as amended.

“UST Funds” and “UST Systems” have the meanings set forth in Section 3.8(a).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CIRCLE K STORES INC.
By:	/s/ Brian P. Hannasch
Brian P. Hannasch
President and Chief Executive Officer
ULTRA ACQUISITION CORP.
By:	/s/ Brian P. Hannasch
Brian P. Hannasch
President
CST BRANDS, INC.
By:	/s/ Kimberly S. Lubel
Kimberly S. Lubel
Chairman and Chief Executive Officer

ANNEX I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CST BRANDS, INC.

FIRST. The name of the corporation is CST Brands, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is The Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

FIFTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment or repeal.

EIGHTH. The Corporation shall indemnify, to the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation’s obligations to indemnify or advance expenses to any person who is or was serving at its request as a director or officer of an other enterprise shall be reduced by any amount such person may collect as indemnification or advancement from such other enterprise. The rights provided to any person by this Article EIGHTH shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment or repeal of this Article EIGHTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal. For purposes of this Article EIGHTH, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger and the term “other enterprise” shall include any corporation, partnership, limited liability company or partnership, joint venture, trust or employee benefit plan.

Annex B

EXECUTION VERSION

UNCONDITIONAL GUARANTY

THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is made as of August 21, 2016, by Alimentation Couche-Tard Inc., a corporation organized under the laws of the Province of Quebec, Canada (“Guarantor”), having a notice address of 4204 Boul. Industriel, Laval, Quebec H7L 0E3, to and for the benefit of CST Brands, Inc., a Texas corporation (“Beneficiary”), having a notice address of One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

RECITALS

A. Concurrently herewith, Beneficiary, Circle K Stores Inc., a Texas corporation (“CKS”), and Ultra Acquisition Corp., a Delaware corporation (“Ultra” and, together with CKS, “Circle K”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”).

B. Beneficiary’s willingness to enter into the Merger Agreement is expressly conditioned upon the execution and delivery of this Guaranty by Guarantor. Guarantor, in consideration of its relationship to Circle K, has agreed to provide this Guaranty.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guarantor, as primary obligor and not merely as surety, hereby absolutely, irrevocably and unconditionally guarantees the full and timely performance and payment when due of each and every obligation of Circle K under the Merger Agreement (the “Guaranteed Obligations”).

2. This is an unconditional guaranty of performance and not of collection. Guarantor expressly agrees that its liability under this Guaranty shall be primary and that in any right of action which may accrue to Beneficiary under the Merger Agreement, Beneficiary may proceed against Guarantor directly without having commenced any action against or having obtained any judgment against Circle K or any permitted assignee of the Merger Agreement or may proceed against Guarantor and Circle K and/or any permitted assignee of the Merger Agreement jointly and severally.

3. Guarantor waives and agrees not to assert or to take advantage of (a) any defense that may arise by reason of the incapacity, lack of authority, bankruptcy, insolvency or disability of Circle K or any other person or entity; (b) any defense based upon the failure of the Circle K or any other person or entity to take any action or refrain from any action; (c) any duty on the part of Beneficiary to disclose to Guarantor any facts it may now or hereafter know; (d) promptness, diligence, acceptance or notice of acceptance of this Guaranty; (e) the invalidity or unenforceability of the Merger Agreement; (f) any defense based upon a failure to notify Guarantor of any modification to the Merger Agreement including, without limitation, notice of any extension of time for performance and/or payment; (g) presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and any defenses which may be available by virtue of any valuation, stay or moratorium law or similar law now or hereafter in effect; or (h) any other defense that Guarantor may or might have relating to its undertakings, liabilities, and obligations hereunder. Guarantor agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Beneficiary to assert any claim or demand or to enforce any right or remedy against Circle K; (ii) any change in the corporate existence, structure or ownership of the Beneficiary, Circle K, Guarantor or any other person or entity interested in the transactions contemplated by this Guaranty or the Merger Agreement; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or (iv) the adequacy of any other means the Beneficiary may have of obtaining payment related to any of the Guaranteed Obligations. If at any time payment under this Guaranty or the Merger

Agreement is rescinded or must be otherwise restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Guarantor, Circle K or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by the Beneficiary, all as though such payment had not been made.

4. Guarantor further agrees that the validity of this Guaranty shall in no way be terminated, affected, or impaired by reason of Beneficiary’s grant of any indulgences to Circle K under the Merger Agreement, whether directly or indirectly, or by reason of the assertion by Beneficiary of any rights or remedies against Circle K. Guarantor hereby waives all suretyship defenses.

5. Guarantor represents that it has read and understands the Merger Agreement and, without limitation, the obligations of Circle K to which this Guaranty applies under the Merger Agreement. Guarantor hereby agrees that this Guaranty shall remain in full force and effect as to any modification of the Merger Agreement or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, whether or not Guarantor shall have received notice of or consented to such modification. In addition, no assignment of the Merger Agreement or any rights or obligations contained therein contained by Circle K shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

6. Guarantor hereby represents and warrants that the this Guaranty has been duly authorized, executed and delivered by Guarantor and the execution, delivery and performance of this Guaranty by Guarantor do not and will not (i) conflict with or result in a breach of any of the terms of Guarantor’s certificate or articles of incorporation, bylaws or other constituent charter documents, (ii) result in any breach of, or constitute a default under, any contract or agreement to which Guarantor is bound, (iii) violate any law or regulation applicable to Guarantor, or (iv) require Guarantor to obtain or make any consent, approval or authorization of, or registration, filing or declaration with, any governmental or regulatory authority or other person. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated hereby and by the Merger Agreement.

7. This Guaranty shall continue in effect until each and every Guaranteed Obligation is satisfied.

8. This Guaranty may not be amended or modified, or any of its provisions waived, except by a written instrument signed by Beneficiary and Guarantor.

9. Any notice hereunder shall be in writing and shall be deemed given on the next business day after the date of delivery, if personally delivered, or on the fifth day after such notice is placed in the United States or Canadian mail, postage prepaid, sent by registered or certified mail, return receipt requested, and addressed to the applicable party hereto at the address set forth in the introductory paragraph hereof, or to such other address as a party may designate for itself from time to time for the purpose of receiving notices hereunder by notice given in the manner aforesaid.

10. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

11. This Guaranty may be executed in the original or by telecopy or electronic transmission of a .pdf file containing an executed signature page, in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first set forth above.

ALIMENTATION COUCHE-TARD INC.

By:	/s/ Brian P. Hannasch
Brian P. Hannasch
President and Chief Executive Officer

Accepted as of the date set forth above:

CST BRANDS, INC.

By:	/s/ Kimberly S. Lubel
Kimberly S. Lubel
Chairman and Chief Executive Officer

Annex C

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

August 21, 2016

The Board of Directors

CST Brands, Inc.

One Valero Way

Building D, Suite 200

San Antonio, Texas 78249

Members of the Board of Directors:

We understand that CST Brands, Inc., a Delaware corporation (“CST”), proposes to enter into an Agreement and Plan of Merger, dated as of August 21, 2016 (the “Agreement”), among CST, Circle K Stores Inc., a Texas corporation (“Parent”), and Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into CST (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of CST (“CST Common Stock”) will be converted into the right to receive $48.53 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of CST Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to CST;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of CST furnished to or discussed with us by the management of CST, including certain financial forecasts relating to CST prepared by the management of CST (such forecasts, “CST Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of CST with members of senior management of CST;

(iv)	reviewed the trading history for CST Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of CST with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vii)	considered the fact that CST publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of CST to solicit, at the direction of CST, indications of interest from third parties with respect to a possible acquisition of CST;

(viii)	reviewed the Agreement; and

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

CST Brands, Inc.

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of CST that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the CST Forecasts, we have been advised by CST, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CST as to the future financial performance of CST. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CST or any other entity, nor have we made any physical inspection of the properties or assets of CST or any other entity. We also have not evaluated the solvency or fair value of CST, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of CST, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on CST or any other entity or the Merger (including the contemplated benefits thereof) in any respect material to our analyses or opinion.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of CST Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to CST or in which CST might engage or as to the underlying business decision of CST to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of CST, upon the assessments of CST and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to CST or any other entity and the Merger (including the contemplated benefits thereof) as to which we understand that CST obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to CST in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, CST has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

CST Brands, Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of CST, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to CST and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to CST in connection with an acquisition transaction, (ii) having acted or acting as a book-running manager and underwriter for certain equity offerings of certain affiliates of CST, (iii) having acted or acting as a lender under certain term loans, letters of credit, credit facilities and other credit arrangements of CST and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to CST and/or certain of its affiliates, (v) having acted or acting as an agent for CST and certain of its subsidiaries in connection with certain purchases of equity interests of an affiliate of CST, and (vi) having provided or providing certain treasury management products and services to CST and/or certain of its affiliates. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with CST and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a financial advisor to The Pantry, Inc. (“Pantry”), a current affiliate of Parent, in Parent’s acquisition of Pantry, (ii) having acted or acting as a lender under certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Parent and/or certain of its affiliates, (iii) having provided or providing certain managed investments services and products to Parent and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with Parent and/or certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of CST (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on CST, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

CST Brands, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of CST Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
MERRlLL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY CARD

CST BRANDS, INC. ATTN: CORPORATE SECRETARY 19500 BULVERDE ROAD, SUITE 100 SAN ANTONIO, TEXAS 78259

VOTE BY INTERNET - www.voteproxy.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [    ]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-776-9437 (United States) or 1-718-921-8500 (International)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [    ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

STOCKHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.voteproxy.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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PRELIMINARY — PLEASE DO NOT SUBMIT

CST Brands, Inc.

PRELIMINARY — PLEASE DO NOT SUBMIT

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:				For	Against	Abstain

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of August 21, 2016 (as it may be amended from time to time, the “merger agreement”), by and among CST Brands, Inc., a Delaware corporation (“CST”), Circle K Stores Inc., a Texas corporation (“Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Circle K (the “merger”).			☐	☐	☐

2.	A proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to CST’s named executive officers in connection with the merger.			☐	☐	☐

3.	A proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.
				☐	☐	☐

NOTE: If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting & Proxy Statement are available at www.voteproxy.com.

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PRELIMINARY — PLEASE DO NOT SUBMIT

PROXY CARD

CST BRANDS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[            ]

This Proxy is Solicited by the Board of Directors

The undersigned holder of common stock of CST Brands, Inc. hereby appoints [        ] and [        ], and each of them, as proxies with full powers of substitution and resubstitution in each, to vote on behalf of the undersigned at the Special Meeting of Stockholders to be held at [        ], on [        ], at [        ], local time and at all postponements and adjournments thereof, as designated on the reverse side of this proxy, the number of shares that the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the special meeting, including any adjournment or postponement thereof, in accordance with their best judgment.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is given, shares will be voted (i) “FOR” proposals 1, 2 and 3 and (ii) in the discretion of the proxy holders upon such other matters as may come before the special meeting, including any adjournment or postponement thereof, in accordance with their best judgment.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Stockholders and the Proxy Statement of the CST board of directors.

(Continued and to be marked, dated and signed, on the other side)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)